PROSPECTUS

                                5,000,000 SHARES

                                   [ARS LOGO]

                                  COMMON STOCK

                            ------------------------

     American Residential Services, Inc. ("ARS"and, collectively with its subsidiaries, the "Company") may offer and issue the shares of its common stock, $.001 par value per share (the "Common Stock"), covered by this Prospectus in business combination transactions involving its acquisition, directly or indirectly, of businesses or other operating assets. It anticipates these acquisitions will consist principally of businesses that provide (i) maintenance, repair and replacement services for heating, ventilating and air conditioning systems, including indoor air quality services, and plumbing, electrical and other systems primarily in homes and small commercial buildings and (ii) new installation services of those systems in homes and small commercial facilities under construction. ARS expects that (i) the terms of these acquisitions will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be acquired and (ii) the shares of Common Stock issued will be valued at prices reasonably related to market prices prevailing either at the time an acquisition agreement is executed or at or about the time of delivery of the shares. It does not expect to pay any underwriting discounts or commissions, but may pay finder's fees from time to time with respect to specific acquisitions. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). ARS will pay all expenses of this offering.

     As of December 31, 1996, 10,370,865 shares of Common Stock were issued and outstanding, of which 4,830,000 are registered and available for unrestricted trading in the public markets unless owned by affiliates of the Company. The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "ARS." Application has been made to list the shares of Common Stock offered hereby on the NYSE. On December 31, 1996, the last reported sales price of the Common Stock on the NYSE was $27.125 per share.

     Persons receiving shares of the Common Stock offered hereby may be contractually required to hold some portions of those shares for periods of up to two years. In addition, pursuant to the provisions of Rule 145 under the Securities Act, the volume limitations and certain other requirements of Rule 144 under the Securities Act will apply to resales of those shares by affiliates of the businesses the Company acquires for a period of three years (or such shorter period as the Securities and Exchange Commission (the "SEC") may prescribe).

     SEE "RISK FACTORS" ON PAGE 6 OF THIS PROSPECTUS FOR A DISCUSSION OF
CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BEFORE ACQUIRING THE COMMON STOCK OFFERED HEREBY.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                            ------------------------

                The date of this Prospectus is January 6, 1997.

  [graphics -- gatefold, showing map of the United States with certain Company locations, service vehicles, facilities and personnel]

                        ARS IS THE LARGEST PUBLICLY HELD
                        COMPANY IN THE UNITED STATED
                        ENGAGED PRINCIPALLY IN PROVIDING
                        COMPREHENSIVE MAINTENANCE, REPAIR,
                        REPLACEMENT AND NEW EQUIPMENT
                        INSTALLATION SERVICES FOR HEATING,
                        VENTILATION AND AIR CONDITIONING,
                        PLUMBING, ELECTRICAL, INDOOR AIR
                        QUALITY SYSTEMS AND MAJOR HOME
                        APPLIANCES.

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, INFORMATION RESPECTING THE COMPANY'S OPERATIONS GIVES EFFECT TO THE COMPANY'S ACQUISITIONS COMPLETED TO DATE.

                                  THE COMPANY

     The Company is the largest publicly held company in the United States engaged principally in providing comprehensive maintenance, repair, replacement and new equipment installation services for heating, ventilating and air conditioning ("HVAC"), plumbing, electrical and indoor air quality systems and major home appliances (collectively, "residential services"). ARS was founded in October 1995 to create the leading national provider of these services, primarily in homes and small commercial buildings, including those under construction. To achieve this goal, the Company has embarked on an aggressive acquisition program and is implementing a national operating strategy designed to increase internal growth and capitalize on cost efficiencies. On September 27, 1996, ARS acquired seven residential services businesses (together with the common parent of two of those businesses, the "Founding Companies") in separate transactions (the "Initial Acquisitions") simultaneously with the closing of ARS's initial public offering of Common Stock (the "IPO"). See
"The Company -- Founding Companies." During the fourth quarter of 1996, the Company acquired an additional 13 residential services businesses (together with the Founding Companies, the "Acquired Businesses"). See "The
Company -- Recent Acquisitions."

     The Company believes, on the basis of information provided by its operational management and available industry data, the HVAC, plumbing and electrical industries in the United States represent an annual market in excess of $40 billion, of which maintenance, repair and replacement services account for in excess of $25 billion. It believes this market is served by over 50,000 companies, consisting predominantly of small, owner-operated businesses operating in single local geographic areas and providing a limited range of services. It also believes the majority of owners in its industry have limited access to adequate capital for modernization, training and expansion and limited opportunities for liquidity in their businesses.

     The Company believes significant opportunities are available to a well-capitalized, national company employing professionally trained, customer-oriented service technicians and providing a full complement of high-quality residential services in an industry that has been characterized by inconsistent quality, reliability and pricing. It also believes the highly fragmented nature of the residential services industry will provide it with significant opportunities to consolidate the capabilities and resources of a large number of existing residential services businesses.

BUSINESS STRATEGY

     The Company plans to achieve its goal of becoming the leading national provider of professional, high-quality residential services by emphasizing growth through acquisitions and by continuing to implement a national operating strategy that enhances internal revenue growth and profitability and achieves cost efficiencies.

     GROWTH THROUGH ACQUISITION. The Company has implemented an aggressive acquisition program targeting large metropolitan and high-growth suburban areas with attractive residential demographics. The Company's acquisition strategy involves entering new geographic markets and expanding within existing markets.

      o ENTERING NEW GEOGRAPHIC MARKETS. In each new market, the Company initially targets for acquisition one or more leading local or regional companies providing residential services and having the critical mass necessary to be a core business with which other residential service operations can be consolidated. An important criterion for these acquisition candidates is superior operational management personnel, whom the Company generally seeks to retain.

      o EXPANDING WITHIN EXISTING MARKETS. Once the Company has entered a market, it will seek to acquire other well-established service companies operating within that region, in order to expand its market penetration and the range of services it offers in that market. The Company also will pursue "tuck-in" acquisitions of smaller residential services companies whose operations can be incorporated into the Company's existing operations without a significant increase in infrastructure.

     IMPLEMENTATION OF A NATIONAL OPERATING STRATEGY. The Company has implemented a national operating strategy employing "best practices" designed to increase internal growth and profitability through enhanced operations and the achievement of cost efficiencies.

      o INTERNAL GROWTH. The Company reviews its operations at the local and regional operating levels in order to identify certain "best practices" that will be implemented throughout its operations. For example, the Company intends to provide 24-hour emergency service at each of its locations and to monitor service call quality by attempting to contact each of its service customers promptly following a service call. In addition, the Company is developing a national training program to improve and keep current the technical, selling and customer relations skills of its service technicians. The Company also intends to use specialized computer technology at each of its locations to improve communications, vehicle dispatch and service quality and responsiveness. Management believes these practices will enable the Company to provide superior customer service and maximize sales opportunities. This service-oriented strategy also will allow the Company to reinforce its brand images at the local level while fostering its efforts to develop a national brand name.

      o COST EFFICIENCIES. The Company believes it should be able to reduce the total operating expenses of acquired businesses by eliminating duplicative administrative functions in tuck-in acquisitions and consolidating certain functions performed separately by each business prior to its acquisition. In addition, the Company believes that, as a large, national residential services company, it should experience reduced costs (as a percentage of revenues) compared to those of individual acquired businesses in such areas as: the purchase of HVAC and other equipment for resale, service vehicles, parts and tools; vehicle and equipment maintenance; financing arrangements; employee benefits; and insurance and bonding.

                            ------------------------

                                  RISK FACTORS

     The Common Stock offered hereby involves a high degree of risk. See "Risk Factors."

                            ------------------------

                    SUMMARY UNAUDITED FINANCIAL INFORMATION
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
     For financial reporting purposes, Atlas Services, Inc., one of the Founding Companies, is presented as the acquiror in all the acquisitions by ARS and the effective date of the Initial Acquisitions is September 30, 1996. Consequently, the Company's historical financial statements for periods ended on or before September 30, 1996 are the consolidated historical financial statements of Atlas, and the Company's consolidated historical balance sheet as of September 30, 1996 is the consolidated historical balance sheet of Atlas, as adjusted to give effect to the consummation of the Initial Acquisitions in accordance with the purchase method of accounting and the closing of the IPO and the application of its proceeds by the Company. As used in this discussion, the "Company" means (i) Atlas prior to September 30, 1996 and (ii) ARS and its consolidated subsidiaries on that date and thereafter. See "Selected Financial Information" and the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                          NINE MONTHS
                                         YEAR ENDED          ENDED
                                        DECEMBER 31,     SEPTEMBER 30,
                                            1995             1996
                                        ------------     -------------
STATEMENTS OF OPERATIONS DATA
  (PRO FORMA COMBINED(1)):
     Revenues........................     $184,774         $ 160,570
     Gross profit....................       51,734            45,559
     Selling, general and
      administrative expenses(2).....       38,080            33,286
     Goodwill amortization(3)........        2,945             2,208
     Operating income................       10,709            10,065
     Interest income and other
      expense, net...................          798               704
     Interest expense(4).............       (3,279)           (2,460)
     Income from continuing
      operations.....................     $  4,058         $   4,328
                                        ============     =============
     Income per share from continuing
      operations.....................     $    .39         $     .42
                                        ============     =============
     Shares used in computing pro
      forma income per share from
      continuing operations(4).......       10,371            10,371
                                        ============     =============

                                          SEPTEMBER 30, 1996
                                       -------------------------
                                                     PRO FORMA
                                       HISTORICAL   COMBINED(1)
                                       ---------    ------------
BALANCE SHEET DATA:
     Working capital.................  $   4,373      $ 13,299
     Total assets....................     98,729       178,154
     Total debt, including current
      portion........................      7,904        44,018
     Stockholders' equity............     71,094       106,605

------------
(1) The pro forma combined statements of operations data assume the acquisition of each of the Acquired Businesses and the IPO were closed on January 1, 1995, while the pro forma combined balance sheet data assume the following events that occurred in the fourth quarter of 1996 occurred on September 30, 1996: (i) the issuance and sale of Common Stock pursuant to the exercise of the underwriters' overallotment option in connection with the IPO and the exercise of a warrant; (ii) the payment of additional working capital adjustments in connection with the Initial Acquisitions; and (iii) the acquisition of 13 Acquired Businesses in the fourth quarter of 1996 and the financing and payment of the related purchase prices. The pro forma combined financial statement data presented (i) are not necessarily indicative of the results the Company would have obtained had these events actually occurred when assumed or of the Company's future results, (ii) are based on preliminary estimates of fair value, available information and certain assumptions management deems appropriate and (iii) should be read in conjunction with the other historical and pro forma financial statements and notes thereto included elsewhere herein.
(2) Gives effect to reductions in salary and benefits to certain owners of the Acquired Businesses (to which they agreed prospectively), the distribution of certain assets to and the costs of certain leases assumed by the owners of certain of the Acquired Businesses and the effects of certain non-recurring expenses.
(3) Reflects amortization of the goodwill recorded as a result of the acquisitions of the Acquired Businesses over a 40-year period.
(4) Computed as described in Note 4 to the Unaudited Pro Forma Combined Financial Statements.

                                  RISK FACTORS

     PROSPECTIVE INVESTORS IN THE COMMON STOCK SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF ANY NUMBER OF FACTORS, INCLUDING THE RISK FACTORS SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS.

LIMITED COMBINED OPERATING HISTORY

     ARS, incorporated in Delaware in October 1995, conducted no operations prior to the closing of the IPO on September 27, 1996 other than in connection with the IPO and the Initial Acquisitions. The Acquired Businesses operated as separate, independent businesses prior to their acquisition by the Company, and the Company used the purchase method of accounting to record the acquisitions. Consequently, the historical financial information herein may not be indicative of the Company's future operating results and financial condition. The success of the Company will depend, in part, on the extent to which the Company is able to centralize its accounting and other administrative functions, eliminate the unnecessary duplication of other functions and otherwise integrate the Acquired Businesses and such additional businesses as it may acquire in the future into a cohesive, efficient enterprise. No assurance can be given the Company's management group will be able to manage effectively the combined entity or completely implement the Company's acquisition or national operating strategy.

DEPENDENCE ON ACQUISITIONS FOR GROWTH

     The Company intends to grow primarily by acquiring residential services businesses that maintain, repair, replace and install HVAC, plumbing, electrical and other systems and equipment in homes and small commercial buildings in its existing and in new markets. Its acquisition strategy presents risks that, singly or in any combination, could materially adversely affect the Company's business and financial performance. These risks include the possibility of the adverse effect on existing operations of the Company from the diversion of management attention and resources to acquisitions, the possible loss of acquired customer bases and key personnel, including service technicians, and the contingent and latent risks associated with the past operations of and other unanticipated problems arising in the acquired businesses. The success of the Company's acquisition strategy will depend on the extent to which it is able to acquire, successfully absorb and profitably manage additional businesses, and no assurance can be given the Company's strategy will succeed. In this connection, competition for acquisition candidates could cause the cost of acquiring businesses to increase materially. See "Business -- Business Strategy."

NEED FOR ADDITIONAL FINANCING

     The Company currently intends to use shares of its Common Stock, including the shares covered by this Prospectus, in making future acquisitions. The extent to which the Company will be able or willing to use the Common Stock for this purpose will depend on its market value from time to time and the willingness of potential sellers to accept it as full or partial payment. To the extent the Company is unable to use its Common Stock to make future acquisitions, its ability to grow may be limited by the extent to which it is able to raise capital for this purpose, as well as to expand existing operations, through debt or additional equity financings. The Company has a $55 million bank credit facility (the "Credit Facility"), underwritten by NationsBank of Texas, N.A. ("NationsBank"), which may be used for acquisitions, working capital and other corporate purposes. At January 3, 1997, outstanding borrowings under the Credit Facility totaled $50.8 million. No assurance can be given the Company will be able to obtain the capital it will need to finance a successful acquisition program and its other cash needs in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- The Company."

DEPENDENCE ON HOUSING STARTS

     The extent to which the Company is able to maintain or increase revenues from new installation services for homebuilders will depend on the levels of housing starts from time to time in the markets in which it operates and likely will reflect the cyclical nature of the homebuilding industry. That industry is affected significantly by changes in general and local economic conditions, such as employment and income levels, the availability and cost of financing for home buyers, consumer confidence and housing demand. Unless the Company is able through implementation of its growth strategy to continue to reduce the relative importance of new installation services to its overall operating results, downturns in the levels of housing starts could have a material adverse effect on its results of operations.

FACTORS AFFECTING INTERNAL GROWTH

     The factors affecting the Company's ability to generate internal growth will include the extent to which it is able to expand the range of services offered to customers, increase existing customer bases through the development and implementation of cost-effective advertising and other marketing programs and reduce operating and overhead costs of acquired businesses. Factors affecting the ability of the Company to expand services will include the extent to which it is able to attract and retain qualified operational management and service and installation technicians in new areas of operation and leverage its relationships with existing customers to provide them services they currently obtain from others.

COMPETITION

     The markets for the residential services the Company provides are highly competitive and are served principally by small, owner-operated private companies. Certain of these smaller competitors may have lower overhead cost structures and, consequently, may be able to provide their services at lower rates than the Company. The Company believes the residential services industry is subject to rapid consolidation on both a national and a regional scale. The Company believes three other public companies currently are focused on providing residential services in some of the service lines provided by the Company. Other companies, including unregulated affiliates of electric and gas public utilities, which have objectives the same as or similar to the Company's objectives, may enter the industry. These entrants may have greater financial resources than the Company to finance acquisition and internal growth opportunities and might be willing to pay higher prices than the Company for the same opportunities. Consequently, the Company may encounter significant competition in its efforts to achieve its growth objectives. See "Business -- Competition."

SEASONALITY

     The Company's installation, maintenance, repair and replacement operations are subject to different seasonal variations in the different lines of service. Except in certain areas of the southern United States, the demand for new installations can be substantially lower during the winter months. Demand for HVAC services is generally higher in the second and third quarters. Accordingly, the Company expects its revenues and operating results generally will be lower in its first and fourth quarters. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Seasonality."

DEPENDENCE ON KEY PERSONNEL

     The Company's operations depend on the continuing efforts of its executive officers and the senior management of its principal operating subsidiaries, and the Company likely will depend on the senior management of any significant businesses it acquires in the future. The business or prospects of the Company could be affected adversely if any of these persons does not continue in his or her management role after joining the Company and the Company is unable to attract and retain qualified replacements. The success of the Company's growth strategy, as well as the Company's current operations, will depend on the extent to which the Company is able to retain, recruit and train qualified service and installation technicians who meet the Company's standards of conduct and service to its customers. See "Business -- Hiring, Training and Safety."

POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK

     As of December 31, 1996, 10,370,865 shares of Common Stock were outstanding. The 4,830,000 shares sold in the IPO (other than shares held by affiliates of the Company) are freely tradable. The remaining shares outstanding may be resold publicly only following their effective registration under the Securities Act or pursuant to an available exemption (such as provided by Rule 144 following a holding period for unregistered shares) from the registration requirements of that act. The holders of 2,805,053 of those unregistered shares have certain rights to have their shares registered in the future under the Securities Act (see "Shares Eligible for Future Sale"), but may not exercise such registration rights, and have agreed with ARS that, except for limited private transfers, they will not sell, transfer or otherwise dispose of any of their shares during the two-year period ending September 27, 1998 (or during such shorter period as the SEC may prescribe as the holding period for restricted securities under Rule 144). Sales made pursuant to Rule 144 must comply with its applicable volume limitations and other requirements. The holders of substantially all the remaining unregistered shares also have certain rights to have their shares registered in the future under the Securities Act, and those holders have agreed with ARS that, except for limited private transfers, they will not sell, transfer or otherwise dispose of any of their shares until they have held them for at least two years.

     As of December 31, 1996, options to purchase up to 1,504,500 unissued shares, and a warrant to purchase up to 100,000 unissued shares, of Common Stock from ARS were outstanding, of which only the warrant is currently exercisable. The exercise prices of these securities range from $8.00 to $23.50 per share. See "Management -- Option Grants."

     Pursuant to Rule 145 under the Securities Act, the volume limitations and certain other requirements of Rule 144 will apply to resales of the Common Stock covered hereby by affiliates of the businesses the Company acquires for a period of three years (or such shorter period as the SEC may prescribe). In addition, the Company currently expects persons acquiring shares of Common Stock in this offering to agree to hold a portion of those shares for periods of up to two years after the date of acquisition.

     The effect, if any, the availability for sale, or sale, of the shares of Common Stock eligible for future sale will have on the market price of the Common Stock prevailing from time to time is unpredictable, and no assurance can be given the effect will not be adverse.

POSSIBLE VOLATILITY OF STOCK PRICE

     The market price of the Common Stock may be subject to significant fluctuations from time to time in response to numerous factors, including variations in the reported financial results of the Company and changing conditions in the economy in general or in the Company's industry in particular. In addition, the stock markets experience significant price and volume volatility from time to time, which may affect the market price of the Common Stock for reasons unrelated to the Company's performance at that time.

POTENTIAL ADVERSE EFFECTS OF AUTHORIZED PREFERRED STOCK

     The Restated Certificate of Incorporation of ARS authorizes its Board of Directors to issue, without stockholder approval, one or more series of preferred stock having such preferences, powers and relative, participating, optional and other rights (including preferences over the Common Stock respecting dividends and distributions and voting rights) as the Board of Directors may determine. See "Description of Capital Stock -- Preferred Stock."

POTENTIAL ANTI-TAKEOVER EFFECTS

     ARS has a stockholder rights plan in effect. This plan and provisions of the Restated Certificate of Incorporation and Bylaws of ARS and the Delaware General Corporation Law (the "DGCL") (under which ARS is organized) may have the effect of delaying, discouraging, inhibiting, preventing or rendering more difficult an attempt to obtain control of the Company by means of a tender offer, business combination, proxy contest or otherwise. These provisions include the charter authorization of "blank check" preferred stock and classification of the Board of Directors, a Bylaw restriction on the ability of stockholders to take actions by written consent and a DGCL provision imposing restrictions on business combinations with certain interested parties. See "Description of Capital Stock."

                                  THE COMPANY

     ARS. The Company is the largest publicly held company in the United States engaged principally in providing comprehensive maintenance, repair, replacement and new equipment installation services for HVAC, plumbing, electrical and indoor air quality systems and major home appliances. ARS was founded in October 1995 to create the leading national provider of residential services through the implementation of both an aggressive acquisition program and a national operating strategy. Concurrently with the closing of the IPO, ARS acquired the seven Founding Companies in the transactions described in "Certain
Transactions -- Organization of the Company." ARS is a Delaware corporation.
Its executive offices are located at Post Oak Tower, Suite 725, 5051 Westheimer, Houston, Texas 77056-5604, and its telephone number at that address is (713) 599-0100.

     THE FOUNDING COMPANIES. The Founding Companies are General Heating & Air Conditioning Company, Inc. ("General Heating"), Atlas Services, Inc.
("Atlas"), Service Enterprises, Inc., which does business as "Crown Services"("Crown"), Florida Heating & Air Conditioning, Inc. (together with its affiliated companies, "Florida HAC"), Meridian & Hoosier Heating and Air Conditioning Company ("Meridian & Hoosier"), ADCOT, Inc., which does business as "A-ABC Appliance"("A-ABC"), and Climatic Corporation of Vero Beach ("Climatic"). The Founding Companies have been in business an average of 31 years and provide various residential services in and around Houston (Crown and A-ABC), the Washington-Baltimore metropolitan area and Richmond, Virginia (General Heating), throughout South Carolina (Atlas), southeast Florida (Florida HAC and Climatic) and central Indiana (primarily Indianapolis) (Meridian & Hoosier).

     General Heating is a leading installer of HVAC systems and equipment for residential and light commercial construction markets in its region. It also provides comprehensive HVAC maintenance, repair and replacement services to those markets. Atlas is a leading provider of electric, HVAC and plumbing installation services to residential and light commercial construction markets throughout South Carolina. It also provides comprehensive plumbing, HVAC and electrical maintenance, repair and replacement services. Crown is the largest single provider of residential plumbing, HVAC and electrical maintenance, repair and replacement services to the residential and light commercial markets in the Houston metropolitan area, while A-ABC is among the leading providers of home appliance, HVAC and plumbing maintenance, repair and replacement services to the residential and light commercial markets in the greater Houston and surrounding areas. Neither Crown nor A-ABC provides new installation services. Florida HAC is a leading installer of HVAC systems and equipment for the residential construction market, and a leading provider of HVAC maintenance, repair and replacement services to the residential and light commercial markets, in southeast Florida, including Broward, Dade and Palm Beach Counties, while Climatic is a provider of HVAC maintenance, repair and replacement services (including internal air quality ("IAQ") services) to the residential and light commercial markets in the four-county area in Florida known as the Treasure Coast region (Indian River, St. Lucie, Martin and Palm Beach Counties). Climatic also installs HVAC systems and equipment for the residential and light commercial construction markets. Meridian & Hoosier is a leading provider of HVAC maintenance, repair and replacement services to the residential and light commercial markets, and also installs HVAC systems and equipment for the residential construction market, in central Indiana, including Indianapolis. Meridian & Hoosier is the only Founding Company that currently maintains, repairs and replaces commercial heating and air conditioning units in large commercial facilities.

     RECENT ACQUISITIONS. During the fourth quarter of 1996, the Company acquired an additional 13 residential service businesses for a total consideration of $41.6 million in cash and short-term notes (which were subsequently repaid with proceeds from borrowings under the Credit Facility) and 1,282,910 shares of Common Stock. The companies acquired include Metro Heating and Air Conditioning, Inc. ("Metro") and Sasso Air Conditioning, Inc.
("Sasso"). Metro is the leading provider of HVAC installation, maintenance, repair and replacement services in the Raleigh/Durham, North Carolina area, while Sasso provides these services in the West Palm Beach, Florida area and represents a major addition to the Company's Florida operations. The acquisition of a plumbing maintenance and repair business in Ft. Lauderdale and an HVAC maintenance, repair and installation business in Miami also have added to these operations. The Company has expanded its Indiana operations to include a provider of HVAC and plumbing installation, maintenance, repair and replacement services, an additional provider of HVAC installation, maintenance, repair and replacement and services and a plumbing company in Indianapolis and a provider of residential and light commercial HVAC, electrical and plumbing maintenance, repair, replacement and installation services in Fort Wayne. It has expanded its Houston operations with two additional providers of HVAC maintenance, repair and replacement services and entered the Chicago area through its acquisition of a provider of residential and light commercial HVAC maintenance, repair and replacement services. Atlas has expanded its HVAC services with a tuck-in acquisition, and the Company has expanded its Washington-Baltimore metropolitan area HVAC installation, maintenance, repair and replacement services through the addition of a Virginia-based business.

                          PRICE RANGE OF COMMON STOCK

     The following table sets forth the range of high and low sale prices for the Common Stock on the NYSE (as reported on the Composite Transactions Reporting System) for the periods indicated:

                                         HIGH        LOW
                                       ---------  ---------
Year ending December 31, 1996:
     3rd quarter (September 25 to
      September 30)..................  $  19.625  $  16.500
     4th quarter.....................     27.125     16.625

     As of December 31, 1996 there were approximately 107 holders of record of Common Stock, as shown on the records of the transfer agent and registrar for the Common Stock. The number of record holders does not bear any relationship to the number of beneficial owners of the Common Stock.

                                DIVIDEND POLICY

     ARS has not paid or declared any dividends since the completion of the IPO and currently intends to retain earnings to finance the expansion of its business. Any future dividends will be at the discretion of the Board of Directors after taking into account various factors, including, among others, the Company's financial condition, results of operations, cash flows from operations, current and anticipated cash needs and expansion plans, the income tax laws then in effect, the requirements of Delaware law, the restrictions imposed by the Credit Facility and any restrictions that may be imposed by the Company's future credit facilities or debt instruments. The Credit Facility prohibits the payment of dividends (except for dividends payable in Common Stock and certain preferred stock). See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital
Resources -- The Company."

                                 CAPITALIZATION

     The following table sets forth the current maturities of long-term obligations and capitalization as of September 30, 1996 of (i) the Company on an historical basis and (ii) the Company on a pro forma basis as adjusted to give effect to (a) the issuance and sale of Common Stock pursuant to the exercise of the underwriters' overallotment option in connection with the IPO, (b) the acquisition of 13 Acquired Businesses in the fourth quarter of 1996 and the financing and payment of the related purchase prices, (c) the issuance of Common Stock as part of consideration in those acquisitions and on the exercise of a warrant and (d) the incurrence of debt in the fourth quarter of 1996. This table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements of the Company and the related notes thereto included elsewhere in this Prospectus.

                                           SEPTEMBER 30, 1996
                                        ------------------------
                                                       PRO FORMA
                                        HISTORICAL     COMBINED
                                        ----------     ---------
                                             (IN THOUSANDS)
Current maturities of long-term
  obligations........................    $     295     $     295
                                        ==========     =========
Long-term obligations, less current
  maturities.........................        7,609        43,723
Stockholders' equity:
     Preferred Stock: $0.001 par
      value, 10,000,000 shares
      authorized; none issued or
      outstanding....................
     Common Stock: $0.001 par value,
      50,000,000 shares authorized;
      8,449,622 shares issued and
      outstanding; and 10,370,865
      shares issued and outstanding,
      pro forma(1)...................            8            10
     Additional paid-in capital......       81,579       118,622
     Retained deficit................      (10,493)      (12,027)
                                        ----------     ---------
          Total stockholders'
             equity..................       71,094       106,605
                                        ----------     ---------
               Total
                  capitalization.....    $  78,703     $ 150,328
                                        ==========     =========
------------
(1) Excludes (i) an aggregate of 1,504,500 shares of Common Stock subject to options outstanding under the Company's 1996 Incentive Plan and (ii) a warrant to purchase up to 100,000 shares of Common Stock at a purchase price of $15.00 per share, issued by ARS in connection with the Company's start-up funding. See "Management -- Option Grants" and "Certain
    Transactions -- Organization of the Company."

                           SELECTED FINANCIAL INFORMATION
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

     For financial reporting purposes, Atlas is presented as the acquiror in all the acquisitions by ARS, with
September 30, 1996 as the effective date of the Initial Acquisitions. Consequently, the Company's historical financial statements for periods ended on or before September 30, 1996 are the consolidated historical financial statements of Atlas, and the Company's consolidated historical balance sheet as of September 30, 1996 is the consolidated historical balance sheet of Atlas, as adjusted to give effect to the consummation of the Initial Acquisitions in accordance with the purchase method of accounting and the closing of the IPO and the application of its proceeds by the Company. As used in this discussion, the "Company" means (i) Atlas prior to September 30, 1996 and (ii) ARS and its consolidated subsidiaries on that date and thereafter. The following selected historical financial information of Atlas as of June 30, 1994 and 1995 and December 31, 1995, for each year in the three-year period ended June 30, 1995 and for the year ended December 31, 1995 has been derived from the audited financial statements of Atlas included elsewhere herein. The remaining following selected historical financial information of Atlas has been derived from unaudited financial statements of Atlas, which have been prepared on the same basis as the audited financial statements and, in the opinion of Atlas, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of that information.

                                                                                                                     NINE
                                                                                                                    MONTHS
                                                                                                                    ENDED
                                                             YEAR ENDED JUNE 30                      YEAR ENDED   SEPTEMBER 30
                                            -----------------------------------------------------   DECEMBER 31,   ---------
                                              1991       1992       1993       1994       1995          1995         1995
                                            ---------  ---------  ---------  ---------  ---------   ------------   ---------
STATEMENT OF OPERATIONS DATA:
HISTORICAL:
    Revenues..............................  $   6,037  $   7,865  $  10,210  $  15,625  $  21,229     $ 22,048     $  15,963
    Gross profit..........................        999      1,448      2,027      2,948      3,514        4,237         3,016
    Selling, general and administrative
      expenses............................      1,003      1,252      1,761      2,421      2,985        3,022         2,172
    Income (loss) from operations.........         (4)       196        266        527        529        1,215           844
    Interest income and other expense,
      net.................................         18         (3)       (16)        39        179           37            41
    Interest expense......................       (152)      (154)      (190)      (129)      (143)        (134)         (107)
    Net income (loss).....................  $    (134) $      35  $      35  $     267  $     342     $    684     $     470
                                            =========  =========  =========  =========  =========   ============   =========
PRO FORMA COMBINED(1):
    Revenues.....................................................................................     $184,774
    Gross profit.................................................................................       51,734
    Selling, general and administrative expenses(2)..............................................       38,080
    Goodwill amortization(3).....................................................................        2,945
    Operating income.............................................................................       10,709
    Interest income and other expense, net.......................................................          798
    Interest expense(4)..........................................................................       (3,279)
    Income from continuing operations............................................................     $  4,058
                                                                                                    ============
    Income per share from continuing operations..................................................     $    .39
                                                                                                    ============
    Shares used in computing pro forma income per share from continuing operations(4)............       10,371
                                                                                                    ============

                                                                       NINE
                                                                      MONTHS
                                                                       ENDED
                                                                    SEPTEMBER 30
                                                                       1996
                                                                    ------------
STATEMENT OF OPERATIONS DATA:
HISTORICAL:
    Revenues ...................................................      $  23,326
    Gross profit ...............................................          4,749
    Selling, general and administrative
      expenses .................................................          6,855
    Income (loss) from operations ..............................         (2,106)
    Interest income and other expense,
      net ......................................................            167
    Interest expense ...........................................         (4,431)
    Net income (loss) ..........................................      $  (6,483)
                                                                      =========
PRO FORMA COMBINED(1):
    Revenues ...................................................      $ 160,570
    Gross profit ...............................................         45,559
    Selling, general and administrative expenses ...............         33,286
    Goodwill amortization(3) ...................................          2,208
    Operating income ...........................................         10,065
    Interest income and other expense, net .....................            704
    Interest expense(4) ........................................         (2,460)
    Income from continuing operations ..........................      $   4,328
                                                                      =========
    Income per share from continuing operations ................      $     .42
                                                                      =========
    Shares used in computing pro forma income per share
      from continuing operations(4) ............................         10,371
                                                                      =========

                                                                                                               SEPTEMBER
                                                             JUNE 30,                                           30, 1996
                                       -----------------------------------------------------   DECEMBER 31,    ----------
                                         1991       1992       1993       1994       1995          1995        HISTORICAL
                                       ---------  ---------  ---------  ---------  ---------   ------------    ----------
BALANCE SHEET DATA:
    Working capital (deficit)........  $    (397) $    (376) $    (575) $    (604) $    (564)     $ (288)       $  4,373
    Total assets.....................      3,868      3,992      4,328      6,335      7,141       7,092          98,729
    Total debt, including current
      portion........................      2,688      2,423      2,486      2,846      2,530       2,371           7,904
    Stockholders' equity.............        463        500        405        681      1,058       1,503          71,094

                                       SEPTEMBER
                                        30, 1996
                                       ----------
                                        PRO FORMA
                                       COMBINED(1)
                                       -----------
BALANCE SHEET DATA:
    Working capital (deficit)........   $  13,299
    Total assets.....................     178,154
    Total debt, including current
      portion........................      44,018
    Stockholders' equity.............     106,605

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------
(1) The pro forma combined statements of operations data assume the acquisition of each of the Acquired Businesses and the IPO were closed on January 1, 1995, while the pro forma combined balance sheet data assume the following events that occurred in the fourth quarter of 1996 occurred on September 30, 1996: (i) the issuance and sale of Common Stock pursuant to the exercise of the underwriters' overallotment option in connection with the IPO and the exercise of a warrant; (ii) the payment of additional working capital adjustments in connection with the Initial Acquisitions; and (iii) the acquisition of 13 Acquired Businesses in the fourth quarter of 1996 and the financing and payment of the related purchase prices. The pro forma combined financial statement data presented (i) are not necessarily indicative of the results the Company would have obtained had these events actually occurred when assumed or of the Company's future results, (ii) are based on preliminary estimates of fair value, available information and certain assumptions management deems appropriate and (iii) should be read in conjunction with the other historical and pro forma financial statements and notes thereto included elsewhere herein.

(2) Gives effect to reductions in salary and benefits to certain owners of the Acquired Businesses (to which they agreed prospectively), the distribution of certain assets to and the costs of certain leases assumed by the owners of certain of the Acquired Businesses and the effects of certain nonrecurring expenses.

(3) Reflects amortization of the goodwill recorded as a result of the acquisitions of the Acquired Businesses over a 40-year period.

(4) Computed as described in Note 4 to the Unaudited Pro Forma Combined Financial Statements.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the financial statements and related notes thereto and "Selected Financial Information" appearing elsewhere in this Prospectus.

INTRODUCTION

     The Company's revenues are primarily derived from (i) owners and occupants of homes and small commercial buildings and (ii) builders and developers of new homes, residential developments and small commercial buildings. Cost of services consists primarily of salaries and benefits of service and installation technicians, parts and materials, subcontracted services, depreciation, maintenance, fuel and equipment rentals. Selling, general and administrative expenses consist primarily of compensation and related benefits for owners, administrative salaries and benefits, advertising, office rent and utilities, communications and professional fees.

     Prior to their acquisition by ARS, the Acquired Businesses were managed as independent private businesses, and their results of operations reflect different tax structures (S corporations and C corporations), which have influenced, among other things, their historical levels of owners' compensation. Certain owners agreed to reductions in their compensation and benefits in connection with the acquisition of their businesses by ARS.

     ARS, which conducted no operations prior to September 27, 1996 other than in connection with the IPO and the Initial Acquisitions, is in the process of integrating the Acquired Businesses and their operations and administrative functions. This integration process may present opportunities to reduce costs through the elimination of duplicative functions and through economies of scale, particularly in obtaining additional contracts through shared customer lists and greater volume discounts from material suppliers, but will necessitate additional costs and expenditures for corporate management and administration, corporate expenses related to being a public company, systems integration and facilities expansion. These various costs and possible cost-savings may make comparison of historical operating results not comparable to, or indicative of, future performance. Accordingly, neither the anticipated savings nor the anticipated costs have been included in the unaudited pro forma financial information presented herein.

     For financial reporting purposes, Atlas is presented as the acquiror in all the acquisitions by ARS and September 30, 1996 is the effective date of the Initial Acquisitions. Consequently, the Company's historical financial statements for periods ended on or before September 30, 1996 are the consolidated historical financial statements of Atlas and the Company's consolidated historical balance sheet as of September 30, 1996 is the consolidated historical balance sheet of Atlas, as adjusted to give effect to the consummation of the Initial Acquisitions in accordance with the purchase method of accounting and the closing of the IPO and the application of its proceeds by the Company. As used in this discussion, the "Company" means (i) Atlas prior to September 30, 1996 and (ii) ARS and its consolidated subsidiaries on that date and thereafter.

RESULTS OF OPERATIONS -- THE COMPANY

     The following table sets forth certain selected financial data of the Company and that data as a percentage of the Company's revenues for the periods indicated (dollars in thousands):

                                                                                                             NINE MONTHS
                                                                                                                ENDED
                                                                                                              SEPTEMBER
                                                   YEAR ENDED JUNE 30                   YEAR ENDED                30
                                       ------------------------------------------      DECEMBER 31,      --------------------
                                               1993                  1994                  1995                  1995
                                       --------------------  --------------------  --------------------  --------------------
                                                                                                             (UNAUDITED)
Revenues.............................  $  10,210      100.0% $  15,625      100.0% $  22,048      100.0% $  15,963      100.0%
Cost of services.....................      8,183       80.1     12,677       81.1     17,811       80.8     12,947       81.1
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,027       19.9      2,948       18.9      4,237       19.2      3,016       18.9
Selling, general and administrative
  expenses...........................      1,761       17.2      2,421       15.5      3,022       13.7      2,172       13.6
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from operations........        266        2.7        527        3.4      1,215        5.5        844        5.3
Interest income and other expense,
  net................................        (16)      (0.2)        39        0.2         37        0.2         42        0.3
Interest expense.....................       (190)      (1.9)      (129)      (0.8)      (134)      (0.6)      (107)      (0.7)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Pretax income (loss).................         60        0.6        437        2.8      1,118        5.1        779        4.9
Income taxes.........................         25        0.2        170        1.1        434        2.0        309        1.9
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)....................  $      35        0.4  $     267        1.7  $     684        3.1  $     470        3.0
                                       =========  =========  =========  =========  =========  =========  =========  =========

                                           NINE MONTHS
                                              ENDED
                                            SEPTEMBER
                                                30
                                       --------------------
                                               1996
                                       --------------------

Revenues.............................  $  23,326      100.0%
Cost of services.....................     18,577       79.6
                                       ---------  ---------
Gross profit.........................      4,749       20.4
Selling, general and administrative
  expenses...........................      6,855       29.4
                                       ---------  ---------
Income (loss) from operations........     (2,106)     (9.0)
Interest income and other expense,
  net................................        167        0.7
Interest expense.....................     (4,431)     (19.0)
                                       ---------  ---------
Pretax income (loss).................     (6,370)    (27.3)
Income taxes.........................        114        0.5
                                       ---------  ---------
Net income (loss)....................  $  (6,484)    (27.8)
                                       =========  =========

UNAUDITED INTERIM RESULTS

     REVENUES -- Revenues increased $7.3 million, or 45.6%, from $16.0 million for the nine months ended September 30, 1995 to $23.3 million for the nine months ended September 30, 1996. The increase was attributable to several large new installation projects and the addition of approximately $1.9 million of revenues resulting from the acquisition of three businesses in early 1996.

     COST OF SERVICES -- Cost of services increased $5.7 million, or 44.2%, from $12.9 million for the nine months ended September 30, 1995 to $18.6 million for the nine months ended September 30, 1996. The increase in cost of services was consistent with the percentage increase in revenue. As a percentage of revenues, cost of services declined 1.5% from 81.1% to 79.6% in 1996.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $4.7 million, or 213.6%, from $2.2 million for the nine months ended September 30, 1995 to $6.9 million for the nine months ended September 30, 1996. This increase was primarily attributable to an adjustment for non-recurring, non-cash compensation charges of $3.1 million related to common stock issued to the shareholders of Enterprises Holding Company ("EHC") in connection with the acquisition of EHC by the Company (including a $0.3 million estimated working capital adjustment) and $0.6 million for the issuance of 39,987 shares of Common Stock to employees, three officers and consultants of ARS and its affiliates. The remaining increase was attributable to added administrative staff at several operating locations, the added administrative staff resulting from the 1996 acquisitions by the Company and approximately $0.4 million of additional owner's compensation in 1996.

     INTEREST INCOME AND OTHER EXPENSE, NET -- Interest income and other expense, net, increased by $0.1 million between the nine months ended September 30, 1995 and 1996.

     INTEREST EXPENSE -- Interest expense increased from $0.1 million for the nine months ended September 30, 1995 to $4.4 million for the nine months ended September 30, 1996. This increase was attributable to (i) non-recurring, non-cash financing charges of $4.2 million paid to the holder of EHC preferred stock in connection with the acquisition of EHC and (ii) an increase in outstanding debt resulting from fixed asset purchases and the acquisitions of three businesses in 1996.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED JUNE 30, 1994

     REVENUES -- Revenues increased $6.4 million, or 41.0%, from $15.6 million in 1994 to $22.0 million in 1995. Part of this increase was attributable to the new operating facility in Hilton Head, South Carolina

(opened in April 1994). The addition of several large new home builder customers accounted for the majority of the remaining increase.

     COST OF SERVICES -- Cost of services increased $5.1 million, or 40.2%, from $12.7 million in 1994 to $17.8 million in 1995. The increase in cost of services was consistent with the increase in revenue, and as a percentage of revenues, cost of services declined 0.3% from 81.1% to 80.8%.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.6 million, or 25.0%, from $2.4 million in 1994 to $3.0 million in 1995. As a percentage of revenues, selling, general and administrative expenses decreased 1.8% from 15.5% in 1994 to 13.7% in 1995. The dollar increase in selling, general and administrative expense in 1995 was primarily attributable to the addition of an administrative infrastructure in Hilton Head and the expansion of office space at an additional location.

     INTEREST INCOME AND OTHER EXPENSE, NET -- Interest income and other expense, net was virtually unchanged at $0.04 million in both 1994 and 1995.

     INTEREST EXPENSE -- Interest expense was virtually unchanged at $0.1 million in both 1994 and 1995.

YEAR ENDED JUNE 30, 1994 COMPARED TO YEAR ENDED JUNE 30, 1993.

     REVENUES -- Revenues increased $5.4 million, or 52.9%, from $10.2 million in 1993 to $15.6 million in 1994. Part of this increase ($1.8 million) was attributable to the first full year of operations of the Greenville, South Carolina location, and the addition of several large new home builder customers accounted for the majority of the remaining increase.

     COST OF SERVICES -- Cost of services increased $4.5 million, or 54.9%, from $8.2 million in 1994 to $12.7 million in 1995. As a percentage of revenues, cost of services increased from 80.1% in 1993 to 81.1% in 1994. The increase in cost of services as a percentage of revenues was attributable to increased employee turnover and under-utilization of assets at the Greenville location.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.6 million, from $1.8 million in 1994 to $2.4 million in 1995, but decreased as a percentage of revenues from 17.2% in 1993 to 15.5% in 1994. The dollar increase in selling, general and administrative expenses was primarily attributable to the addition of an administrative infrastructure in Greenville.

     INTEREST INCOME AND OTHER EXPENSE, NET -- Interest income and other expense, net changed by $0.06 million from an expense of $0.02 million in 1993 to income of $0.04 million in 1994. The change primarily resulted from a $0.05 million loss on the sale of certain real estate in 1993.

     INTEREST EXPENSE -- Interest expense decreased $0.1 million from $0.2 million in 1993 to $0.1 million in 1994.

RESULTS OF OPERATIONS -- UNAUDITED PRO FORMA COMBINED

     The following should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere herein, and reference is hereby made to those financial statements and notes for information regarding the basis of and the assumptions underlying the pro forma results of operations.

     The following tables set forth certain selected pro forma financial data of the Company and that data as a percentage of the Company's pro forma revenues for the periods indicated (dollars in thousands):

                                                                       YEAR ENDED DECEMBER 31, 1995
                                          --------------------------------------------------------------------------------------
                                                                       OTHER                                       OTHER
                                                  THE                 FOUNDING                                   SUBSEQUENT
                                                COMPANY              COMPANIES               METRO              ACQUISITIONS
                                          --------------------  --------------------  --------------------  --------------------
Revenues................................  $  22,048      100.0% $  92,588      100.0% $  20,550      100.0% $  49,588      100.0%
Cost of services........................     17,811       80.8     67,409       72.8     14,367       69.9     33,453       67.5
Gross profit............................      4,237       19.2     25,179       27.2      6,183       30.1     16,135       32.5
Selling, general and administrative
  expenses..............................      3,022       13.7     21,327       23.0      4,085       19.9     13,894       28.0
Goodwill amortization...................     --         --         --         --         --         --         --         --
Income from operations..................      1,215        5.5      3,852        4.2      2,098       10.2      2,241        4.5
Interest expense........................       (134)      (0.6)      (240)      (0.3)       (35)      (0.2)      (194)       0.4
Pretax income...........................      1,118        5.1      4,188        4.5      2,079       10.1      2,216        4.5

                                       YEAR ENDED DECEMBER 31, 1995
                                          --------------------
                                                  PRO
                                                 FORMA
                                                COMBINED
                                          --------------------
Revenues................................  $ 184,774      100.0%
Cost of services........................    133,040       72.0
Gross profit............................     51,734       28.0
Selling, general and administrative
  expenses..............................     38,080       20.6
Goodwill amortization...................      2,945        1.6
Income from operations..................     10,709        5.8
Interest expense........................     (3,279)      (1.8)
Pretax income...........................      8,228        4.4

                                                                   NINE MONTHS ENDED SEPTEMBER 30, 1996
                                          --------------------------------------------------------------------------------------
                                                                       OTHER                                       OTHER
                                                  THE                 FOUNDING                                   SUBSEQUENT
                                                COMPANY              COMPANIES               METRO              ACQUISITIONS
                                          --------------------  --------------------  --------------------  --------------------
Revenues................................  $  23,326      100.0% $  74,935      100.0% $  19,383      100.0% $  42,926      100.0%
Cost of services........................     18,577       79.6     53,443       71.3     13,894       71.7     29,097       67.8
Gross profit............................      4,749       20.4     21,492       28.7      5,489       28.3     13,829       32.2
Selling, general and administrative
  expenses..............................      3,826       16.4     21,852       29.2      3,888       20.0     11,449       26.7
Goodwill amortization...................     --         --            140        0.2     --         --         --         --
Income (loss) from operations...........        923        4.0       (500)      (0.7)     1,601        8.3      2,380        5.5
Interest expense........................       (165)       0.7     (5,242)      (7.0)       (70)      (0.4)      (153)      (0.4)
Pretax income (loss)....................        917        3.9     (5,468)      (7.3) $   1,546        8.0      2,483        5.8

                                    NINE MONTHS ENDED SEPTEMBER 30, 1996
                                          --------------------
                                                  PRO
                                                 FORMA
                                                COMBINED
                                          --------------------
Revenues................................  $ 160,570      100.0%
Cost of services........................    115,011       71.6
Gross profit............................     45,559       28.4
Selling, general and administrative
  expenses..............................     33,286       20.7
Goodwill amortization...................      2,208        1.4
Income (loss) from operations...........     10,065        6.3
Interest expense........................     (2,460)      (1.5)
Pretax income (loss)....................      8,309        5.2

LIQUIDITY AND CAPITAL RESOURCES -- THE COMPANY

     During the nine months ended September 30, 1996, net cash used in operating activities was $0.9 million, capital expenditures totaled $0.8 million and net repayment of debt amounted to $14.7 million. The Company anticipates capital expenditures (exclusive of acquisitions) of approximately $0.5 million during the remainder of 1996, primarily for computer equipment, leasehold improvements and furniture and fixtures.

     On September 27, 1996, ARS completed the IPO, which involved the issuance of 4,200,000 shares of Common Stock at a price of $15.00 per share (before deducting underwriting discounts and commissions). On October 7, 1996, ARS sold an additional 630,000 shares of Common Stock at a price of $15.00 per share (before deducting underwriting discounts and commissions) pursuant to the underwriters' overallotment option granted by ARS in connection with the IPO. The proceeds from these transactions, net of underwriting discounts and commissions of $1.05 per share and after deducting the expenses of the IPO, were approximately $61.0 million. Of this amount, $34.8 million was used to fund the cash portion of the purchase prices relating to the acquisitions of the Founding Companies. The Company made additional aggregate payments to the former owners of the Founding Companies of $4.7 million, representing working capital adjustments based on the September 30, 1996 balance sheets of the Founding Companies, pursuant to the agreements relating to the acquisitions. At September 30, 1996, approximately $3.0 million of these working capital adjustments had been paid. The remaining balance was paid in the fourth quarter.

     On September 17, 1996, the Company entered into the Credit Facility with NationsBank. The Credit Facility provides the Company with an unsecured revolving line of credit of up to $55 million, which may be used for general corporate purposes, including the funding of any cash that may be paid in connection with acquisitions, the refinancing of indebtedness of businesses acquired, capital expenditures and working capital. Loans under the Credit Facility bear interest at a designated variable base rate plus margins ranging from 0 to 25 basis points, depending on the ratio of the Company's interest-bearing debt to its trailing earnings before interest, taxes, depreciation and amortization. At the Company's option, the loans may bear interest based on a designated London interbank offering rate plus a margin ranging from 75 to 175 basis points, depending on the same ratio. The margin is reset on a quarterly basis and also may be reset upon the closing of an acquisition involving cash consideration in excess of $5 million or upon a principal repayment in excess of $5 million. Commitment fees of 25 to 50 basis points per annum are payable on the unused portion of the line of credit. The Credit Facility contains a sublimit for standby letters of credit of up to $5.0 million. The Credit Facility also prohibits the payment of dividends by the Company (except for dividends payable in Common Stock and certain preferred stock), will not permit the Company to incur or assume other indebtedness in excess of any amount equal to 5% of its consolidated net worth and will require the Company to comply with certain financial convenants. The Credit Facility will terminate and all amounts outstanding, if any, thereunder will be due and payable in September 1999. The Company's subsidiaries have guaranteed the repayment of all amounts due under the Credit Facility. As of January 3, 1997, the Company had $50.8 million in outstanding borrowings under the Credit Facility, bearing interest at a weighted average rate of approximately 7.86%.

     During the fourth quarter of 1996, the Company acquired 13 residential services businesses for an aggregate of approximately $41.6 million in cash and short-term notes and 1,282,910 shares of Common Stock. See "The
Company -- Recent Acquisitions." Funding of the cash portion of the purchase prices (including the repayment of the short-term notes issued in connection with two of the acquisitions) and repayment of indebtedness assumed in connection with the acquisitions was provided by borrowings under the Credit Facility. As of January 3, 1997, the remaining availability under the Credit Facility was $4.2 million. While the Company believes its cash flow from operations is sufficient to support its ongoing operations and anticipated capital expenditures, the Company will need additional borrowing availability to support its aggressive acquisition program. The Company has initiated discussions with NationsBank to evaluate additional financing opportunities, including a possible increase in the borrowing limit under the Credit Facility.

     The Company intends to continue pursuing attractive acquisition opportunities. The timing, size or success of any acquisition effort and the associated potential capital commitments are unpredictable. The Company expects to fund future acquisitions primarily through a combination of working capital, cash flow from operations and borrowings, including the unborrowed portion of the Credit Facility and the possible public or private sale of debt securities, as well as issuances of additional equity.

     Due to the relatively low levels of inflation experienced in 1993, 1994 and 1995 and the first nine months of 1996, inflation did not have a significant effect on the results of any of the Acquired Businesses in those periods.

SEASONALITY

     The Founding Companies have in the past experienced, and the Company expects that it will in the future experience, quarterly fluctuations in revenues, operating income and cash flows as a result of changes in weather conditions. Except in Florida and South Carolina, the demand for new installations is lower in the winter months because new construction activity is lower as a result of colder weather. Demand for HVAC services is generally higher in the second and third quarters.

INDIVIDUAL FOUNDING COMPANIES

     The selected historical financial information presented in the tables below for the fiscal years of the individual Founding Companies (excluding Atlas, which is presented above) is derived from the respective audited financial statements of the individual Founding Companies included elsewhere herein. The selected historical financial information presented in the tables below for the quarterly periods of the Founding Companies is derived from the respective unaudited interim financial statements of the Founding Companies, which include all adjustments the Company considers necessary for a fair presentation of the results of operations and cash flows of those companies for those periods. The following discussion should be read in conjunction with the separate company financial statements and related notes thereto appearing elsewhere in this Prospectus.

RESULTS OF OPERATIONS -- GENERAL HEATING

     The following table sets forth certain historical selected financial data of General Heating and that data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                                             NINE MONTHS
                                                                                                                ENDED
                                                            YEAR ENDED DECEMBER 31                           SEPTEMBER 30
                                       ----------------------------------------------------------------  --------------------
                                               1993                  1994                  1995                  1995
                                       --------------------  --------------------  --------------------  --------------------
                                                                                                             (UNAUDITED)
Revenues.............................  $  34,642      100.0% $  36,334      100.0% $  35,159      100.0% $  25,534      100.0%
Cost of services.....................     27,393       79.1     29,928       82.4     28,866       82.1     20,965       82.1
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      7,249       20.9      6,406       17.6      6,293       17.9      4,569       17.9
Selling, general and administrative
  expenses...........................      5,011       14.5      5,245       14.4      5,280       15.0      3,902       15.3
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from operations........  $   2,238        6.4  $   1,161        3.2  $   1,013        2.9  $     667        2.6
                                       =========  =========  =========  =========  =========  =========  =========  =========

                                           NINE MONTHS
                                              ENDED
                                           SEPTEMBER 30
                                       --------------------
                                               1996
                                       --------------------

Revenues.............................  $  27,054      100.0%
Cost of services.....................     21,814       80.6
                                       ---------  ---------
Gross profit.........................      5,240       19.4
Selling, general and administrative
  expenses...........................      4,512       16.7
                                       ---------  ---------
Income (loss) from operations........  $     728        2.7
                                       =========  =========

UNAUDITED INTERIM RESULTS

     REVENUES -- Revenues increased $1.6 million, or 6.3%, from $25.5 million for the nine months ended September 30, 1995, to $27.1 million for the nine months ended September 30, 1996. This increase was attributable to a $0.6 million increase in new installation revenues, a $0.6 million increase in HVAC replacement revenues and a $0.4 million increase in other revenues.

     COST OF SERVICES -- Cost of services increased $0.8 million, or 3.8%, from $21.0 million for the nine months ended September 30, 1995 to $21.8 million for the nine months ended September 30, 1996. Cost of services as a percentage of revenues decreased from 82.1% for the nine months ended September 30, 1995 to 80.6% for the nine months ended September 30, 1996.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.6 million, or 15.4%, from $3.9 million for the nine months ended September 30, 1995 to $4.5 million for the nine months ended September 30, 1996. This increase was primarily attributable to increases in selling commissions corresponding to the increased revenues.

1995 COMPARED TO 1994

     REVENUES -- Revenues decreased $1.1 million, or 3.0%, from $36.3 million in 1994 to $35.2 million in 1995. This decrease was attributable to a reduction in the number of new home starts in the Washington-Baltimore metropolitan area.

     COST OF SERVICES -- Cost of services decreased $1.0 million, or 3.3%, from $29.9 million in 1994 to $28.9 million in 1995. This decrease was consistent with the percentage decrease in revenues.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses were unchanged at $5.3 million for 1994 and 1995.

1994 COMPARED TO 1993

     REVENUES -- Revenues increased $1.7 million, or 4.9%, from $34.6 million in 1993 to $36.3 million in 1994. This increase was attributable to a $1.0 million increase in new installation volume and a $0.7 million increase in HVAC system replacement services.

     COST OF SERVICES -- Cost of services increased $2.5 million, or 9.1%, from $27.4 million in 1993 to $29.9 million in 1994. As a percentage of revenues, cost of services increased to 82.4% in 1994 from 79.1% in 1993. This increase was primarily attributable to: (i) an $0.5 million adjustment to write off certain obsolete inventory; (ii) increased depreciation on replacement of fully depreciated trucks; (iii) an increase in payroll and related employee benefits; and (iv) an increase in the cost of delivery of parts and materials, as the Company's operations were spread over a larger geographic region.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.2 million, or 4.0%, from $5.0 million in 1993 to $5.2 million in 1994. This increase was consistent with the percentage increase in revenues and was attributable to increases in payroll and related employee benefits.

LIQUIDITY AND CAPITAL RESOURCES -- GENERAL HEATING

     The following table sets forth selected information from General Heating statements of cash flows (dollars in millions):

                                                                            NINE MONTHS
                                                 YEAR ENDED                    ENDED
                                                 DECEMBER 31                SEPTEMBER 30
                                       -------------------------------  --------------------
                                         1993       1994       1995       1995       1996
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
Net cash provided by (used in)
  operating activities...............  $     0.9  $     2.1  $     2.9  $     1.4  $    (0.5)
Net cash provided by (used in)
  investing activities...............       (1.0)      (3.1)      (0.3)      (1.2)       1.9
Net cash used in financing
  activities.........................       (1.7)      (0.2)      (1.5)      (0.6)      (4.3)
                                       ---------  ---------  ---------  ---------  ---------
Net increase (decrease) in cash and
  cash equivalents...................  $    (1.8) $    (1.2) $     1.1  $    (0.4) $    (2.9)
                                       =========  =========  =========  =========  =========

     From 1993 through the nine months ended September 30, 1996, General Heating generated $5.4 million in cash from operating activities and used $2.6 million of this cash to fund increases in working capital, resulting in a net cash generation of $8.0 million.

     Cash used in investment activities was primarily attributable to the purchase and replacement of trucks in General Heating's fleet. In addition, in 1994, General Heating invested approximately $2.5 million in short-term investment securities.

     Cash used in financing activities consists primarily of S corporation distributions to General Heating's stockholders.

     Prior to the closing of the Initial Acquisitions, General Heating made distributions to its stockholders in respect of its estimated S corporation accumulated adjustment account as of the date of the closing. These distributions (approximately $10.9 million as of September 30, 1996) were funded primarily through working capital, cash provided by General Heating's operating activities and short-term debt.

     General Heating had working capital of $1.8 million as of September 30, 1996. It historically funded its operations with cash flows from operations.

RESULTS OF OPERATIONS -- CROWN

     The following table sets forth certain historical selected financial data of Crown and that data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                                             NINE MONTHS
                                                                                                                ENDED
                                                            YEAR ENDED DECEMBER 31                           SEPTEMBER 30
                                       ----------------------------------------------------------------  --------------------
                                               1993                  1994                  1995                  1995
                                       --------------------  --------------------  --------------------  --------------------
                                                                                                             (UNAUDITED)
Revenues.............................  $  16,268      100.0% $  16,844      100.0% $  19,124      100.0% $  14,420      100.0%
Cost of services.....................     10,332       63.5     10,314       61.2     11,333       59.3      8,603       59.7
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      5,936       36.5      6,530       38.8      7,791       40.7      5,818       40.3
Selling, general and administrative
  expenses...........................      5,698       35.0      5,837       34.7      6,165       32.2      4,574       31.7
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............  $     238        1.5  $     693        4.1  $   1,626        8.5  $   1,244        8.6
                                       =========  =========  =========  =========  =========  =========  =========  =========

                                           NINE MONTHS
                                              ENDED
                                           SEPTEMBER 30
                                       --------------------
                                               1996
                                       --------------------

Revenues.............................  $  15,556      100.0%
Cost of services.....................      9,636       61.9
                                       ---------  ---------
Gross profit.........................      5,920       38.1
Selling, general and administrative
  expenses...........................      4,335       27.9
                                       ---------  ---------
Income from operations...............  $   1,585       10.2
                                       =========  =========

UNAUDITED INTERIM RESULTS

     REVENUES -- Revenues increased $1.2 million, or 8.3%, from $14.4 million for the nine months ended September 30, 1995 to $15.6 million for the nine months ended September 30, 1996. This increase was attributable to increases of $0.6 million each in plumbing and HVAC revenues.

     COST OF SERVICES -- Cost of services increased $1.0 million, or 11.6%, from $8.6 million for the nine months ended September 30, 1995 to $9.6 million for the nine months ended September 30, 1996, and increased as a percentage of revenues from 59.7% in the nine months ended September 30, 1995 to 61.9% in the nine months ended September 30, 1996. The increase in cost of services as a percentage of revenue was primarily attributable to a reduction in the pricing of services in order to increase market share.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses decreased $0.3 million, or 6.5%, from $4.6 million for the nine months ended September 30, 1995 to $4.3 million for the nine months ended September 30, 1996, but declined as a percentage of revenues from 31.7% in the nine months ended September 30, 1995 to 27.9% in the nine months ended September 30, 1996. This percentage reduction was primarily attributable to a $0.3 million reduction in owner compensation.

1995 COMPARED TO 1994

     REVENUES -- Revenues increased $2.3 million, or 13.7%, from $16.8 million in 1994 to $19.1 million in 1995. The increase in revenues was primarily attributable to increases of $1.3 million and $0.9 million in HVAC revenues and plumbing revenues, respectively.

     COST OF SERVICES -- Cost of services increased $1.0 million, or 9.7%, from $10.3 million in 1994 to $11.3 million in 1995, but decreased as a percentage of revenues from 61.2% in 1994 to 59.3% in 1995. The percentage decrease was attributable to a change in the mix of services provided from lower-margin services to higher-margin services and an increase in the use of contractors.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.4 million, or 6.9%, from $5.8 million in 1994 to $6.2 million in 1995, but decreased as a percentage of revenues from 34.7% in 1994 to 32.2% in 1995. The dollar increase was primarily attributable to increased advertising.

1994 COMPARED TO 1993

     REVENUES -- Revenues increased $0.5 million, or 3.1%, from $16.3 million in 1993 to $16.8 million in 1994. The increase in revenues was attributable to a $0.5 million increase in HVAC revenues.

     COST OF SERVICES -- Cost of services was unchanged at $10.3 million for 1993 and 1994, but decreased 2.3% as a percentage of sales from 63.5% in 1993 to 61.2% in 1994.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.1 million, or 1.8%, from $5.7 million in 1993 to $5.8 million in 1994.

LIQUIDITY AND CAPITAL RESOURCES -- CROWN

     The following table sets forth selected information from Crown statements of cash flows (in millions):

                                                                          NINE MONTHS
                                                YEAR ENDED                   ENDED
                                                DECEMBER 31               SEPTEMBER 30
                                       -----------------------------  --------------------
                                         1993       1994     1995       1995       1996
                                       ---------    ----   ---------  ---------  ---------
                                                                          (UNAUDITED)
Net cash provided by operating
  activities.........................  $     0.5    $0.7   $     1.3  $     0.7  $     1.4
Net cash provided by (used in)
  investing activities...............       (0.7)    0.1        (0.6)      (1.0)       0.8
Net cash provided by (used in)
  financing activities...............        0.2     0.2         0.3        0.0       (4.0)
                                       ---------    ----   ---------  ---------  ---------
Net increase (decrease) in cash and
  cash equivalents...................  $  --        $1.0   $     1.0  $    (0.3) $    (1.8)
                                       =========    ====   =========  =========  =========

     From 1993 through the nine months ended September 30, 1996, Crown generated $3.9 million in net cash from operating activities, primarily generated from net income plus depreciation and amortization. For the year ended December 31, 1993, Crown recorded a loss on the sale of certain assets of $0.5 million.

     The change in net cash provided by (used in) investing activities was primarily attributable to purchases/sales of investments and marketable securities and proceeds from the sale of property and equipment.

     The change in net cash provided by (used in) financing activities was attributable to net borrowings and repayments of debt obligations and advances/payments to/from the sole shareholder of Crown.

     Crown had working capital of $0.6 million as of September 30, 1996. It historically funded its operations with cash flows from operations and borrowings from lenders and its sole shareholder.

RESULTS OF OPERATIONS -- FLORIDA HAC

     The following table sets forth certain historical selected financial data and data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                                  NINE MONTHS
                                                 YEAR ENDED DECEMBER 31                        ENDED SEPTEMBER 30
                                       ------------------------------------------  ------------------------------------------
                                         1994       1994       1995       1995       1995       1995       1996       1996
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                                  (UNAUDITED)
Revenues.............................  $  15,845      100.0% $  14,510      100.0% $  11,057      100.0% $  11,267      100.0%
Cost of services.....................     12,079       76.2     10,541       72.6      8,248       74.6      8,438       74.9
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      3,766       23.8      3,969       27.4      2,809       25.4      2,829       25.1
Selling, general and administrative
  expenses...........................      3,321       21.0      3,738       25.8      2,697       24.4      2,839       25.2
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from operations........  $     445        2.8  $     231        1.6  $     112        1.0  $     (10)      (0.1)
                                       =========  =========  =========  =========  =========  =========  =========  =========

UNAUDITED INTERIM RESULTS

     REVENUES -- Revenues increased $.2 million, or 1.8%, from $11.1 million for the nine months ended September 30, 1995 to $11.3 million for the nine months ended September 30, 1996.

     COST OF SERVICES -- Cost of services increased $.2 million, or 2.4%, from $8.2 million for the nine months ended September 30, 1995 to $8.4 million for the nine months ended September 30, 1996 and increased 0.3% as a percentage of revenues from 74.6% for the nine months ended September 30, 1995 to 74.9% for the nine months ended September 30, 1996.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.1 million, or 3.7% from $2.7 million for the nine months ended September 30, 1995 to $2.8 million for the nine months ended September 30, 1996.

1995 COMPARED TO 1994

     REVENUES -- Revenues decreased $1.3 million, or 8.2%, from $15.8 million in 1994 to $14.5 million in 1995. The decrease in revenues was primarily attributable to a decrease in apartment complex installations.

     COST OF SERVICES -- Cost of services decreased $1.6 million, or 13.2%, from $12.1 million in 1994 to $10.5 million in 1995 and decreased 3.6% as a percentage of revenues from 76.2% for 1994 to 72.6% for 1995. These decreases were primarily attributable to a change in the mix of services from lower margin apartment complexes to higher margin residential homes and improvements in vendor pricing.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.4 million, or 12.1%, from $3.3 million in 1994 to $3.7 million in 1995. This increase resulted primarily from increases in compensation paid to shareholders.

LIQUIDITY AND CAPITAL RESOURCES -- FLORIDA HAC

     The following table sets forth selected information from Florida HAC's statements of cash flows (dollars in millions):

                                                                 NINE MONTHS
                                            YEAR ENDED              ENDED
                                           DECEMBER 31           SEPTEMBER 30
                                       --------------------  -------------------
                                         1994       1995       1995       1996
                                       ---------  ---------  ---------  --------
                                                                 (UNAUDITED)
Net cash provided by operating
  activities.........................  $     0.6  $     0.5  $     0.5  $   0.1
Net cash used in investing
  activities.........................       (0.2)      (0.2)      (0.2)    (0.1)
Net cash provided by (used in)
  financing activities...............       (0.1)       0.0       (0.5)    (0.6)
                                       ---------  ---------  ---------  --------
Net increase (decrease) in cash and
  cash equivalents...................  $     0.3  $     0.3  $    (0.2) $  (0.6)
                                       =========  =========  =========  ========

     Net cash provided by operating activities consisted primarily of net income plus depreciation and amortization. Net cash used in investing activities consisted of capital expenditures for property and equipment. Net cash provided by (used in) financing activities resulted from borrowing and repayments of long-term obligations and capital lease obligations and advances to/from the shareholders of the Company.

     Florida HAC had working capital of $0.3 million as of September 30, 1996. Florida HAC historically funded its operations with cash flows from operations and borrowings from lenders and its stockholders.

RESULTS OF OPERATIONS -- MERIDIAN & HOOSIER

     The following table sets forth certain historical selected financial data of Meridian & Hoosier and that data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                                  NINE MONTHS
                                                                                                     ENDED
                                                 YEAR ENDED DECEMBER 31                           SEPTEMBER 30
                                       ------------------------------------------  ------------------------------------------
                                               1994                  1995                  1995                  1996
                                       --------------------  --------------------  --------------------  --------------------
                                                                                                  (UNAUDITED)
Revenues.............................  $   8,066      100.0% $  10,133      100.0% $   7,499      100.0% $  11,508      100.0%
Cost of services.....................      5,797       71.9      7,281       71.9      5,357       71.4      7,795       67.7
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,269       28.1      2,852       28.1      2,142       28.6      3,713       32.3
Selling, general and administrative
  expenses...........................      1,988       24.6      2,350       23.2      1,660       22.1      2,785       24.2
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............  $     281        3.5  $     502        4.9  $     482        6.5  $     928        8.1
                                       =========  =========  =========  =========  =========  =========  =========  =========

UNAUDITED INTERIM RESULTS

     REVENUES -- Revenues increased $4.0 million, or 53.3%, from $7.5 million for the nine months ended September 30, 1995, to $11.5 million for the nine months ended September 30, 1996. Approximately $1.5 million of this increase was attributable to the purchase of Sagamore Heating & Cooling ("Sagamore") on January 1, 1996, and a majority of the remaining increase was due to increased sales of residential replacement services.

     COST OF SERVICES -- Cost of services increased $2.4 million, or 44.4%, from $5.4 million for the nine months ended September 30, 1995 to $7.8 million for the nine months ended September 30, 1996, but declined 3.7% as a percentage of revenues from 71.4% for the nine months ended September 30, 1995 to 67.7% for the nine months ended September 30, 1996. The dollar increase in cost of services was primarily attributable to the increased sales for the nine months ended September 30, 1996. The decrease as a percentage of revenues was primarily attributable to improvements in equipment purchasing resulting from the Sagamore acquisition and changes in the mix of services provided.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $1.1 million, or 64.7%, from $1.7 million for the nine months ended September 30, 1995 to $2.8 million for the nine months ended September 30, 1996. This increase was primarily attributable to added administrative staff resulting from the acquisition of Sagamore and increased marketing and selling expenses.

1995 COMPARED TO 1994

     REVENUES -- Revenues increased $2.0 million, or 24.7%, from $8.1 million in 1994 to $10.1 million in 1995. The increase in revenues was primarily attributable to increased residential equipment replacement sales of approximately $1.2 million and the start-up of a new construction division.

     COST OF SERVICES -- Cost of services increased $1.5 million, or 25.9%, from $5.8 million in 1994 to $7.3 million in 1995 and was consistent with the increase in sales.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.3 million, or 15.0%, from $2.0 million in 1994 to $2.3 million in 1995. This increase resulted from increased marketing efforts to improve market share.

LIQUIDITY AND CAPITAL RESOURCES -- MERIDIAN & HOOSIER

     The following table sets forth selected information from Meridian & Hoosier's statements of cash flows (dollars in millions):

                                                                 NINE MONTHS
                                            YEAR ENDED              ENDED
                                           DECEMBER 31           SEPTEMBER 30
                                       --------------------  -------------------
                                         1994       1995       1995       1996
                                       ---------  ---------  ---------  --------
                                                                 (UNAUDITED)
Net cash provided by operating
  activities.........................  $     0.4  $     0.7  $     0.3  $   0.9
Net cash used in investing
  activities.........................       (0.5)      (0.2)      (0.1)    (1.1)
Net cash provided by (used in)
  financing activities...............        0.3       (0.1)      (0.1)     0.8
                                       ---------  ---------  ---------  --------
Net increase (decrease) in cash and
  cash equivalents...................  $     0.2  $     0.4  $     0.1      0.6
                                       =========  =========  =========  ========

     Net cash provided by operating activities consisted primarily of net income plus depreciation and amortization. Net cash used in investing activities consisted of capital expenditures for property and equipment and the acquisition in 1996 of Sagamore. Net cash provided by (used in) financing activities resulted from borrowing and repayments of long-term obligations and capital lease obligations.

     Meridian & Hoosier had working capital of $0.6 million as of September 30, 1996. It historically funded its operations with cash flows from operations and borrowings from lenders and its sole stockholder.

RESULTS OF OPERATIONS -- A-ABC

     The following table sets forth certain historical selected financial data of A-ABC and that data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                                             NINE MONTHS
                                                                                                                ENDED
                                                            YEAR ENDED DECEMBER 31                           SEPTEMBER 30
                                       ----------------------------------------------------------------  --------------------
                                               1993                  1994                  1995                  1995
                                       --------------------  --------------------  --------------------  --------------------
                                                                                                             (UNAUDITED)
Revenues.............................  $  10,900      100.0% $   8,676      100.0% $   8,707      100.0% $   6,534      100.0%
Cost of services.....................      6,921       63.5      5,574       64.2      5,709       65.6      4,314       66.0
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      3,979       36.5      3,102       35.8      2,998       34.4      2,220       34.0
Selling, general and administrative
  expenses...........................      2,830       26.0      2,444       28.2      2,348       27.0      1,722       26.4
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from continuing operations....  $   1,149       10.5  $     658        7.6  $     650        7.4  $     498        7.6
                                       =========  =========  =========  =========  =========  =========  =========  =========
Loss from discontinued operations....  $  (1,452)            $    (142)            $    (115)            $     (54)
                                       =========             =========             =========             =========

                                           NINE MONTHS
                                              ENDED
                                           SEPTEMBER 30
                                       --------------------
                                               1996
                                       --------------------
Revenues.............................  $   6,855      100.0%
Cost of services.....................      3,733       54.4
                                       ---------  ---------
Gross profit.........................      3,121       45.5
Selling, general and administrative
  expenses...........................      2,084       30.4
                                       ---------  ---------
Income from continuing operations....  $   1,037       15.1
                                       =========  =========
Loss from discontinued operations....  $    (271)
                                       =========
UNAUDITED INTERIM RESULTS

     REVENUES -- Revenues increased $0.4 million, or 6.1%, from $6.5 million for the nine months ended September 30, 1995 to $6.9 million for the nine months ended September 30, 1996. The increase in revenue was primarily attributable to a $0.2 increase in HVAC installations and a $0.1 million increase in appliance service.

     COST OF SERVICES -- Cost of services decreased $0.6 million, or 14.0%, from $4.3 million for the nine months ended September 30, 1995 to $3.7 million for the nine months ended September 30, 1996. This decrease was primarily due to an increase in volume purchase discounts and better utilization of employees resulting in reduced labor costs as a percentage of sales.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.4 million or 23.5%, from $1.7 million for the nine months ended September 30, 1995 to $2.1 million for the nine months ended September 30, 1996.

1995 COMPARED TO 1994

     REVENUES -- Revenues remained constant at $8.7 million for 1994 and 1995.

     COST OF SERVICES -- Cost of services increased $0.1 million, or 1.8%, from $5.6 million in 1994 to $5.7 million in 1995.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses decreased $0.1 million, or 4.2%, from $2.4 million in 1994 to $2.3 million in 1995.

1994 COMPARED TO 1993

     REVENUES -- Revenues decreased $2.2 million, or 20.2%, from $10.9 million for 1993 to $8.7 million for 1994. The decrease was primarily attributable to a decrease of $0.9 million, $0.7 million and $0.4 million from appliance service, HVAC installations and plumbing service, respectively.

     COST OF SERVICES -- Cost of services decreased $1.3 million, or 18.8%, from $6.9 million to $5.6 million in 1994 and was consistent as a percentage of revenue with the reduction in revenue.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses decreased $0.4 million, or 14.3%, from $2.8 million in 1993 to $2.4 million in 1994. This decrease resulted from a $0.4 million reduction in advertising expense.

     INCOME (LOSS) FROM DISCONTINUED OPERATIONS -- Loss from discontinued operations decreased $1.4 million, or 93.3%, from a $1.5 million loss for 1993 to a $0.1 million loss for 1994. The decrease in the loss was primarily attributable to reductions of $0.6 million, $0.1 million and $0.3 million in salary and benefit cost, rent and property tax expense and advertising expense, respectively.

LIQUIDITY AND CAPITAL RESOURCES -- A-ABC

     The following table sets forth selected information from A-ABC's statements of cash flows (in millions):

                                                                    NINE MONTHS
                                             YEAR ENDED                ENDED
                                            DECEMBER 31            SEPTEMBER 30
                                       ----------------------     --------------
                                       1993     1994     1995     1995    1996
                                       ----     ----     ----     -----   -----
                                                                    (UNAUDITED)
Net cash provided by operating
  activities.........................  $0.8     $0.3     $0.6     $ 0.1   $ 0.5
Net cash provided by (used in)
  investing activities...............  (1.2)     0.2     (0.4)     (0.2)   (0.6)
Net cash used in financing
  activities.........................   0.4     (0.4)    (0.1)      0.0    (0.1)
                                       ----     ----     ----     -----   -----
Net increase (decrease) in cash and
  cash equivalents...................  $0.0     $0.1     $0.1     $(0.1)  $(0.2)
                                       ====     ====     ====     =====   =====

     From 1993 through the nine months ended September 30, 1996, A-ABC generated $2.2 million in net cash from operating activities.

     Cash used in investment activities was primarily attributable to purchasing additional trucks and the net change in the cash provided by (used in) discontinued operations.

     Cash used in financing activities consisted primarily of S corporation distributions to the Company's sole shareholder and net borrowings and repayments of long-term obligations.

     A-ABC had a working capital deficit of $1.2 million at September 30, 1996. It historically funded its operations with cash flows from operations and borrowings from lenders and its shareholder.

                                    BUSINESS

GENERAL

     The Company is the largest publicly held company in the United States engaged principally in providing comprehensive maintenance, repair, replacement and new equipment installation services for HVAC, plumbing, electrical and IAQ systems and major home appliances. ARS was founded in October 1995 to create the leading national provider of these services primarily in homes and small commercial buildings, including those under construction. To achieve this goal, the Company has embarked on an aggressive acquisition program and has implemented a national operating strategy to increase internal growth and capitalize on cost efficiencies.

     On September 27, 1996, ARS acquired the Founding Companies simultaneously with the closing of the IPO. See the "Company -- Founding Companies." During the year ended December 31, 1995, the Company's pro forma combined revenues attributable to the Founding Companies totaled $114.6 million, of which maintenance, repair and replacement services accounted for approximately 48% and new installation services accounted for approximately 52%. During the fourth quarter of 1996, the Company acquired an additional 13 residential services businesses. With the inclusion of those acquisitions, maintenance, repair and replacement services currently account for approximately 55% of the Company's total revenues and new installation services currently account for approximately 45%. The Company believes the profitability of its maintenance, repair and replacement business benefits from its installation services operations as a result of (i) the significant volume of purchases of HVAC systems for its high-volume installation services and (ii) the addition of new customer and equipment information in the Company's marketing database. This database provides the Company with valuable information that can be used to expand the Company's future residential services revenue base. In addition, new installation services provide the Company with cooperative advertising credits from the HVAC system manufacturers which it uses for promoting its maintenance, repair and replacement services for residential HVAC systems. Through leveraging these benefits, acquiring new service companies and internal development, the Company intends to emphasize the growth of its higher-margin maintenance, repair and replacement services business.

INDUSTRY OVERVIEW

     The Company believes, on the basis of information provided by its operational management and available industry data, the HVAC, plumbing and electrical industries in the United States represent an annual market in excess of $40 billion, of which maintenance, repair and replacement services account for in excess of $25 billion. It also believes this market is served by over 50,000 companies, consisting predominantly of small, owner-operated businesses operating in single local geographic areas and providing a limited range of services. It believes the majority of owners in its industry have limited access to adequate capital for modernization, training and expansion and limited opportunities for liquidity in their businesses.

     The Company believes significant opportunities are available to a well-capitalized, national company employing professionally trained, customer-oriented service technicians and providing a full complement of high-quality residential services in an industry that has been characterized by inconsistent quality, reliability and pricing. It also believes the highly fragmented nature of the residential services industry will provide it with significant opportunities to consolidate the capabilities and resources of a large number of existing residential services businesses.

BUSINESS STRATEGY

     The Company plans to achieve its goal of becoming the leading national provider of professional, high-quality residential services by emphasizing growth through acquisitions and by continuing to implement a national operating strategy that enhances internal revenue growth and profitability and achieves cost efficiencies.

     GROWTH THROUGH ACQUISITION. The Company has implemented an aggressive acquisition program targeting large metropolitan and high-growth suburban areas with attractive residential demographics. The

Company's acquisition strategy involves entering new geographic markets and expanding within existing markets.

      o ENTERING NEW GEOGRAPHIC MARKETS. In each new market, the Company initially targets for acquisition one or more leading local or regional companies providing residential services and having the critical mass necessary to be a core business with which other residential service operations can be consolidated. An important criterion for these acquisition candidates is superior operational management personnel, whom the Company generally seeks to retain.

      o EXPANDING WITHIN EXISTING MARKETS. Once the Company has entered a market, it will seek to acquire other well-established service companies operating within that region, in order to expand its market penetration and range of services it offers in that market. The Company also will pursue "tuck-in" acquisitions of smaller residential services companies whose operations can be incorporated into the Company's existing operations without any significant increase in infrastructure.

     IMPLEMENTATION OF A NATIONAL OPERATING STRATEGY. The Company has implemented a national operating strategy employing "best practices"designed to increase internal growth and profitability through enhanced operations and the achievement of cost efficiencies.

      o INTERNAL GROWTH. The Company continually reviews its operations at the local and regional operating levels in order to identify certain "best practices" that will be implemented throughout its operations. For example, the Company intends to provide 24-hour emergency service at each of its locations and to monitor service call quality by attempting to contact each of its service customers promptly following a service call. In addition, the Company is developing a national training program to improve and keep current the technical, selling and customer relations skills of its service technicians. The Company intends to use specialized computer technology at each of its locations to improve communications, vehicle dispatch and service quality and responsiveness. Management believes these practices will enable the Company to provide superior customer service and maximize sales opportunities. This service-oriented strategy will also allow the Company to reinforce its brand image at the local level while fostering its efforts to develop a national brand name.

      o COST EFFICIENCIES. The Company believes it should be able to reduce the total operating expenses of acquired businesses by eliminating duplicative administrative functions in tuck-in acquisitions and consolidating certain functions performed separately by each business prior to its acquisition. In addition, the Company believes that, as a large, national residential services company, it should experience reduced costs (as a percentage of revenues) compared to those of individual acquired businesses in such areas as: the purchase of equipment for resale, service vehicles, parts and tools; vehicle and equipment maintenance; financing arrangements; employee benefits; and insurance and bonding.

ACQUISITION STRATEGY

     Given the large size and fragmentation of the residential services industry, the Company believes there are numerous potential acquisition candidates both within the markets currently served by the Company and in other large metropolitan and high-growth suburban markets. The Company has implemented an aggressive acquisition program to expand into these new markets and to enhance its position in existing markets.

     In new markets, the Company targets for acquisition one or more leading local or regional residential services companies. Generally, these companies are run by successful entrepreneurs whom the Company endeavors to retain and are of sufficient size to provide the basis for future Company expansion within a given market. Through implementation of its national operating strategy, the Company seeks to aid the acquired companies (operating on a decentralized basis) in increasing their revenues and improving their profitability. Once the Company has entered a market, it seeks to acquire other residential services providers in order to expand its share of that market and increase the range of services offered in that market. Some of the acquisitions within existing markets are large enough to warrant their own operating and management structure while other acquisitions are small enough to be folded into an existing operation without significantly increasing the Company's infrastructure. If an acquisition is large enough to warrant its own operating structure, the Company seeks to develop a regional operating plan whereby these companies can benefit from regional operating efficiencies such as shared marketing efforts, centralized maintenance, local purchasing power, expanded service line management expertise and other economies of scale.

     Each acquisition candidate is expected to demonstrate potential for revenue growth and profitability. The Company also evaluates certain qualitative characteristics of acquisition candidates, including their reputations in their respective geographic regions, the size and other characteristics of customer bases, the quality and experience levels of operational management and service technicians, the amount, type and condition of their equipment and facilities and their operating histories. The Company believes there are numerous acquisition candidates that meet the Company's acquisition criteria.

     The Company believes it is regarded by many owners of residential services businesses as an attractive acquiror because of: (i) the Company's strategy for creating a large, professionally managed company with national name recognition and a reputation for quality service and customer satisfaction; (ii) management's experience in consolidations; (iii) the Company's decentralized operating strategy; (iv) the Company's increased visibility and access to financial resources as a public company; (v) the potential for increased profitability due to centralized administrative functions, enhanced systems capabilities and access to increased marketing resources; and (vi) depending on the size of the acquisition, the ability of the business being acquired to participate in the Company's growth and expansion, while realizing liquidity.

     The Company has analyzed various data on the residential services industry and individual businesses within the industry and believes it is well-positioned to implement its acquisition program. On the basis of the Company's experience in connection with the acquisitions of the Acquired Businesses, the Company believes its operational management will be instrumental in identifying and completing future acquisitions. Several of these executives have had leadership roles in both national and regional residential services trade associations, which have allowed these principals to become personally acquainted with other owners of residential services businesses across the country. The Company believes that the visibility of these individuals within these associations will increase the industry's awareness of the Company and its acquisition program, thereby attracting interest from owners of other residential services companies. In addition, several members of the Company's executive management team have worked together for a number of years and have significant experience in negotiating, closing and integrating acquisitions in various industries. The timing, size and success of the Company's acquisition efforts and the associated potential capital commitments cannot be readily predicted.

     As consideration for future acquisitions, the Company intends to use various combinations of its Common Stock, cash and notes. The consideration for each future acquisition will vary on a case-by-case basis, with the major factors being historical operating results, the future prospects of the business to be acquired and the ability of that business to complement the services offered by the Company. See "Risk Factors -- Dependence on Acquisitions for Growth," " -- Need for Additional Financing" and " -- Potential Effect of
Shares Eligible for Future Sale on Price of Common Stock."

SERVICES PROVIDED

     The Company provides a variety of maintenance, repair and replacement services for HVAC, plumbing, electrical and other systems in homes and small commercial buildings. It also installs such operating systems in new homes and small commercial buildings under construction. The Company's maintenance, repair and replacement services include: checkups, cleaning, repair and replacement of HVAC systems and associated parts; maintenance, repair and replacement of electrical switches, outlets, lines, panels and fixtures; repair and replacement of bathroom fixtures, water filters and water heaters; cleaning, repair and replacement of pipes, sewer lines and residential sanitary systems; and maintenance, repair and replacement of other residential systems, including home appliances. In connection with its repair and replacement services, the Company sells on a retail basis a wide range of HVAC, plumbing, electrical and other equipment, including complete heating and air conditioning systems and a variety of HVAC, plumbing and electrical parts and system components. As a subcontractor to builders, it installs complete central heating and air conditioning systems, electrical systems, plumbing systems and other systems in newly constructed homes and small commercial buildings.

     The following table shows, by region, the range of maintenance, repair and replacement services and new installation services provided by the Company as of the date of this Prospectus.

                                                                        OTHER
                                        HVAC   PLUMBING   ELECTRICAL   SERVICES
                                        ----   --------   ----------   --------
MAINTENANCE, REPAIR AND REPLACEMENT
  SERVICES:
Houston Metropolitan Area............     X         X         X           X
Washington-Baltimore Metropolitan
  Area and
  Richmond, Virginia.................     X
Chicago..............................     X
Raleigh/Durham, North Carolina.......     X
South Carolina.......................     X         X         X
Southeast Florida....................     X         X
Indiana (Indianapolis and Fort
  Wayne).............................     X         X         X
NEW INSTALLATION SERVICES:
Washington-Baltimore Metropolitan
  Area and
  Richmond, Virginia.................     X                               X
Raleigh/Durham, North Carolina.......     X
South Carolina.......................     X         X         X
Southeast Florida....................     X         X
Indiana (Indianapolis and Fort
  Wayne).............................     X         X         X

     An important element of the Company's growth strategy is to increase the range of residential services, particularly the maintenance, repair and replacement services it provides, in each of its regions through acquisitions and internally generated growth. Accordingly, the mix of services reflected in the foregoing table is expected to change over time as the Company implements its growth strategy. In addition, the Company intends to provide a full range of these services in new geographic areas into which it will expand, principally by acquisitions. See " -- Business Strategy."

     One strategy by which the Company will attempt to increase the reach of its residential services is through the utilization of its ARS Energy Services Company ("ARS Energy") subsidiary. This subsidiary has been organized for the purpose of formulating and implementing strategic alliances with major national and regional companies that may be able to integrate the Company's residential services with their own products or services and thereby make the Company's services available to their customers. These participants may include utilities, equipment manufacturers, home remodeling companies, home supply distributors, realtors, insurance companies, restaurant chains and other multi-location retailers.

     Meridian & Hoosier is the only one of the Acquired Businesses that currently maintains, repairs and replaces commercial heating and air conditioning units in large commercial facilities. As a result of acquisitions or otherwise, the Company's provision of these and other services to such facilities may be expanded.

OPERATIONS

     The Company operates on a decentralized basis, with the management of each operating location responsible for its day-to-day operations, profitability and growth. Local management is supported by the Company's marketing and advertising strategies and programs and is provided support in developing optimal pricing strategies. Financial resources for improved systems and expansion of services, training programs, financial controls, purchasing information and operating expertise is shared among locations to improve productivity, lower operating costs and improve customer satisfaction to stimulate internal growth. While the local management operates with a high degree of autonomy and is empowered to make the necessary operating decisions, adherence to Company training, safety, customer satisfaction, accounting and internal control policies is required. Frequent communication with the Company's executive management team is integral to the Company's achieving the benefits that are anticipated by the consolidation of these businesses into a single company.

     The Company's residential service operations are coordinated by local operations centers, which are staffed by order entry and customer service personnel, operations or service coordinators, and inventory, vehicle maintenance and office personnel. These centers use specialized computer and communications technology to process orders, arrange service calls, ensure timely delivery of required repair parts or new equipment, communicate with customers and service technicians and invoice customers. A typical maintenance, repair or replacement service call begins with either the customer telephoning a local operations center and requesting an estimate or placing an order for repair service or the Company calling the customer to make an appointment for periodic service agreement maintenance. Coordination and deployment of service technicians are managed by the operations center through communications systems linked to the center's computer system, cellular telephone, pager or radio.

     Service personnel work out of service vehicles, which are equipped with an inventory of equipment and commonly required tools, parts and supplies needed to complete a variety of jobs. The service technician assigned to a service call is generally responsible for driving to the service location, initiating the customer contact, analyzing the problem and job requirements, providing the price quotation, overseeing the work and collecting payment for the service. Payment for maintenance, repair and replacement services not covered by a service contract is generally made in cash or by check or credit card at the job site, except for certain well-established customers.

     The Company's service technicians respond to three general types of maintenance, repair and replacement service calls: requests for services under the Company's monitoring service contracts, requests for service under the Company's warranty service contracts and requests for emergency or other services not under contract. A substantial majority of these service calls are for emergency or other services not under contract. Service calls cover a wide variety of services, including the replacement of entire HVAC systems. Service histories on past customers are generally available to the customer service representatives in a continuously updated computer database matched to addresses in the local service area.

     The Company's new installation services are generally provided to builders of new homes and small commercial facilities. Typically, new installation service begins with the customer providing the architectural plans or mechanical drawings for the particular home or an entire tract of homes or other facility to be constructed and either requesting a bid or entering into direct negotiation for the work required. The Company's new installation personnel analyze the plans to determine the labor, materials and equipment type and size required for the installation of the system specified, price the job and either bid for or negotiate the written contract for the job. In HVAC installations, most of the required air ducts are fabricated and, together with the other equipment to be installed, partially pre-assembled in the Company's facilities and readied for delivery to the job site. The equipment and supplies necessary for the particular job are ordered from the suppliers or manufacturers, and delivery generally is timed according to the builder's schedule. The installation work is coordinated with the builder's construction supervisors. Scheduled draw payments for these services generally are obtained within 30 days of completing the installation, at which time any mechanics' and materialmen's liens securing the rights to such payments are released. Interim payments are often obtained to cover the Company's labor and materials costs on large installation projects.

     Except for the air ducts fabricated by the Company for use in its installation services operations, substantially all the equipment and component parts the Company sells or installs are purchased from manufacturers and other outside suppliers. As a result of the implementation of its operating strategies, the Company has begun to consolidate the number of manufacturers and other outside suppliers from which it obtains equipment and other items. The Company is not, however, materially dependent on any of these outside sources. See " -- Sources of Supply."

SALES AND MARKETING

     The Company believes that, in each of its current geographic markets, it has well-known and established businesses that, other than in Chicago, are leading providers of one or more residential services in their markets. The Company intends to build on this foundation through the use of advertising to expand name recognition and the adoption of best practices to increase the quality of services provided. For example, the Company is implementing the uniform practice whereby the Company's customers receive prompt follow-up inquiries to determine customer-satisfaction levels and to arrange for follow-up service calls if necessary. The Company believes this practice can be uniformly implemented at each of its service locations without material cost to the Company.

     In each of the market areas in which the Company provides residential maintenance, repair and replacement services, vigorous advertising campaigns traditionally have been emphasized by the Acquired Businesses. These campaigns have used mailouts, yellow pages, newspapers, radio and television to promote the services offered under their particular trade names or service marks. These advertising campaigns have been effective in creating name recognition and customer identification with the these companies for the quality of the services they offer in their local areas. The Company expects for the foreseeable future to retain the trade names and service marks of these companies in its advertising and promotional materials in their local areas, but intends over time to promote and establish the Company's name and service marks nationally. See " -- Intellectual Property."

     The Company also views its existing service contracts as an important way of retaining its customer base. The Company has several general types of service contracts: "maintenance and repair" contracts whereby the Company maintains and repairs selected residential HVAC, plumbing, electrical and other systems for a period of time for a fixed fee and "maintenance only" or "repair only" contracts whereby the Company makes periodic inspections of a residential system and provides certain preventative maintenance for a period of time for a fixed fee. The Company believes that such service contracts provide the Company with flexibility in determining the timing for delivery of its services, thereby generating greater stability in the level of demand for services throughout different seasons of the year. See " -- Seasonality." Certain states regulate the provision of service under residential services warranty contracts. See
" -- Governmental Regulation and Environmental Matters."

     With respect to its new installation business, the Company's marketing strategy focuses on cultivating long-term relationships with its national, regional and local home builder and general contractor customers. The Company's marketing efforts with these customers primarily involve direct sales contacts emphasizing the Company's quality of services and reliability. In addition, labels with the Company's name and phone number are applied to newly installed equipment, and direct telemarketing sales efforts for service contracts are timed to closely coincide with the expiration of manufacturer warranties on Company installed equipment. Therefore, the Company believes new installation business generally leads to maintenance, repair and replacement business.

     The Company has numerous customers. No single customer accounted for more than 10% of the Company's revenues during fiscal 1995.

HIRING, TRAINING AND SAFETY

     The Company seeks to ensure through its hiring procedures and continuous training programs that all service technicians it uses meet safety standards established by the Company, its insurance carriers and federal, state and local laws and regulations. The Company reviews prospective permanent service technicians to ensure they are trained thoroughly in their trades, the Company's procedures and customer satisfaction standards, possess the required trade licenses and have acceptable driving records.

     The Company has developed continuous training programs to provide initial, refresher and upgrade training programs to trainees, apprentices and service and installation technicians. These programs typically are presented by the Company's senior master plumbers, electricians, heating and air conditioning service technicians and safety supervisors. For example, in Houston, the Company operates a 150-seat classroom and training facility incorporating "hands on" training stations where service personnel, apprentices and new trainees can work on functioning HVAC, plumbing, electrical and other systems under the supervision of skilled tradesmen. A safety supervisor at this facility conducts both initial and continuous comprehensive training classes for all personnel and works with operating management to observe and evaluate safety procedures in an effort to constantly improve the effectiveness of the Company's safety programs.

VEHICLES AND FACILITIES

     The Company operates a fleet of owned or leased service trucks, vans and support vehicles in its operations. It believes these vehicles generally are well-maintained, ordinary wear and tear excepted, and adequate for the Company's current operations.

     The Company owns certain of its facilities and leases the remainder of its facilities under leases with remaining terms ranging from several months (in the case of certain facilities being consolidated with others) to 10 years on terms the Company believes to be commercially reasonable. Some of these leases are with officers and directors of the Company who became associated with the Company in connection with the Acquired Businesses. See "Certain
Transactions -- Real Estate and Other Transactions." Total rental expense for the facilities leases of the Founding Companies in fiscal 1995 (excluding certain discontinued retail appliance operations) was approximately $1.6 million.

     The Company's facilities consist principally of offices, garages and maintenance and warehouse facilities. The Company's principal operating facilities include (i) a 60,000 square foot facility owned by the Company and located in Houston, Texas, which is the primary base for the Company's Houston operations, (ii) a 36,000 square foot leased facility in Manassas, Virginia, which serves as the principal fabrication and production facility for General Heating, (iii) a 36,000 square foot leased facility in Savage, Maryland, which serves as a distribution, fabrication, production and administrative facility for General Heating, (iv) a 68,000 square foot leased facility in Raleigh, North Carolina, which is the principal operating base for Metro, (v) a 62,500 square foot leased facility in Charleston, South Carolina, which is the headquarters for Atlas, (vi) a 29,000 square foot leased facility in Margate, Florida, which serves as the principal office and fabrication facility for Florida HAC and
(vii) a 20,000 square foot leased facility in the West Palm Beach, Florida area, which is the operational base for Sasso. The Company believes its facilities are well-maintained and adequate for the Company's existing and planned operations at each operating location.

     The Company leases its principal executive and administrative offices in Houston, Texas.

INTELLECTUAL PROPERTY

     The Company owns various trademarks, service marks and trade names, which it uses in its local operations, advertising and promotions. It is expected that, for the foreseeable future, the Acquired Businesses and most other additional businesses subsequently acquired by the Company will continue to use their respective trade names and service marks in their local areas. The Company is implementing certain uniform service names and markings for use on its vehicles and in its advertising and promotional materials. See
"Business -- Sales and Marketing."

EMPLOYEES

     As of December 31, 1996, the Company had approximately 2,200 employees. As it implements its internal growth and acquisition strategies, the Company expects that the number of employees will increase. The Company is not a party to any collective bargaining agreements. The Company has not experienced any strikes or work stoppages and believes its relationship with its employees is good.

     The residential services business is characterized by, among other things, high turnover rates among service technicians. A substantial majority of the service technician turnover experienced by the Acquired Businesses in recent years has been during the extended screening period in the first year of employment. The Company's future success will depend, in part, on its ability to continue to attract, retain and motivate qualified service technicians and operational management personnel. One way by which the Company hopes to attract, retain and motivate such personnel is by offering them a more comprehensive benefits package at less cost to the employee than is typical in the industry. The Company is able to offer such a package in a cost effective manner because of the large number of persons it employs.

SOURCES OF SUPPLY

     The raw materials used in the Company's operations, such as HVAC system components, sheet metal, electrical components and copper and PVC tubing, are generally available from domestic suppliers at competitive prices. The Company has been able to obtain price savings on certain raw materials through volume purchases. The Company does not currently have any significant company-wide contracts relating to the supply of equipment or materials. The Company has not experienced any significant difficulty in obtaining adequate supplies to conduct its operations.

SEASONALITY

     The Company's installation, maintenance, repair and replacement operations are subject to different seasonal variations in the different lines of service. Except certain areas in the southern United States, the demand for new installations is lower during the winter months because new construction activity is lower as a result of colder weather. Demand for HVAC services is generally higher in the second and third quarters. Accordingly, the Company expects its revenues and operating results generally will be correspondingly lower in its first and fourth quarters.

COMPETITION

     The market for residential services is highly competitive. The Company believes that the principal competitive factors in the residential services industry are (i) timeliness, reliability and quality of services provided, (ii) range of services provided, (iii) market share and visibility and (iv) price. The Company believes its strategy of creating a leading national provider of comprehensive residential services directly addresses these factors. The ability of the Company to recruit, train and retain highly motivated service technicians to provide quality services should be enhanced by its ability to utilize professionally managed recruiting and training programs. In addition, the Company offers compensation, health and savings benefits that are more comprehensive than most offered in the industry. See "-- Hiring, Training and Safety" and " -- Employees." Quality of service should be enhanced by the implementation and continuous reinforcement of customer satisfaction policies, retraining and follow-up with the customer. Competitive pricing is possible through the implementation of the cost-saving opportunities that exist across each of the service lines offered and from productivity improvements.

     Most of the Company's competitors are small, owner-operated companies that typically operate in a single local geographic area. Certain of these smaller competitors may have lower overhead cost structures and, consequently, may be able to provide their services at lower rates. Moreover, many homeowners have traditionally relied on individual persons or small repair service firms with whom they have long-established relationships for a variety of home repairs. The Company believes there are currently only three public companies, Chemed Corporation (through a subsidiary, Roto-Rooter, Inc.), Service Experts, Inc. and Baltimore Gas & Electric Company (through a subsidiary), focused on providing residential services in some of the same services lines provided by the Company. There are a number of national chains, such as Home Depot, Sears and Builders Square, that sell a variety of plumbing fixtures and equipment, and heating and air conditioning equipment for residential use and offer, either directly or through various subcontractors, installation, warranty and repair services. Other companies or trade groups engage in franchising their names and marketing programs in some residential services lines. In the future, competition may be encountered from, among others, other public residential service companies with aggressive acquisition programs, the unregulated business segments of regulated gas and electric utilities or from newly deregulated utilities in those industries entering into various residential service areas. Certain of the Company's competitors and potential competitors have greater financial resources than the Company to finance residential services acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own residential services operations if they decide to enter the business.

GOVERNMENTAL REGULATION AND ENVIRONMENTAL MATTERS

     Many aspects of the Company's operations are subject to various federal, state and local laws and regulations, including, among others, (i) permitting and licensing requirements applicable to service technicians in their respective trades, (ii) building, HVAC, plumbing and electrical codes and zoning ordinances, (iii) laws and regulations relating to consumer protection, including laws and regulations governing service contracts for residential services, and (iv) laws and regulations relating to worker safety and protection of the environment.

     The Company believes it has all required permits and licenses to conduct its operations and is in substantial compliance with applicable regulatory requirements relating to its operations. Failure of the Company to comply with the applicable regulations could result in substantial fines or revocation of the Company's operating permits.

     A large number of state and local regulations governing the residential services trades require various permits and licenses to be held by individuals. In some cases, a required permit or license held by a single individual may be sufficient to authorize specified activities for all the Company's service technicians who work in the geographic area covered by the permit or licenses. The Company has implemented a policy to ensure that, where allowed, any such permits or licenses that may be material to the Company's operations in a particular geographic region are held by at least two persons within that region.

     The Company's operations are affected by numerous federal, state and local environmental laws and regulations, including those governing vehicle emissions and the use and handling of refrigerants. The technical requirements of these laws and regulations are becoming increasingly expensive, complex and stringent. Federal and state environmental laws include statutes intended to allocate the cost of remedying contamination among specifically identified parties. The Comprehensive Environmental Response, Compensation, and Liability Act
("CERCLA" or "Superfund") imposes strict, joint and several liability on owners or operators of facilities at, from, or to which a release of hazardous substances has occurred, on parties who generated hazardous substances that were released at such facilities, and on parties who arranged for the transportation of hazardous substances to such facilities. A majority of states have adopted "Superfund" statutes comparable to and, in some cases, more stringent than CERCLA. If the Company were to be found to be a responsible party under CERCLA or a similar state statute, the Company could be held liable for all investigative and remedial costs associated with addressing such contamination. In addition, claims alleging personal injury or property damage may be brought against the Company as a result of alleged exposure to hazardous substances resulting from the Company's operations. The Company has not been notified that it is a potentially responsible party under CERCLA or any similar state statute.

     The Company's operations are subject to the federal Clean Air Act, as amended (the "Clean Air Act"), which governs air emissions and imposes specific requirements on the use and handling of chlorofluorocarbons and certain other refrigerants ("CFCs"). Clean Air Act regulations require the certification of service technicians involved in the service or repair of systems, equipment and appliances containing these refrigerants and also regulate the containment and recycling of these refrigerants. These requirements have increased the Company's training expenses and expenditures for containment and recycling equipment. The Clean Air Act is intended to ultimately eliminate the use of CFCs in the United States and require alternative refrigerants to be used in replacement HVAC systems. The implementation of the Clean Air Act restrictions has also increased the cost of CFCs in recent years and is expected to continue to increase such costs in the future. As a result, the number of conversions of existing HVAC systems which use CFCs to systems using alternative refrigerants is expected to increase.

     The Company's operations in certain geographic regions are subject to laws that will, over the next few years, require specified percentages of vehicles in large vehicle fleets to use "alternative fuels," such as compressed natural gas ("CNG") or propane, and to meet reduced emissions standards. A significant proportion of the vehicles in the Crown fleet that are currently in service have been converted to use either CNG or gasoline. The Company does not anticipate that the cost of additional fleet conversion that may be required under current laws will be material. Future costs of compliance with these laws will be dependent upon the number of vehicles purchased in the future for use in the covered geographic regions, as well as the number and size of future business acquisitions by the Company in these regions. The Company cannot determine to what extent its future operations and earnings may be affected by new regulations or changes in existing regulations relating to vehicle emissions.

     Prior to entering into the agreements relating to the Acquired Businesses, the Company evaluated the properties to be acquired and property leases to be assumed in the Acquired Businesses, and engaged an independent environmental consulting firm to conduct or review assessments of environmental conditions at certain properties owned or operated by the Acquired Businesses. No material environmental problems were discovered in these reviews, and the Company is not otherwise aware of any actual or potential environmental liabilities of the Acquired Businesses that would be material to the Company. The Company in the process of implementing various programs to promote compliance with applicable health and worker safety regulations and to increase employee safety awareness.

     Capital expenditures for property, plant and equipment for environmental control facilities during fiscal 1995 were not material. The Company does not currently anticipate any material adverse effect on its business or consolidated financial position as a result of future compliance with existing environmental laws and regulations controlling the discharge of materials into the environment. Future events, however, such as changes in existing laws and regulations or their interpretation, more vigorous enforcement policies of regulatory agencies or stricter or different interpretations of existing laws and regulations may require additional expenditures by the Company which may be material.

LITIGATION AND INSURANCE

     The Company is, from time to time, a party to litigation arising in the normal course of its business, most of which involves claims for personal injury and property damage incurred in connection with its operations. The Company is not currently involved in any litigation the Company believes will have a material adverse effect on its financial condition or results of operations.

     The Company maintains various worker safety and quality control programs in an attempt to reduce the risk of potential damage to persons and property. In addition, the Company maintains insurance in such amounts and against such risks as it deems prudent. No assurance can be given such insurance will be sufficient under all circumstances to protect the Company against significant claims for damages. The occurrence of a significant event not fully insured against could materially and adversely affect the Company's financial condition and results of operations. Moreover, no assurance can be given the Company will be able to maintain adequate insurance in the future at commercially reasonable rates or on acceptable terms.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning each director and executive officer of ARS (ages are as of December 31, 1996):

      NAME                      AGE                 POSITION
-----------------------------   --- ----------------------------------------
C. Clifford Wright, Jr.......   44  Director(1)(2), President and Chief
                                    Executive Officer
Howard S. Hoover, Jr.........   58  Director(1)(2)(3) and Chairman of the
                                    Board
Gorden H. Timmons............   47  Director(1) and Chief Operating Officer
William P. McCaughey.........   38  Director(2), Executive Vice President
                                    and Chief Financial Officer
John D. Held.................   34  Senior Vice President, General Counsel
                                    and Secretary
Frank N. Menditch............   45  Director(3); President of General
                                    Heating
Elliot Sokolow...............   54  Director(3); President of Florida HAC
A. Jefferson Walker III......   34  Treasurer
Michael Mamaux...............   30  Controller
Thomas N. Amonett............   54  Director(4)(5)
Robert J. Cruikshank.........   66  Director(2)(4)
Randall B. Hale..............   34  Director(4)
Nolan Lehmann................   52  Director(5)
Don D. Sykora................   66  Director(1)(5)
------------
  (1) Member of the Board's Executive Committee.

  (2) Member of the Board's Nominating Committee.

  (3) Member of the Board's Industry Relations Committee.

  (4) Member of the Board's Audit Committee.

  (5) Member of the Board's Compensation Committee.

     C. CLIFFORD WRIGHT, JR. has been President and Chief Executive Officer and a director since November 1995. From 1991 to 1995, Mr. Wright was Vice President and Chief Financial Officer of American Ecology Corporation. From 1990 to 1991, Mr. Wright was a Director of Corporate Finance with KPMG Peat Marwick. Prior thereto, he was a divisional vice president in finance and planning of Browning-Ferris Industries, Inc. ("BFI"). Mr. Wright is a Certified Public Accountant.

     HOWARD S. HOOVER, JR. has been Chairman of the Board since November 1995. From 1970 until 1991, Mr. Hoover was employed by BFI and served during his tenure as a director and in various management capacities as a member of the Senior Management Committee, Senior Vice President, General Counsel and Secretary. From 1992 until 1995, Mr. Hoover was engaged in various business development and consulting activities.

     GORDEN H. TIMMONS has served as Chief Operating Officer and a director since September 1996. He founded Atlas in 1976 and served as its President until September 1996. Mr. Timmons was a founder of the Charleston Chapter of the Air Conditioning Contractors of America ("ACCA") and is a past President of that Chapter. Mr. Timmons has been active in computer systems development for HVAC companies and is a frequent speaker at national industry conventions.

     WILLIAM P. MCCAUGHEY has been Executive Vice President and Chief Financial Officer since October 1996. He served as Executive Vice President -- Planning and Development from November 1995 until October 1996. Mr. McCaughey has been a director since November 1995. From 1992 to 1995, Mr. McCaughey was Treasurer of American Ecology Corporation. From 1991 to 1992, he was President of Environmental Financial Services, Inc., a research and consulting firm. He served as Vice President and Corporate Treasurer of Republic Waste Industries, Inc. from 1990 to 1991 and, prior thereto, was employed by BFI in several financial positions from 1982 to 1990. Mr. McCaughey is a Chartered Financial Analyst.

     JOHN D. HELD has been Senior Vice President, General Counsel and Secretary since March 1996. From October 1995 to March 1996, he was an associate at the law firm of Liddell, Sapp, Zivley, Hill and LaBoon, LLP. Mr. Held was Associate General Counsel of American Ecology Corporation from 1994 to 1995 and was an associate at the law firm of Baker & Botts, L.L.P. prior thereto.

     FRANK N. MENDITCH has been a director since September 1996. He has been President of General Heating for more than the past five years. Mr. Menditch is a past president of the National Capital Chapter of ACCA and of the Metro Washington Heat Pump Association.

     ELLIOT SOKOLOW has been a director since September 1996. He was a founder of Florida HAC in 1970 and has served as its president since 1977. Mr. Sokolow served as national President of ACCA in 1992 and 1993 and is the President-Elect of the Florida Air Conditioning Contractors Association.

     A. JEFFERSON WALKER III joined the Company in April 1996 as Treasurer and was a consultant to the Company from January 1996 to March 1996. From 1993 to January 1996, he was employed by American Ecology Corporation as a Manager-Financial Analysis and Assistant Treasurer. From 1990 to 1993, Mr. Walker served as a Senior Financial Analyst and Assistant Banking Officer of Mellon Bank Corporation in Houston, Texas. Mr. Walker was a financial analyst at BFI from 1988 to 1989.

     MICHAEL MAMAUX joined the Company in April 1996 as Controller. From 1995 until April 1996, Mr. Mamaux was an assistant corporate controller at U.S. Delivery Systems, Inc. Prior thereto, he was a Senior Auditor at Arthur Andersen LLP. Mr. Mamaux is a Certified Public Accountant.

     THOMAS N. AMONETT has been a director since September 1996. He has served as President and a director of Reunion Resources Company (previously known as Buttes Gas and Oil Company), a Houston-based company primarily engaged in manufacturing high volume, precision plastic products; providing engineered plastic services; oil and gas exploration, development and production; and wine grape vineyard development, since 1992 and as acting Chief Executive Officer of Weatherford Enterra, Inc. since July 1996. Previously, he was Of Counsel with the law firm of Fulbright & Jaworski L.L.P. from 1986 to 1992. Prior thereto, he was President and a director of Houston Oil Fields Company, an oil and gas exploration and production company, from 1982 to 1986. Mr. Amonett also currently serves as a director of Air-Cure Technologies, Inc., PetroCorp Incorporated and Weatherford Enterra, Inc.

     ROBERT J. CRUIKSHANK has been a director since September 1996. He is primarily engaged in managing his personal investments in Houston. Prior to his retirement in 1993, he was a Senior Partner in the accounting firm of Deloitte & Touche. Mr. Cruikshank serves as a director of Houston Industries Incorporated, MAXXAM Inc., Kaiser Aluminum Corporation, Compass Bank-Houston and Texas Biotechnology Corporation.

     RANDALL B. HALE has been a director since September 1996. He has been a Vice President of Equus Capital Management Corporation ("ECMC") and Equus II Incorporated ("Equus II") (see "Certain Transactions" and "Security
Ownership of Certain Beneficial Owners and Management") since 1992 and a director of ECMC since February 1996. Mr. Hale currently serves as an officer or director of several private businesses. From 1985 to 1992, he was employed by Arthur Andersen LLP. Mr. Hale is a Certified Public Accountant. Mr. Hale was appointed to the Board of Directors pursuant to the funding agreement between ARS and Equus II (the "Equus Funding Agreement"), which terminated pursuant to its terms on completion of the IPO. See "Certain Transactions -- Organization of the Company."

     NOLAN LEHMANN has been a director since September 1996. He has been the President of ECMC since its formation in 1983 and of Equus II since its formation in 1991 (see "Certain Transactions" and "Security Ownership of
Certain Beneficial Owners and Management"). Prior thereto, Mr. Lehmann was employed by Service Corporation International, where he held various positions, including vice president -- regional manager and vice president -- corporate development. Mr. Lehmann currently serves as a director of a number of public and private companies, including Allied Waste Industries, Inc., Champion Healthcare Corporation, Drypers Corporation and Garden Ridge Corporation. Mr. Lehmann is a Certified Public Accountant. Mr. Lehmann was appointed to the Board of Directors pursuant to the Equus Funding Agreement.

     DON D. SYKORA has been a director since September 1996. He is currently a consultant to Houston Industries Incorporated ("HII"). He served as President and Chief Operating Officer of HII from 1993 until his retirement in 1995. From 1990 to 1993, Mr. Sykora was President and Chief Operating Officer of HII's principal operating subsidiary, Houston Lighting & Power Company. Mr. Sykora is currently serving as a director of Powell Industries, Inc., Pool Oilfield Services, Inc. and TransTexas Gas Corp.

     The Board of Directors is divided into three classes, each of which, following a transitional period, will serve for three years, with one class being elected each year at the annual stockholders' meeting. The term of the Class I directors (Messrs. Wright, Sokolow and Amonett) will expire at the 1997 meeting. The term of the Class II directors (Messrs. Hoover, Menditch, Cruikshank and Hale) will expire at the 1998 meeting. The term of the Class III directors (Messrs. Timmons, McCaughey, Lehmann and Sykora) will expire at the 1999 meeting.

DIRECTOR COMPENSATION

     Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company (a "Nonemployee Director") receives a fee of $1,500 for each Board meeting attended and $1,000 for each Board committee meeting attended (unless held on the same day as a Board meeting) and will be periodically granted options to purchase Common Stock pursuant to the Company's 1996 Incentive Plan (the "Incentive Plan"). All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or Board committees and for other expenses incurred in their capacity as directors.

     On the closing of the IPO, each Nonemployee Director was granted an option to purchase up to 10,000 shares of Common Stock. These options will become exercisable at $15.00 per share (the IPO price to the public) in 33 1/3% annual increments beginning in September 1997 and expire in June 2006. On the first business day of the month following the date on which each annual meeting of the Company's stockholders is held, each Nonemployee Director also will automatically be granted an option to purchase up to 5,000 shares of Common Stock. Such options will have a ten-year term, will have an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant and will become exercisable in 33 1/3% annual increments beginning on the first anniversary of the date of grant.

EXECUTIVE COMPENSATION

     The following table sets forth information regarding aggregate cash compensation, restricted stock and stock option awards and other compensation earned by the Company's Chief Executive Officer and its four other most highly compensated executive officers for services rendered to the Company during 1996:

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM COMPENSATION
                                                             -------------------------------------
                                             ANNUAL                         AWARDS
                                          COMPENSATION       -------------------------------------
         NAME AND PRINCIPAL             -----------------    RESTRICTED STOCK    SHARES UNDERLYING       ALL OTHER
              POSITION                   SALARY     BONUS         AWARDS              OPTIONS         COMPENSATION(5)
-------------------------------------   --------    -----    ----------------    -----------------    ---------------
C. Clifford Wright, Jr...............   $175,000     (3)          --                  200,000             $ 1,240
  President and Chief Executive
  Officer

Howard S. Hoover, Jr.................   $160,000     (3)          --                  150,000             $   498
  Chairman of the Board

William P. McCaughey.................   $140,000     (3)          --                  120,000             $   810
  Executive Vice President and Chief
  Financial Officer

John D. Held.........................   $ 99,230(1)  (3)         $ 80,000(4)           75,000             $   685
  Senior Vice President, General
  Counsel and Secretary

Gorden H. Timmons....................   $ 56,540(2)  (3)          --                  150,000             $   354
  Chief Operating Officer

------------
(1) Salary earned since the date of commencement of Mr. Held's employment with ARS in March 1996.

(2) Salary earned since the date of commencement of Mr. Timmons' employment with ARS in September 1996.

(3) Bonuses will be paid in accordance with the plan described below under "-- Bonus Awards." Amounts are not reflected in the table as such bonus awards have not yet been determined by the Compensation Committee of the Company's Board of Directors.

(4) As of December 31, 1996, 5,333 shares of restricted Common Stock were held by Mr. Held pursuant to the Company's Incentive Plan, with an aggregate value of $144,658, based upon the closing price of the Common Stock as reported on the New York Stock Exchange on December 31, 1996.

(5) Represents: (i) matching contributions by the Company under the Company's 401(k) plan for the executive officers named in the above table in the amounts of $417 for Mr. Wright, $355 for Mr. McCaughey, $307 for Mr. Held and $354 for Mr. Timmons; and (ii) the dollar value of insurance coverage provided to the named executive officers by the Company under the Company's Executive Life Insurance Program in the amounts of $823 for Mr. Wright, $498 for Mr. Hoover, $455 for Mr. McCaughey and $378 for Mr. Held.

OPTION GRANTS

     Options to purchase a total of 1,504,500 shares of Common Stock were granted during 1996 and were outstanding under the Incentive Plan as of December 31, 1996. All these options have 10-year terms and are exercisable at prices ranging from $8.00 to $23.50 per share. Of the options granted during 1996, 87,500 options are incentive stock options (50,000 of which were granted to the executive officers named in the Summary Compensation Table). The following table sets forth information regarding the options granted to the executive officers named in the Summary Compensation Table:

                                                         INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                       -----------------------------------------------------        VALUE AT ASSUMED
                                                     PERCENT                                          ANNUAL RATES
                                         NUMBER      OF TOTAL                                        OF STOCK PRICE
                                       OF SHARES     OPTIONS                                        APPRECIATION FOR
                                       UNDERLYING   GRANTED TO                                       OPTION TERM(2)
                                        OPTIONS     EMPLOYEES    EXERCISE                      --------------------------
                NAME                    GRANTED      IN 1996     PRICE(1)   EXPIRATION DATE         5%           10%
-------------------------------------  ----------   ----------   --------   ----------------   ------------  ------------
C. Clifford Wright, Jr...............    200,000     13.3%        $  8.00   January 31, 2006   $  1,006,000  $  2,550,000
Howard S. Hoover, Jr.................    150,000     10.0%        $  8.00   January 31, 2006   $    754,500  $  1,912,500
William P. McCaughey.................    120,000      8.0%        $  8.00   January 31, 2006   $    603,600  $  1,530,000
John D. Held.........................     75,000      5.0%        $  9.60      March 6, 2006   $    453,000  $  1,147,500
Gorden H. Timmons....................    150,000     10.0%        $ 15.00      June 12, 2006   $  1,414,500  $  3,586,500

------------
(1) All options shown in this table were granted prior to the closing of the Initial Acquisitions and the IPO, and the ARS Board of Directors determined that, as of the respective grant dates of these options, their per-share exercise prices exceeded the then fair market value of a share of Common Stock. This presentation assumes the exercise price of each of these options equaled that fair market value on the grant date.

(2) Calculated on the basis of the indicated rate of appreciation in the value of the Common Stock, compounded annually from the assumed fair market value on the grant date, from the grant date to the end of the option term.

     The options granted to Messrs. Wright, Hoover, McCaughey, Held and one other executive officer are exercisable in 50% increments on March 27, 1997 and March 27, 1998, respectively. The other outstanding options granted to employees of the Company during 1996 generally will become exercisable in 20% annual increments beginning in 1997.

AGGREGATE OPTION HOLDINGS AND YEAR-END VALUES

     No options were exercised during 1996. The following table presents information regarding the value of options outstanding at December 31, 1996 for each of the executive officers named in the Summary Compensation Table:

                                              NUMBER OF SHARES              VALUE OF UNEXERCISED
                                           UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                         OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END(1)
                                        ----------------------------    ----------------------------
                NAME                    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------------------------   -----------    -------------    -----------    -------------
C. Clifford Wright, Jr...............     --              200,000         --            $ 3,825,000
Howard S. Hoover, Jr.................     --              150,000         --            $ 2,868,750
William P. McCaughey.................     --              120,000         --            $ 2,295,000
John D. Held.........................     --               75,000         --            $ 1,314,375
Gorden H. Timmons....................     --              150,000         --            $ 1,818,750

------------
(1) The closing price for the Common Stock as listed on the New York Stock Exchange on December 31, 1996 was $27.125. Value is calculated on the basis of the difference between the option exercise price and $27.125, multiplied by the number of shares of Common Stock underlying the options.

BONUS AWARDS

     In June 1996, the Board of Directors granted Messrs. Wright, Hoover, McCaughey and Held incentive cash bonus awards for 1996 which are based, subject to the overall performance of the Company, on the performance of the Common Stock after the IPO as compared to the performance of each of the stocks included in the Standard & Poor's 500 Stock Index (the "S&P 500"). The amount of each award will be determined by multiplying the officer's salary earned from September 27, 1996 through December 31, 1996 by a percentage determined by ranking the Common Stock's price performance including reinvested dividends, if any ("Total Stockholder Return"), among Total Stockholder Returns of all the stocks in the S&P 500, as follows:

        PERCENTILE RANKING OF           PERCENTAGE OF BASE
           COMPANY'S TOTAL                  SALARY AS
         STOCKHOLDER RETURN                BONUS AWARD
-------------------------------------   ------------------
50% or less..........................             0%
51% - 65%............................            50%
66% - 74%............................           100%
75% - 89%............................           150%
90% - 95%............................           200%
96% - 100%...........................           250%

     For 1996, the incentive bonus award calculation will be made from September 27, 1996 through December 31, and such awards are expected to be paid in 1997. The officers granted these awards will not be eligible to participate in any other Company cash bonus award program in 1996. The 1996 bonus for Mr. Timmons, if any, will be determined in accordance with 50% of the above formula and is expected to be paid in 1997 and the balance of such officer's 1996 bonus award, if any, will be based upon performance standards established by the Compensation Committee of the Board of Directors. The Compensation Committee of the Board of Directors has not determined the amounts of such awards as of the date of this Prospectus. The 1996 bonuses for other officers and key employees of the Company will be based upon the performance standards established by the Compensation Committee.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with Messrs. Wright, Hoover, Timmons, McCaughey, Menditch, Sokolow and Held, copies of which are included as exhibits to the Registration Statement of which this Prospectus is a part. Each of these agreements (i) provides for an annual minimum base salary, (ii) entitles the employee to participate in all the Company's compensation plans (as defined) in which executive officers of ARS participate and (iii) has a continuous three-year term subject to the right of either party to terminate the employee's employment at any time. If the employee's employment is terminated by the Company without cause (as defined) or by the employee with good reason (as defined), the employee will be entitled, during each of the years in the three-year period beginning on the termination date, to (i) periodic payments equal to his average annual cash compensation (as defined) from the Company, including bonuses, if any, during the two years (or such shorter period of employment) preceding the termination date and (ii) continued participation in all the Company's compensation plans (other than the granting of new awards under the Incentive Plan or any other performance-based plan). Except in the case of a termination for cause, any stock options previously granted to the employee under the Incentive Plan that have not been exercised and are outstanding as of the time immediately prior to the date of his termination will remain outstanding (and continue to become exercisable pursuant to their respective terms) until exercised or the expiration of their term, whichever is earlier. If a change of control (as defined) of the Company occurs, the employee may terminate his employment at any time during the 365-day period following that event and receive a lump sum payment equal to three times his highest annual base salary under the agreement (plus such amounts as may be necessary to hold the employee harmless from the consequences of any resulting excise or other similar purpose tax relating to "parachute payments" under the Internal Revenue Code of 1986, as amended. Each employment agreement contains a covenant limiting competition with the Company for a period of one year following termination of employment.

     The Company also has employment agreements with Messrs. Walker and Mamaux and with certain managers of the Company's principal operating facilities.

1996 INCENTIVE PLAN

     The objectives of the Incentive Plan, which was approved by the Board of Directors and stockholders of ARS and generally is administered by the Compensation Committee of the Board of Directors, are to (i) attract and retain the services of key employees, qualified independent directors and qualified consultants and other independent contractors and (ii) encourage the sense of proprietorship in and stimulate the active interest of those persons in the development and financial success of the Company by making awards ("Awards") designed to provide participants in the Incentive Plan with a proprietary interest in the growth and performance of the Company.

     The Company has reserved 1,550,000 shares of Common Stock for use in connection with the Incentive Plan. Beginning with the Company's last fiscal quarter of 1996 and continuing each fiscal quarter thereafter, the number of shares available for use in connection with the Incentive Plan will be the greater of 1,550,000 or 15% of the number of shares of Common Stock outstanding on the last day of the preceding calendar quarter. Shares subject to Awards that are forfeited or terminated, exchanged for Awards that do not involve Common Stock or expire unexercised, or are settled in cash in lieu of Common Stock or otherwise such that the shares covered thereby are not issued, again become available for Awards.

     Persons available for Awards are (i) employees holding positions of responsibility with the Company or any of its subsidiaries and whose performance can have a significant effect on the success of the Company as well as individuals who have agreed to become employees within six months of the date of grant, (ii) Nonemployee Directors and (iii) nonemployee consultants and other independent contractors providing, or who will provide, services to the Company or any of its subsidiaries.

     Awards may be in the form of (i) options to purchase a specified number of shares of Common Stock at a specified price, which may be denominated in one or both of Common Stock or units denominated in Common Stock, (ii) rights to receive a payment, in cash or Common Stock, equal to the fair market value or other specified value of a number of shares of Common Stock on the rights' exercise date over a specified exercise price, (iii) restricted or unrestricted grants of Common Stock or units denominated in Common Stock, (iv) grants denominated in cash and (v) grants denominated in cash, Common Stock, units denominated in Common Stock or any other property which are made subject to the attainment of one or more performance goals.

OTHER PLANS

     The Company has adopted deferred compensation, supplemental disability, supplemental life and retirement or other benefit or welfare plans, including a
Section 401(k) plan, in which executive officers of the Company will be eligible to participate.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

     ARS was initially capitalized in October 1995 with $1,000 provided by Messrs. Wright, Hoover and McCaughey. As a result of stock splits, the 1,000 shares initially issued by ARS to its founders total 422,483 shares of Common Stock. Prior to the IPO, Equus II advanced funds to ARS pursuant to a $2.6 million commitment to enable ARS to pay various expenses incurred in connection with its efforts to create the Company and effect the IPO. On the closing of the IPO, $0.5 million of this note was converted into 844,962 shares of Common Stock, and ARS repaid the balance of the note with proceeds from the IPO. As a part of its funding arrangements with Equus II, ARS issued a warrant to Equus II in March 1996 to purchase up to 100,000 shares of Common Stock at $15 per share. That warrant will expire in 2001 to the extent not exercised.

     The aggregate consideration paid by ARS to acquire the Founding Companies consisted of (i) approximately $39.5 million in cash (including approximately $4.7 million paid as a result of working capital adjustments) and (ii) 2,942,192 shares of Common Stock (including 137,139 shares into which the preferred stock of EHC was converted). In addition, the Company also assumed all the indebtedness and preferred stock payment obligations of the Founding Companies (approximately $22.3 million) and repaid substantially all such indebtedness and obligations.

     Pursuant to the agreements relating to the Initial Acquisitions, all stockholders of each of the Founding Companies (other than Equus II and the minority interest owners in Atlas) agreed not to compete with the Company prior to September 24, 2000.

     In connection with the Initial Acquisitions and as consideration for their interests in the Founding Companies, certain directors of ARS, together with a family trust in one case, received cash and shares of Common Stock, as follows:
Mr. Menditch -- $5.24 million and 222,222 shares; Mr. Timmons -- $5.83 million and 820,027 shares; and Mr. Sokolow -- $6.68 million and 266,666 shares. In addition, the following, together with family trusts in one case, received as consideration for their interests in EHC, the following: Mr. Wright -- 52,300 shares and $237,000; Mr. Hoover -- 34,866 shares and $158,000; Mr.
McCaughey -- 52,300 shares and $237,000; and Equus II -- 376,073 shares and $1.27 million. The consideration paid by ARS for EHC also included the repayment or assumption of $13.2 million of indebtedness and other obligations EHC had incurred to purchase Crown in March 1996 and A-ABC in May 1996. In addition, ARS issued a warrant (since exercised) to purchase 8,333 shares of Common Stock at a total purchase price of $83.33 in exchange for a warrant previously issued by EHC to NationsBank (which, together with Equus II, had financed EHC's purchases of Crown and A-ABC). EHC had paid $17.5 million in cash to purchase Crown and certain real estate used in its business and $2.0 million in cash to purchase A-ABC. For purposes of purchasing EHC, ARS valued EHC on a basis consistent with the other Initial Acquisitions, using the same multiple of cash flow, as adjusted for owners' compensation and other nonrecurring items and for working capital and the fair market value of real estate, if any, being acquired.

     On the closing of the IPO, the Company issued 39,987 shares of Common Stock pursuant to the Company's Incentive Plan to employees, three officers (other than Messrs. Wright, Hoover and McCaughey) and consultants of ARS and its affiliates and recognized $600,000 of compensation expense.

REAL ESTATE AND OTHER TRANSACTIONS

     Atlas leases office and warehouse space at two locations from a company in which Mr. Timmons has a 50% ownership interest. Rentals under these leases, which extend to May 2005 and May 2006, respectively, currently total $183,800 annually and will increase if a specified prime interest rate increases to 11% or above. Atlas also leases office and warehouse space from a partnership in which members of Mr. Timmons' immediate family have a 50% ownership interest. This lease extends to February 2006 and provides for total annual rentals of $42,000. Office space at another location is leased by Atlas from a partnership in which Mr. Timmons owns a 90% interest. The lease commenced in November 1996 for a three-year term, with initial annual rentals of $25,600. Atlas had a receivable from Mr. Timmons of approximately $195,000 as of December 31, 1995, which he subsequently paid in full.

     General Heating leases office and warehouse space under four leases from a limited partnership owned by Mr. Menditch, his brothers and trusts for the benefit of their children. Annual rentals under the leases, which expire at the end of 2005, currently total $491,373 and will increase a minimum of 4% each year. General Heating had receivables from Mr. Menditch of approximately $308,139 as of December 31, 1995, which he subsequently paid in full.

     Florida HAC leases its principal office and warehouse space from a limited partnership 80% owned by Mr. Sokolow. The annual rental under the lease, which is scheduled to expire May 31, 2005, currently is $224,856 and will increase 5% each year. Florida HAC had borrowings outstanding from Mr. Sokolow of approximately $641,804 as of December 31, 1995. Florida HAC subsequently repaid this amount.

     The Company believes the rentals provided under the leases described above are fair market rentals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 31, 1996, the "beneficial ownership" (as defined by the SEC) of the Common Stock of (i) each person known to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors and executive officers and (iii) all executive officers and directors of the Company as a group.

                                        SHARES BENEFICIALLY
                                             OWNED(1)
                                       ---------------------
            NAME                         NUMBER      PERCENT
-------------------------------------  -----------   -------
Equus II Incorporated(2).............    1,321,037      12.7%
     2929 Allen Parkway, 25th Floor
     Houston, Texas 77019
Gorden H. Timmons(3).................      820,027       7.9%
Elliot Sokolow.......................      266,666       2.6%
Frank N. Menditch....................      222,222       2.1%
C. Clifford Wright, Jr...............      210,731       2.0%
William P. McCaughey.................      210,731       2.0%
Howard S. Hoover, Jr.................      140,725       1.4%
John D. Held.........................        5,333      *
A. Jefferson Walker III..............        3,666      *
Michael Mamaux.......................        3,000      *
Nolan Lehmann........................        2,000      *
Robert J. Cruikshank.................        2,000      *
Randall B. Hale......................        1,000      *
Thomas N. Amonett....................        1,000      *
Don D. Sykora........................        1,000      *
All executive officers and directors
  as a group (14 persons)(3).........    1,890,101      18.2%
------------
 * Less than 1%.

(1) Shares shown do not include (i) shares that could be acquired upon exercise of currently outstanding stock options which do not vest within 60 days hereof or (ii) shares held through the Company's 401(k) plan.

(2) Shares shown include 100,000 shares obtainable on exercise of a warrant exercisable at $15.00 per share. Nolan Lehmann, a director of the Company, is the President of Equus II and thus may be deemed to be the beneficial owner of shares held by Equus II. Mr. Lehmann disclaims beneficial ownership of all those shares.

(3) Includes shares held by a trust of which Mr. Timmons is the trustee and may be deemed the beneficial owner.

     Except as otherwise indicated, the address of each person listed in the above table is c/o American Residential Services, Inc., Post Oak Tower, Suite 725, 5051 Westheimer, Houston, Texas 77056-5604. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                        SHARES ELIGIBLE FOR FUTURE SALE

     As of December 31, 1996, 10,370,865 shares of Common Stock were outstanding. The 4,830,000 shares sold in the IPO (other than to affiliates of the Company) are freely tradable by the public. The remaining outstanding shares of Common Stock (collectively, the "Restricted Shares") have not been registered under the Securities Act and may be resold publicly only following their effective registration under that act or pursuant to an available exemption from the registration requirements of that act (such as Rule 144 thereunder).

     The shares of Common Stock reserved or to be available for issuance pursuant to the Incentive Plan are registered for issuance under the Securities Act. These shares generally may be sold in the open market by holders who are not affiliates of the Company and, subject to the volume and other limitations of Rule 144, by holders who are affiliates of the Company.

     In general, under Rule 144 as currently in effect, if a minimum of two years has elapsed since the later of the date of acquisition of the restricted securities from the issuer or from an affiliate of the issuer, a person (or persons whose shares of Common Stock are aggregated), including persons who may be deemed "affiliates" of the Company, would be entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock and (ii) the average weekly trading volume during a preceding period of four calendar weeks. Sales under Rule 144 are also subject to certain provisions as to the manner of sale, notice requirements and the availability of current public information about the Company. In addition, under Rule 144(k), if a period of at least three years has elapsed since the later of the date restricted securities were acquired from the Company or the date they were acquired from an affiliate of the Company, a stockholder who is not an affiliate of the Company at the time of sale and has not been an affiliate for at least three months prior to the sale would be entitled to sell shares of Common Stock in the public market immediately without compliance with the foregoing requirements under Rule 144. Rule 144 does not require the same person to have held the securities for the applicable periods. The foregoing summary of Rule 144 is not intended to be a complete description thereof. The SEC has proposed an amendment to Rule 144 that would shorten the three- and two-year holding periods described above to two years and one year, respectively.

     The Company has agreed not to offer or sell any shares of Common Stock during the 180-day period following September 24, 1996 (the "Lockup Period") without the prior written consent of Smith Barney Inc., except that the Company may issue Common Stock in connection with acquisitions or on the exercise of options or warrants outstanding as of September 27, 1996. Further, all the executive officers of ARS, substantially all the former owners of the Founding Companies and Equus II are contractually prohibited from selling the shares they own during the Lockup Period. In addition, the holders of the 2,805,053 shares of Common Stock issued in connection with the Initial Acquisitions have agreed with the Company that, except for limited private transfers, they will not sell, transfer or otherwise dispose of any of their shares during the two-year period ending September 27, 1998 (or during such shorter period as the SEC may prescribe as the holding period for restricted securities under Rule 144). The holders of substantially all the shares of Common Stock issued in 1996 in connection with acquisitions subsequent to the Initial Acquisitions have agreed with the Company that, except for limited private transfers, they will not sell, transfer or otherwise dispose of any of their shares until they have held them for at least two years.

     The Company has entered into a registration rights agreement with most of the former owners of the Acquired Businesses (the "Registration Rights Agreement"), which provides certain registration rights with respect to the Common Stock issued to such stockholders in connection with the acquisitions of those businesses. The Registration Rights Agreement provides for a single demand registration right, exercisable by the holders of a majority of the shares of Common Stock subject to the agreement, pursuant to which the Company will file a registration statement under the Securities Act to register the sale of shares by those requesting stockholders and any other holders of Common Stock subject to the agreement who desire to sell pursuant to such registration statement. The demand request may not be made until the expiration of two years after September 24, 1996 (subject to a corresponding reduction if the two-year holding period for restricted securities under Rule 144 is reduced by the Commission). In addition, subject to certain conditions and limitations, the Registration Rights Agreement will provide the holders of Common Stock subject to the agreement with the right to participate in registrations by the Company of its equity securities in underwritten offerings. The registration rights conferred by the Registration Rights Agreement will terminate on December 31, 2000. In addition, pursuant to separate registration rights agreements with Equus II and NationsBank, both Equus II and NationsBank have the right, in the event the Company proposes to register under the Securities Act any Common Stock for its own account or for the account of others, subject to certain exceptions, to require the Company to include shares owned by them in the registration.

     In the case of each registration rights agreement described above, the Company is generally required to pay the costs associated with such an offering other than underwriting discounts and commissions and transfer taxes attributable to the shares sold on behalf of the selling stockholders. In addition, in the case of the separate registration rights agreements with Equus II and NationsBank, the Company is obligated to pay the fees and expenses of legal counsel for the selling stockholders thereunder. Each registration rights agreement provides that the number of shares of Common Stock that must be registered on behalf of the selling stockholders is subject to limitation if the managing underwriter determines that market conditions require such a limitation. Under each agreement, the Company will indemnify the selling stockholders thereunder, and such stockholders will indemnify the Company, against certain liabilities in respect of any registration statement or offering covered by the registration rights agreement.

     Pursuant to Rule 145 under the Securities Act, the volume limitations and certain other requirements of Rule 144 will apply to resales of the Common Stock covered hereby by affiliates of the businesses the Company acquires for a period of three years (or such shorter period as the SEC may prescribe). In addition, persons receiving shares of Common Stock offered hereby in connection with an acquisition will ordinarily be required to agree to hold portions of such shares for periods of up to two years after the date of such acquisition. These agreements may be modified by the Company in connection with any particular business combination.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of ARS consists of 50,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). At December 31, 1996,
10,370,865 shares of Common Stock were issued and outstanding. The following summary is qualified in its entirety by reference to the Restated Certificate of Incorporation of ARS (the "Certificate of Incorporation"), which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

     The Common Stock possesses ordinary voting rights for the election of directors and in respect of other corporate matters, and each share has one vote. The Common Stock affords no cumulative voting rights, and the holders of a majority of the shares voting for the election of directors can elect all the directors if they choose to do so. The Common Stock carries no preemptive rights, is not convertible, redeemable, assessable or entitled to the benefits of any sinking fund. The holders of Common Stock are entitled to dividends in such amounts and at such times as may be declared by the Board of Directors out of funds legally available therefore. See "Dividend Policy" for information regarding the Company's dividend policy.

PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the holders of Common Stock.

     Although ARS has no present intention to issue shares of Preferred Stock, the issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For example, the issuance of a series of Preferred Stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or such issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of Preferred Stock could adversely affect the voting power of the holders of the Common Stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of ARS, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which the securities of ARS are traded.

STOCKHOLDER RIGHTS PLAN

     Each share of Common Stock offered hereby includes one right ("Right") to purchase from ARS a unit consisting of one one-hundredth of a share (a "Fractional Share") of Series A Junior Participating Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), at a purchase price of $40.00 per Fractional Share, subject to adjustment in certain events (the "Purchase Price"). The following summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement between ARS and a Rights Agent (the "Rights Agreement"), the form of which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

     Initially, the Rights will attach to all certificates representing outstanding shares of Common Stock, including the shares of Common Stock offered hereby, and no separate certificates for the Rights ("Rights Certificates") will be distributed. The Rights will separate from the Common Stock and a "Distribution Date" will, with certain exceptions, occur upon the earlier of
(i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the date of the announcement being the "Stock Acquisition Date") or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person's becoming an Acquiring Person. Notwithstanding the foregoing, so long as Equus II, together with all affiliates and associates thereof, remains the beneficial owner of 15% or more of the outstanding shares of Common Stock, Equus II shall not be or become an Acquiring Person unless and until it, together with all affiliates and associates thereof, becomes the beneficial owner of additional shares of Common Stock constituting 1% or more of the then-outstanding shares of Common Stock or any other person who is the beneficial owner of at least 1% of the then outstanding shares of Common Stock shall become an affiliate or associate of Equus II. In certain circumstances the Distribution Date may be deferred by the Board of Directors. Certain inadvertent acquisitions will not result in a person's becoming an Acquiring Person if the person promptly divests itself of sufficient Common Stock. Until the Distribution Date, (a) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with those certificates, (b) Common Stock certificates will contain a notation incorporating the Rights Agreement by reference and (c) the surrender for transfer of any certificate for Common Stock also will constitute the transfer of the Rights associated with the stock represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on June 30, 2006, unless earlier redeemed or exchanged by the Company as described below.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, from and after the

Distribution Date, the separate Rights Certificates alone will represent the Rights. All shares of Common Stock issued prior to the Distribution Date will be issued with Rights. Shares of Common Stock issued after the Distribution Date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with Rights. Except as otherwise determined by the Board of Directors, no other shares of Common Stock issued after the Distribution Date will be issued with Rights.

     In the event (a "Flip-In Event") that a person becomes an Acquiring
Person (except pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms that a majority of the independent members of the Board of Directors determines to be fair to and otherwise in the best interests of the Company and its stockholders (a "Permitted Offer")), each holder of a Right will thereafter have the right to receive, on exercise of that Right, a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any Triggering Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement. Rights are not exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

     In the event (a "Flip-Over Event") that, at any time from and after the time an Acquiring Person becomes such, (i) the Company is acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer) or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) shall thereafter have the right to receive, on exercise of such Right, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as "Triggering Events."

     The Purchase Price payable, and the number of Fractional Shares of Series A Preferred Stock or other securities or property issuable, on exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) if holders of the Series A Preferred Stock are granted certain rights or warrants to subscribe for Series A Preferred Stock or certain convertible securities at less than the current market price of the Series A Preferred Stock or (iii) on the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Series A Preferred Stock that are not integral multiples of a Fractional Share are required to be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event that, on any exercise of Rights, a number of Rights be exercised so that only whole shares of Series A Preferred Stock will be issued.

     At any time until 10 days following the first date of public announcement of the occurrence of a Flip-In Event, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable, at the option of the Company, in cash, shares of the Common Stock or such other consideration as the Board of Directors of the Company may determine. Immediately upon the effectiveness of the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

     At any time after the occurrence of a Flip-In Event and prior to a person's becoming the beneficial owner of 50% or more of the shares of Common Stock then outstanding, the Company may, at its option, exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, and/or other equity securities deemed to have the same value as one share of Common Stock, per Right, subject to adjustment.

     Other than the redemption price, any of the provisions of the Rights Agreement may be amended by the Board of Directors as long as the Rights are redeemable. Thereafter, the provisions of the Rights Agreement other than the redemption price may be amended by the Board of Directors only in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to lengthen the time period governing redemption shall be made at such time as the Rights are not redeemable. Until a Right is exercised, the holder thereof, as such, will have no rights to vote or to receive dividends or any other rights as a stockholder of the Company.

     The Rights will have certain anti-takeover effects. They will cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Company's Board of Directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the Company, even if such acquisition may be favorable to the interests of the Company's stockholders. Because the Board of Directors can redeem the Rights or approve a Permitted Offer, the Rights should not interfere with a merger or other business combination approved by the Board. The Rights are being issued to protect the Company's stockholders from coercive or abusive takeover tactics and to afford the Company's Board of Directors more negotiating leverage in dealing with prospective acquirors.

STATUTORY BUSINESS COMBINATION PROVISION

     ARS is a Delaware corporation and is subject to Section 203 of the DGCL. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination"(as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless: (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

OTHER MATTERS

     Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Certificate of Incorporation limits the liability of directors of ARS to ARS or its stockholders to the fullest extent permitted by Delaware law. Specifically, directors of ARS will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to ARS or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

     The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited ARS and its stockholders. The Bylaws of ARS provide indemnification to its officers and directors and certain other persons with respect to certain matters, and ARS has entered into agreements with each of its directors and executive officers providing for indemnification with respect to certain matters.

     The Certificate of Incorporation provides that stockholders may act only at an annual or special meeting of stockholders and may not act by written consent. The Bylaws provide that special meetings of the stockholders can be called only by the Chairman of the Board, the President or a majority of the Board of Directors.

     The Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors serving for staggered terms. The classified board provision could prevent a party who acquires control of a majority of the outstanding voting stock of ARS from obtaining control of the Board of Directors until the second annual stockholders meeting following the date the acquiror obtains the controlling interest. See
"Management -- Directors and Executive Officers."

     The Certificate of Incorporation provides that the number of directors shall be as determined by the Board of Directors from time to time, but shall not be less than three. It also provides that directors may be removed only for cause, and then only by the affirmative vote of the holders of at least a majority of all outstanding voting stock entitled to vote. This provision, in conjunction with the provisions of the Certificate of Incorporation authorizing the Board of Directors to fill vacant directorships, will prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

STOCKHOLDER PROPOSALS

     The Bylaws contain provisions (i) requiring that advance notice be delivered to ARS of any business to be brought by a stockholder before an annual meeting of stockholders and (ii) establishing certain procedures to be followed by stockholders in nominating persons for election to the Board of Directors. Generally, such advance notice provisions provide that written notice must be given to the Secretary of ARS by a stockholder (i) in the event of business to be brought by a stockholder before an annual meeting, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date), and (ii) in the event of nominations of persons for election to the Board of Directors by any stockholder, (a) with respect to an election to be held at the annual meeting of stockholders, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date), and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs. Such notice must set forth specific information regarding such stockholder and such business or director nominee, as described in the Bylaws. The foregoing summary is qualified in its entirety by reference to the Bylaws, which are included as an exhibit to the Registration Statement of which this Prospectus is a part.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services, L.L.C.

                              PLAN OF DISTRIBUTION

     This Prospectus covers the offer and sale of up to 5,000,000 shares of Common Stock, which ARS may issue from time to time in connection with future direct and indirect acquisitions of other businesses, properties or securities in business combination transactions.

     ARS expects that the terms on which it may issue the shares of Common Stock covered hereby will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be acquired and that the shares of Common Stock issued will be valued at prices reasonably related to market prices prevailing either at the time an acquisition agreement is executed or at or about the time of delivery of shares.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by John D. Held, Esq., Senior Vice President, General Counsel and Secretary of the Company. Mr. Held owns 5,333 shares of Common Stock and Incentive Plan options to purchase 75,000 shares of Common Stock.

                                    EXPERTS

     The audited financial statements included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

     ARS is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information, once filed, may be inspected, without charge, at the public reference facilities of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and its regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of all or any portion of these documents can be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The SEC maintains an Internet web site that contains such reports, proxy statements and other information regarding issuers (including ARS) filed electronically with the SEC. The address of that site is http://www.sec.gov.

     ARS has filed a Registration Statement on Form S-4 under the Securities Act with the SEC with respect to this offering. This Prospectus, filed as a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, or the exhibits and schedules thereto, in accordance with the rules and regulations of the SEC, and reference hereby is made to that omitted information. The statements made in this Prospectus concerning documents filed or incorporated by reference as exhibits to the Registration Statement accurately describe the material provisions of those documents and are qualified in their entirety by reference to those exhibits for complete statements of their provisions. The Registration Statement and the exhibits and schedules thereto may be inspected and copied at the principal office of the SEC in Washington, D.C., as described above, and are also available at the SEC's Internet web site described above.

     The Common Stock is listed on the NYSE. Proxy statements, reports and other information concerning the Company that are filed under the Exchange Act can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                                        PAGE
                                        -----
Unaudited Pro Forma Combined
  Financial Statements
     Basis of Presentation...........   F-3
     Pro Forma Combined Balance Sheet
      as of September 30, 1996
      (unaudited)....................   F-4
     Pro Forma Combined Statement of
      Operations for the Year Ended
      December 31, 1995
      (unaudited)....................   F-5
     Pro Forma Combined Statement of
      Operations for the Nine Months
      Ended September 30, 1996
      (unaudited)....................   F-6
     Notes to Unaudited Pro Forma
      Combined Financial
      Statements.....................   F-7

Historical Financial Statements

     American Residential Services,
      Inc. and Subsidiaries
          Consolidated Balance
          Sheets.....................   F-9
          Consolidated Statements of
          Operations.................   F-10
          Pro Forma Combined
          Statements of Operations...   F-11
          Consolidated Statements of
          Cash Flows.................   F-12
          Notes to Consolidated
          Financial Statements.......   F-13

     American Residential Services,
     Inc.

          Report of Independent
          Public Accountants.........   F-15
          Balance Sheets.............   F-16
          Statements of Operations...   F-17
          Statements of Shareholders'
          Deficit....................   F-18
          Statements of Cash Flows...   F-19
          Notes to Financial
          Statements.................   F-20

     General Heating Engineering
     Company, Inc.

          Report of Independent
          Public Accountants.........   F-25
          Balance Sheets.............   F-26
          Statements of Operations...   F-27
          Statements of Shareholders'
          Equity.....................   F-28
          Statements of Cash Flows...   F-29
          Notes to Financial
          Statements.................   F-30

     Atlas Services, Inc., and
     Subsidiary

          Report of Independent
          Public Accountants.........   F-35
          Consolidated Balance
          Sheets.....................   F-36
          Consolidated Statements of
          Operations.................   F-37
          Consolidated Statements of
          Shareholders' Equity.......   F-38
          Consolidated Statements of
          Cash Flows.................   F-39
          Notes to Consolidated
          Financial Statements.......   F-40

                                        PAGE
                                        -----
     Enterprises Holding Company and
     Subsidiaries
          Consolidated Balance
          Sheet......................   F-48
          Consolidated Statement of
          Operations.................   F-49
          Consolidated Statement of
          Shareholders' Equity.......   F-50
          Consolidated Statement of
          Cash Flows.................   F-51
          Notes to Consolidated
          Financial Statements.......   F-52

     Service Enterprises, Inc., and
     Subsidiaries
          Report of Independent
          Public Accountants.........   F-60
          Consolidated Balance
          Sheets.....................   F-61
          Consolidated Statements of
          Operations.................   F-62
          Consolidated Statements of
          Shareholder's Equity.......   F-63
          Consolidated Statements of
          Cash Flows.................   F-64
          Notes to Consolidated
          Financial Statements.......   F-65

     Florida Heating and Air
     Conditioning, Inc., and Related
     Companies
          Report of Independent
          Public Accountants.........   F-72
          Combined Balance Sheets....   F-73
          Combined Statements of
          Operations.................   F-74
          Combined Statements of
          Shareholders' Equity.......   F-75
          Combined Statements of Cash
          Flows......................   F-76
          Notes to Combined Financial
          Statements.................   F-77

     DIAL ONE Meridian and Hoosier,
     Inc.
          Report of Independent
          Public Accountants.........   F-83
          Balance Sheets.............   F-84
          Statements of Operations...   F-85
          Statements of Shareholder's
          Equity.....................   F-86
          Statements of Cash Flows...   F-87
          Notes to Financial
          Statements.................   F-88

     ADCOT, Inc.
          Report of Independent
          Public Accountants.........   F-95
          Balance Sheets.............   F-96
          Statements of Operations...   F-97
          Statements of Shareholder's
          Deficit....................   F-98
          Statements of Cash Flows...   F-99
          Notes to Financial
          Statements.................   F-100

     Metro Heating and Air
     Conditioning, Inc.
          Report of Independent
          Public Accountants.........   F-104
          Balance Sheets.............   F-105
          Statements of Operations...   F-106
          Statements of Shareholders'
          Equity.....................   F-107
          Statements of Cash Flows...   F-108
          Notes to Financial
          Statements.................   F-109

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION
                                  (UNAUDITED)

     The following unaudited pro forma combined financial statements give effect to the acquisitions by American Residential Services, Inc. ("ARS"), of substantially all the net assets of seven residential services businesses (together with the common parent of two of those businesses, the "Founding Companies") in separate transactions (the "Initial Acquisitions") simultaneously with the closing of ARS's initial public offering of its Common Stock (the "Offering") on September 27, 1996. The acquisitions were accounted for using the purchase method of accounting, and Atlas Services, Inc., one of the Founding Companies, has been identified as the acquiror for financial statement presentation purposes. During the fourth quarter of 1996, ARS acquired an additional 13 residential service businesses (together with the Founding Companies, the "Acquired Businesses") which also were accounted for using the purchase method of accounting. One of the 13 businesses acquired, Metro Heating and Air Conditioning, Inc. ("Metro"), is deemed, pursuant to the applicable rules of the Securities and Exchange Commission, to be a "significant subsidary." Accordingly, Metro has been shown separately in the accompanying unaudited pro forma combined financial statements and the audited historical financial statements of Metro are included separately herein. The other 12 acquisitions completed subsequent to September 30, 1996 are presented as "Other Subsequent Acquisitions" in the pro forma presentation.

     The unaudited pro forma combined balance sheet gives effect to the following events that occurred in the fourth quarter of 1996 as if they had occurred on September 30, 1996: (i) the issuance and sale of (a) 630,000 shares of Common Stock for net proceeds of $8.8 million pursuant to the exercise of the underwriters' overallotment option in connection with the IPO and (b) 8,333 shares of Common Stock for nominal consideration pursuant to the exercise of a warrant; (ii) the payment of $1.8 million as additional working capital adjustments in connection with the Initial Acquisitions; and (iii) the acquisition of Metro and the Other Subsequent Acquisitions and the financing and payment of the related purchase prices. The allocation of purchase price to the assets acquired and liabilities assumed has been initially assigned and recorded based on preliminary estimates of fair value and may be revised as additional information concerning the valuation of such assets and liabilities becomes available. Also, the purchase price is based on available information, certain assumptions management deems appropriate and preliminary estimates of fair value assigned to the shares of ARS Common Stock issued in such transactions which carry certain restrictions regarding disposition by their holders, and such value may be revised as additional information becomes available. The unaudited pro forma combined statements of operations give effect to the Acquired Businesses as if they had occurred at the beginning of each period presented.

     The unaudited pro forma combined financial information presented herein does not purport to represent what the Company's financial position or results of operations would have actually been had such events occurred at the beginning of the periods presented, as assumed, or to project the Company's financial position or results of operations for any future period or the future results of the Acquired Businesses. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. Also see "Risk Factors" included elsewhere herein.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
                        PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                     OTHER
                                         ARS AND                   SUBSEQUENT                      PRO FORMA
                                       SUBSIDIARIES     METRO     ACQUISITIONS    ADJUSTMENTS      COMBINED
                                       ------------   ---------   ------------    -----------      ---------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......    $  2,376     $     891     $  3,683       $  (1,760)(a)   $   5,190
     Accounts receivable --
          Trade, net of allowance....      14,156         2,565        5,541          --              22,262
          Other receivables..........         416            81          145          --                 642
     Inventories.....................       5,345         1,887        3,008          --              10,240
     Prepaid expenses and other
       current assets................         742        --              527          --               1,269
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts.........         470            63       --              --                 533
                                       ------------   ---------   ------------    -----------      ---------
               Total current
                  assets.............      23,505         5,487       12,904          (1,760)         40,136
PROPERTY AND EQUIPMENT, net..........      13,041         2,512        2,735          --              18,288
OTHER NONCURRENT ASSETS..............       1,132             2          592             125(c)        1,851
GOODWILL.............................      60,973        --              376             226(a)      117,801
                                                                                      56,226(b)
NET ASSETS OF DISCONTINUED
  OPERATIONS.........................          78        --           --              --                  78
                                       ------------   ---------   ------------    -----------      ---------
               Total assets..........    $ 98,729     $   8,001     $ 16,607       $  54,817       $ 178,154
                                       ============   =========   ============    ===========      =========
LIABILITIES AND SHAREHOLDERS' EQUITY
     Current maturities of long-term
       debt..........................    $    295     $   1,000     $  1,602       $  (2,602)(b)   $     295
     Accounts payable and accrued
       expenses......................      14,908         1,799        4,897             (60)(b)      21,544
     Unearned revenue on service and
       warranty contracts, current...       1,834           316          332              (3)(b)       2,479
     Billings in excess of cost and
       estimated earnings on
       uncompleted contracts.........       1,793            25           85          --               1,903
     Deferred income taxes...........         302        --              314          --                 616
                                       ------------   ---------   ------------    -----------      ---------
               Total current
                  liabilities........      19,132         3,140        7,230          (2,665)         26,837
LONG-TERM DEBT, net of current
  maturities.........................       7,609        --            1,924          42,979(b)       43,723
                                                                                      (8,789)(d)
UNEARNED REVENUE ON EXTENDED WARRANTY
  CONTRACTS NONCURRENT...............         612        --               95          --                 707
DEFERRED INCOME TAXES................         262        --           --              --                 262
OTHER NON-CURRENT LIABILITIES........          20        --           --              --                  20
SHAREHOLDERS' EQUITY
     Common stock....................           8             6          147            (152)(b)          10
                                                                                           1(d)
     Additional paid-in capital......      81,579        --              174          27,956(b)      118,622
                                                                                         125(c)
                                                                                       8,788(d)
     Retained earnings (deficit).....     (10,493)        4,855        7,037          (1,534)(a)     (12,027)
                                                                                     (11,892)(b)
                                       ------------   ---------   ------------    -----------      ---------
               Total shareholders'
                  equity.............      71,094         4,861        7,358          23,292         106,605
                                       ------------   ---------   ------------    -----------      ---------
               Total liabilities and
                  shareholders'
                  equity.............    $ 98,729     $   8,001     $ 16,607       $  54,817       $ 178,154
                                       ============   =========   ============    ===========      =========

  See accompanying notes to unaudited pro forma combined financial statements.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     OTHER                    OTHER
                                                   FOUNDING                 SUBSEQUENT                    PRO FORMA
                                         ATLAS     COMPANIES     METRO     ACQUISITIONS    ADJUSTMENTS    COMBINED
                                       ---------   ---------   ---------   ------------    -----------    ---------
REVENUES.............................  $  22,048    $92,588    $  20,550     $ 49,588         --          $184,774

COST OF SERVICES.....................     17,811     67,409       14,367       33,453         --           133,040
                                       ---------   ---------   ---------   ------------    -----------    ---------
    Gross Profit.....................      4,237     25,179        6,183       16,135         --            51,734
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      3,022     21,327        4,085       13,894         (3,543)(e)    38,080
                                                                                                (221)(g)
                                                                                                (484)(h)
GOODWILL AMORTIZATION................     --          --          --           --              2,945(i)      2,945
                                       ---------   ---------   ---------   ------------    -----------    ---------
INCOME (LOSS) FROM OPERATIONS........      1,215      3,852        2,098        2,241          1,303        10,709

OTHER INCOME (EXPENSE):

    Interest income..................         17        445           12            6         --               480

    Interest expense.................       (134)      (240)         (35)        (194)        (2,676)(j)    (3,279 )

    Other............................         20        131            4          163         --               318
                                       ---------   ---------   ---------   ------------    -----------    ---------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME TAXES.....      1,118      4,188        2,079        2,216         (1,373)        8,228

PROVISION FOR INCOME TAXES...........        434        866       --              832          2,038(k)      4,170
                                       ---------   ---------   ---------   ------------    -----------    ---------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS.........................  $     684    $ 3,322    $   2,079     $  1,384        $(3,411)     $  4,058
                                       =========   =========   =========   ============    ===========    =========
PRO FORMA INCOME PER SHARE FROM
  CONTINUING OPERATIONS..............                                                                     $    .39
                                                                                                          =========
SHARES USED IN COMPUTING PRO FORMA
  INCOME PER SHARE FROM CONTINUING
  OPERATIONS.........................                                                                       10,371 (l)
                                                                                                          =========

  See accompanying notes to unaudited pro forma combined financial statements.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    OTHER                     OTHER
                                                  FOUNDING                 SUBSEQUENT                     PRO FORMA
                                        ATLAS     COMPANIES     METRO     ACQUISITIONS     ADJUSTMENTS    COMBINED
                                       -------    ---------    -------    -------------    -----------    ---------
REVENUES.............................  $23,326     $74,935     $19,383       $42,926         $--          $160,570

COST OF SERVICES.....................   18,577      53,443      13,894        29,097          --           115,011
                                       -------    ---------    -------    -------------    -----------    ---------
    Gross Profit.....................    4,749      21,492       5,489        13,829                        45,559
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................    3,826      21,852       3,888        11,449          (3,099) (e)   33,286
                                                                                              (3,064)(f)
                                                                                              (1,003)(g)
                                                                                                (563)(h)
GOODWILL AMORTIZATION................    --            140       --           --               2,068(i)      2,208
                                       -------    ---------    -------    -------------    -----------    ---------
INCOME (LOSS) FROM OPERATIONS........      923        (500)      1,601         2,380           5,661        10,065

OTHER INCOME (EXPENSE):

    Interest income..................       (4)        213           9             5          --               223

    Interest expense.................     (165)     (5,242)        (70)         (153)          4,221(f)     (2,460 )
                                                                                              (1,051)(j)

    Other............................      163          61           6           251          --               481
                                       -------    ---------    -------    -------------    -----------    ---------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME TAXES.....      917      (5,468)      1,546         2,483           8,831         8,309

PROVISION FOR INCOME TAXES...........      344         874       --              936           1,827(k)      3,981
                                       -------    ---------    -------    -------------    -----------    ---------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS.........................  $   573     $(6,342)    $ 1,546       $ 1,547         $ 7,004      $  4,328
                                       =======    =========    =======    =============    ===========    =========
PRO FORMA INCOME PER SHARE FROM
  CONTINUING OPERATIONS..............                                                                     $    .42
                                                                                                          =========
SHARES USED IN COMPUTING PRO FORMA
  INCOME PER SHARE FROM CONTINUING
  OPERATIONS.........................                                                                       10,371 (l)
                                                                                                          =========

  See accompanying notes to unaudited pro forma combined financial statements.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  AMERICAN RESIDENTIAL SERVICES, INC. BACKGROUND:

     American Residential Services, Inc. (ARS and, together with its subsidiaries, the "Company") was formed to create a leading national provider of (i) comprehensive maintenance, repair and replacement services for heating, ventilating and air conditioning, plumbing, electrical and other systems in homes and commercial buildings and (ii) new installation services of those systems in homes and commercial facilities under construction. On September 27, 1996, ARS acquired seven residential services businesses (together with the common parent of two of those businesses, the "Founding Companies") in separate transactions (the "Initial Acquisitions") simultaneously with the closing of ARS's initial public offering (the "Offering") of its common stock ("Common Stock"). During the fourth quarter of 1996, ARS acquired an additional 13 residential services businesses (together with the Founding Companies, the "Acquired Businesses"). ARS conducted no operations prior to September 30, 1996 except in connection with the Offering and the Initial Acquisitions.

2.  ACQUISITION OF ACQUIRED BUSINESSES:

     For financial statement presentation purposes, Atlas Services, Inc., one of the Founding Companies, is treated as the accounting acquiror, and the effective date of the Initial Acquisitions is September 30, 1996.

     The estimated purchase price for the Acquired Businesses is subject to certain purchase price adjustments following closing. The allocation of purchase price to the assets acquired and liabilities assumed has been initially assigned and recorded based on preliminary estimates of fair value and may be revised as additional information concerning the valuation of such assets and liabilities becomes available. Also, the purchase price is based on preliminary estimates of value assigned to the shares of Common Stock issued in such transactions which carry certain restrictions regarding disposition by their holders, and such value may be revised as additional information becomes available. See "Certain Transactions -- Organization of the Company."

     Based upon management's preliminary analysis, ARS anticipates that the historical carrying value of the Acquired Businesses' assets and liabilities will approximate fair value. The amount allocated to goodwill is $117.8 million. Management of ARS has not identified any other material tangible or identifiable intangible assets of the Acquired Businesses to which a portion of the purchase price could reasonably be allocated.

3.  UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

          (a) Records the distribution of remaining working capital payments to the previous owners of the Founding Companies.

          (b) Records the allocation of purchase price to Metro Heating and Air Conditioning, Inc. (Metro) and the 12 other residential services businesses (the Other Subsequent Acquisitions) by the Company in the fourth quarter of 1996 as if their acquisition occurred on September 30, 1996.

          (c) Records the exercise of a warrant to purchase shares of Common Stock having a value of $125,000 and recorded as a financing fee.

          (d) Records the issuance of 630,000 shares of common stock at $13.95 per share (net of underwriting discounts and commissions) (representing net proceeds to ARS of $8.8 million) pursuant to the exercise of the underwriters' overallotment option in connection with the Offering.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4.  UNAUDITED PRO FORMA COMBINED STATEMENTS OF
    OPERATIONS ADJUSTMENTS:

          (e) Adjusts compensation to the level the owners of certain of the Acquired Businesses have agreed to receive subsequent to the acquisitions of the Acquired Businesses.

          (f) To adjust for non-recurring, non-cash charges relating to shares of Common Stock issued to the shareholders of Enterprises Holding Company, including working capital adjustments of $1.2 million.

          (g) Adjusts rent expense on certain facilities leased from certain previous owners and adjusts for other non-recurring expenses.

          (h) Adjusts for the effect of assets distributed to and the costs of certain leases assumed by the owners of certain Acquired Businesses.

          (i) Records the pro forma goodwill amortization expense using a 40-year estimated life.

          (j) Records change in interest expense for pro forma adjustments to debt.

          (k) Records the incremental provision for federal and state income taxes relating to the compensation differential, S corporation income and other pro forma adjustments.

          (l) The number of shares outstanding on completion of the Offering and the purchase of the Subsequent Acquisitions includes the following, but excludes a warrant to purchase 100,000 shares that became exercisable immediately after the Offering and an aggregate 1,504,500 shares subject to options granted under the Company's 1996 Incentive Plan as the effect of such options is less than three percent of total shares outstanding.

     Outstanding (as adjusted to reflect
      a stock split)....................       422,480
     Issued in the Offering.............     4,830,000
     Issued to acquire Founding
      Companies.........................     2,805,053
     Conversion of a portion of an ARS
      convertibile note.................       844,962
     Conversion of a portion of the EHC
      Preferred Stock...................       137,140
     Shares awarded under Company's 1996
      Incentive Plan....................        39,987
     Exercise of lender's warrant.......         8,333
     Shares issued in the Metro and
      Other Subsequent Acquisition
      transactions......................     1,282,910
                                          ------------
     Shares estimated to be
      outstanding.......................    10,370,865
                                          ============

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                        DECEMBER 31,      SEPTEMBER 30,
                                            1995              1996
                                        ------------      -------------
                                                           (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......    $  241,263        $  2,376,090
     Accounts receivable.............
          Trade, net.................     2,163,990          14,155,657
          Shareholder and
             affiliate...............       211,939            --
          Other receivables..........       --                  416,097
     Inventories.....................       531,819           5,345,255
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts.........       254,039             469,894
     Prepaid expenses and other
       current assets................       146,283             741,540
                                        ------------      -------------
          Total current assets.......     3,549,333          23,504,533
PROPERTY AND EQUIPMENT, net..........     3,136,363          13,041,445
GOODWILL, net........................        49,194          60,973,453
OTHER NONCURRENT ASSETS..............       357,122           1,132,322
NET ASSETS OF DISCONTINUED
  OPERATIONS.........................       --                   77,793
                                        ------------      -------------
          Total assets...............    $7,092,012        $ 98,729,546
                                        ============      =============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
       obligations...................    $  596,941        $    294,671
     Short-term debt.................       209,948            --
     Accounts payable and accrued
       liabilities...................     2,391,955          14,908,477
     Unearned revenue on service and
       warranty contracts............       162,755           1,833,801
     Current billings in excess of
       cost and estimated earnings on
       uncompleted contracts.........       475,731           1,793,152
     Deferred income taxes...........       --                  301,937
                                        ------------      -------------
          Total current
             liabilities.............     3,837,330          19,132,038
LONG-TERM OBLIGATIONS, net of current
  maturities.........................     1,564,309           7,608,563
UNEARNED REVENUE ON SERVICE AND
  WARRANTY CONTRACTS, NONCURRENT.....       --                  612,942
DEFERRED INCOME TAXES, net of current
  portion............................       187,237             262,367
OTHER NONCURRENT LIABILITIES.........       --                   20,000
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common Stock, $1 par value,
       100,000 shares authorized,
       24,303 issued and outstanding,
       and $.001 par value,
       50,000,000 shares authorized,
       8,449,622 shares issued and
       outstanding...................        24,303               8,450
     Additional paid-in capital......       105,040          81,578,718
     Retained earnings (deficit).....     1,373,793         (10,493,532)
                                        ------------      -------------
          Total stockholders'
             equity..................     1,503,136          71,093,636
                                        ------------      -------------
          Total liabilities and
             stockholders' equity....    $7,092,012        $ 98,729,546
                                        ============      =============

     For financial statement presentation purposes, Atlas Services, Inc. has been identified as the accounting acquiror. The effective date of the Initial Acquisitions for accounting purposes is September 30, 1996.

  The accompanying notes are an integral part of these consolidated financial statements.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                               THREE MONTHS                   NINE MONTHS
                                            ENDED SEPTEMBER 30             ENDED SEPTEMBER 30
                                       ----------------------------  ------------------------------
                                           1995           1996            1995            1996
                                       ------------  --------------  --------------  --------------
REVENUES.............................  $  5,609,303  $    9,233,483  $   15,963,449  $   23,325,855
COST OF SERVICES.....................     4,537,755       7,219,742      12,947,027      18,576,719
                                       ------------  --------------  --------------  --------------
     Gross Profit....................     1,071,548       2,013,741       3,016,422       4,749,136
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES*..........................       732,732       4,587,042       2,171,958       6,855,015
                                       ------------  --------------  --------------  --------------
     Operating income (loss).........       338,816      (2,573,301)        844,464      (2,105,879)
OTHER INCOME (EXPENSE):
     Interest expense*...............       (26,789)     (4,334,535)       (107,445)     (4,430,985)
     Interest income.................         6,250        --                12,272           4,308
     Other...........................        (8,962)        118,686          29,289         162,926
                                       ------------  --------------  --------------  --------------
INCOME (LOSS) BEFORE INCOME TAXES
  (BENEFIT)..........................       309,315      (6,789,150)        778,580      (6,369,630)
PROVISION (BENEFIT) FOR INCOME
  TAXES..............................       119,395         (36,342)        308,617         113,858
                                       ------------  --------------  --------------  --------------
NET INCOME (LOSS)....................  $    189,920  $   (6,752,808) $      469,963  $   (6,483,488)
                                       ============  ==============  ==============  ==============

------------
* Includes $3.1 million and $4.2 million in compensation and finance costs, respectively, related to the purchase of Enterprises Holding Company, an affiliate of ARS.

     For financial statement presentation purposes, Atlas Services, Inc. has been identified as the accounting acquiror. The effective date of the Initial Acquisitions for accounting purposes is September 30, 1996.

  The accompanying notes are an integral part of these consolidated financial statements.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           THREE MONTHS          NINE MONTHS
                                        ENDED SEPTEMBER 30    ENDED SEPTEMBER 30
                                       --------------------  -------------------
                                         1995       1996       1995      1996
                                       --------  ---------  ---------  --------
REVENUES.............................  $ 30,869  $  36,725  $  84,725  $ 98,261
COST OF SERVICES.....................    22,827     26,526     63,193    72,020
                                       --------  ---------  ---------  --------
     Gross Profit....................     8,042     10,199     21,532    26,241
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................     5,814      7,869     17,003    21,047
                                       --------  ---------  ---------  --------
     Operating income................     2,228      2,330      4,529     5,194
OTHER INCOME (EXPENSE):
     Interest expense................    --         --         --          (125)
     Interest income.................       128     --            252        52
     Other...........................        38        224        114       313
                                       --------  ---------  ---------  --------
INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES................     2,394      2,554      4,895     5,434
PROVISION FOR INCOME TAXES...........     1,124      1,133      2,268     2,492
                                       --------  ---------  ---------  --------
INCOME FROM CONTINUING OPERATIONS....  $  1,270  $   1,421  $   2,627  $  2,942
                                       ========  =========  =========  ========
WEIGHTED AVERAGE SHARES OUTSTANDING..     9,080      9,080      9,080     9,080
                                       ========  =========  =========  ========
EARNINGS PER SHARE...................  $    .14  $     .16  $     .29  $    .32
                                       ========  =========  =========  ========

    The accompanying notes are an integral part of these pro forma combined financial statements.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                               NINE MONTHS
                                            ENDED SEPTEMBER 30
                                       ----------------------------
                                           1995           1996
                                       ------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)....................  $    469,963  $   (6,483,488)
Adjustments to reconcile net income
  (loss) to net cash provided by
  (used in) operating activities --
     Depreciation and amortization...       347,041         511,226
     Compensation and financing fees
       on purchase of Enterprises
       Holding Company...............       --            6,275,790
     Deferred tax expense............        12,941          42,345
     Changes in operating assets and
       liabilities --
          (Increase) decrease in --
               Accounts receivable,
                  net................      (850,898)     (1,879,738)
               Cost and estimated
                  earnings in excess
                  of billings........       506,909        (196,287)
               Inventory.............       (98,348)       (333,153)
               Prepaid and other
                  current assets.....       (14,968)       (260,708)
          Increase (decrease) in --
               Accounts payable and
                  accrued
                  liabilities........      (105,941)      1,085,011
               Deferred revenue......       364,723         295,058
     Other, net......................        18,216          43,037
                                       ------------  --------------
          Net cash provided by (used
             in) operating
             activities..............       649,638        (900,907)
                                       ------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and
       equipment.....................      (206,586)       (828,203)
     Proceeds from sales of property
       and equipment.................       --              136,998
     Cash paid for business
       acquisitions, net of cash
       acquired......................       --          (28,467,699)
                                       ------------  --------------
          Net cash used in investing
             activities..............      (206,586)    (29,158,904)
                                       ------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
       obligations...................      (965,355)    (21,722,606)
     Proceeds from long-term
       obligations...................       647,755       7,048,616
     Issuances of Common Stock, net
       of offering costs.............        79,078      52,724,965
     Distribution to Founding Company
       stockholders..................       --           (5,383,837)
     Other, net......................       --             (472,500)
                                       ------------  --------------
          Net cash provided by (used
             in) investing
             activities..............      (238,522)     32,194,638
                                       ------------  --------------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS........................       204,530       2,134,827
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD................        73,406         241,263
                                       ------------  --------------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD.............................  $    277,936  $    2,376,090
                                       ============  ==============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
     Cash paid for:
          Interest...................  $    132,773  $      165,147
          Income taxes...............       188,813         473,234

     For financial statement presentation purposes, Atlas Services, Inc. has been identified as the accounting acquiror. The effective date of the Initial Acquisitions for accounting purposes is September 30, 1996.

  The accompanying notes are an integral part of these consolidated financial statements.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1996
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

     In October 1995, American Residential Services, Inc. ("ARS" or the "Company") was founded to create a leading national provider of (i) comprehensive maintenance, repair and replacement services for heating, ventilation and air conditioning, plumbings, electrical and other systems in homes and small commercial buildings and (ii) new installation services of those systems in homes and small commercial facilities under construction. On September 27, 1996, ARS acquired in separate transactions seven residential service businesses (together with Enterprises Holding Company ("EHC"), which is the common parent of two of the businesses, the "Founding Companies") in exchange for consideration consisting of a combination of cash and shares of its common stock, par value $.001 per share (the "Common Stock"). The closing of the initial public offering (the "Offering") of ARS's Common Stock also occurred on that date.

     For financial statement presentation purposes, Atlas Services, Inc. ("Atlas"), one of the Founding Companies, has been identified as the accounting acquiror. The acquisition of the Founding Companies was accounted for using the purchase method of accounting, with the results of operations included from September 30, 1996, the effective closing date of the acquisitions for accounting purposes. The allocation of purchase price to the assets acquired and liabilities assumed has been initially assigned and recorded based on preliminary estimates of fair value and may be revised as additional information concerning the valuation of such assets and liabilities becomes available. Also, the purchase price is based on preliminary estimates of value assigned to the Company's Common Stock issued in such transactions which carry certain restrictions regarding disposition by the holders, and such value may be revised as additional information becomes available.

     The accompanying consolidated statements of operations for the three and nine months ended September 30, 1995 and 1996 reflect the Company on a historical basis with Atlas as the accounting acquiror. The accompanying pro forma combined statements of operations for the three and nine months ended September 30, 1995 and 1996 reflect the results of the Company on a historical basis adjusted for the effects of the acquisition of the Founding Companies (including those acquired through the acquisition of EHC), the Offering and certain assumptions that management deems reasonable and appropriate.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     There have been no significant changes in the accounting policies of the Company during the periods presented. For a description of these policies, refer to Note 2 of Notes to Financial Statements of ARS as of and for the periods ended December 31, 1995 and June 30, 1996 and each of the Founding Companies' historical financial statements included herein.

3.  LONG-TERM DEBT

     On September 17, 1996, the Company entered into a credit facility with NationsBank of Texas, N.A. (the "Credit Facility"). The Credit Facility provides the Company with an unsecured revolving line of credit of up to $55 million, which may be used for general corporate purposes, including the funding of any cash that may be paid in connection with acquisitions, the refinancing of indebtedness of businesses acquired, capital expenditures and working capital. Loans under the Credit Facility bear interest at the designated variable base rate plus margins ranging from 0 to 25 basis points, depending on the ratio of the Company's interest-bearing debt to its trailing earnings before interest, taxes, depreciation and amortization. At the Company's option, the loans may bear interest based on a designated London interbank offering rate plus a margin ranging from 75 to 175 basis points, depending on the same ratio. The margin is reset on a quarterly basis and also may be reset upon the closing of an acquisition involving cash consideration in excess of $5 million or upon a principal repayment in excess of $5 million. Commitment fees of 25 to 50 basis points per annum are payable on the unused portion of the line of credit. The Credit Facility contains a sublimit for standby letters of credit of up to $5.0 million. The Credit Facility also prohibits the payment of

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1996
                                  (UNAUDITED)
dividends by Company (except for dividends payable in Common Stock and certain preferred stock), will not permit the Company to incur or assume other indebtedness in excess of any amount equal to 5% of its consolidated net worth and will require the Company to comply with certain financial covenants. The Credit Facility will terminate and all amounts outstanding, if any, thereunder will be due and payable in September 1999. The Company's subsidiaries have guaranteed the repayment of all amounts due under the Credit Facility. As of September 30, 1996, the Company had $6.3 million in outstanding borrowings under the Credit Facility, bearing interest at a weighted average rate of approximately 8.25% (the prime rate).

4.  CAPITAL STOCK

     On September 27, 1996, ARS completed the Offering, which involved the sale by ARS of 4,200,000 shares of Common Stock at a price to the public of $15.00 per share. The net proceeds to ARS from the Offering (after deducting underwriting discounts and commissions and offering expenses) were approximately $52.2 million. Of this amount, $34.8 million was used to pay the cash portion of the purchase prices relating to the acquisitions for the Founding Companies. On October 7, 1996, ARS sold an additional 630,000 shares of Common Stock at $15.00 per share (which represents net proceeds to the Company of $8.8 million after underwriting discounts and commissions) pursuant to an overallotment option granted by ARS to the underwriters in connection with the Offering.

5.  PRO FORMA EARNINGS PER SHARE

     The computation of pro forma net income per share for the three and nine months ended September 30, 1995 and 1996 is based on 9,079,622 weighted average shares of Common Stock outstanding, which includes (i) 422,480 shares issued to the founders of ARS, (ii) 844,962 shares issued on conversion of part of an ARS convertible note, (iii) 2,805,053 shares issued as consideration in the acquisitions of the Founding Companies, (iv) 137,140 shares issued in exchange for $2.1 million of preferred stock of Enterprises Holding Company, the predecessor owner of two of the Founding Companies, (v) 39,987 shares awarded under the Company's 1996 Incentive Plan to certain employees and consultants of the Company, (vi) 4,200,000 shares sold in the Offering and (vii) 630,000 shares sold pursuant to the overallotment option.

6.  INCOME TAXES

     The Company files a consolidated federal income tax return, which includes the operations of all acquired businesses for periods subsequent to the respective dates of acquisition. Acquired companies each file a "short period" federal income tax return through their respective acquisition dates.

7.  SUBSEQUENT EVENTS

     During the fourth quarter of 1996, the Company acquired 13 residential services businesses for an aggregate of approximately $41.6 million in cash and short-term notes and 1,282,910 shares of Common Stock. Funding of the cash portion of the purchase prices and repayment of indebtedness assumed in connection with the acquisitions was provided by borrowings under the Credit Facility. In addition, the Company intends to fund the repayment of the short-term notes issued in the acquisitions by additional borrowings under the Credit Facility. After giving effect to these anticipated borrowings, the remaining availability under the Credit Facility would be less than $2.4 million. While the Company believes its cash flow from operations is sufficient to support its ongoing operations and anticipated capital expenditures, the Company may need additional borrowing availability to support the Company's aggressive acquisition program. The Company has initiated discussions with NationsBank to evaluate additional financing opportunities, including a possible increase in the borrowing limit under the Credit Facility.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To American Residential Services, Inc.:

     We have audited the accompanying balance sheets of American Residential Services, Inc. (a Delaware corporation), as of December 31, 1995 and June 30, 1996, and the related statements of operations, shareholders' deficit and cash flows from Inception (October 24, 1995) through December 31, 1995 and for the six months ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Residential Services, Inc. as of December 31, 1995 and June 30, 1996 and the results of its operations and its cash flows from Inception through December 31, 1995 and for the six months ended June 30, 1996 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
August 21, 1996 (except with respect
  to the matter discussed in Note 7,
  as to which the date is September 9, 1996)

                      AMERICAN RESIDENTIAL SERVICES, INC.
                                 BALANCE SHEETS

                                        DECEMBER 31,      JUNE 30,
                                            1995            1996
                                        ------------   --------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......    $    9,784    $      235,088
     Prepaid expenses and other
       current assets................         3,327            46,957
                                        ------------   --------------
          Total current assets.......        13,111           282,045
PROPERTY AND EQUIPMENT, net..........       --                 45,141
OTHER NONCURRENT ASSETS..............        19,325         3,297,698
                                        ------------   --------------
          Total assets...............    $   32,436    $    3,624,884
                                        ============   ==============
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
     Short-term debt.................    $   50,000    $    1,200,000
     Accounts payable and accrued
       expenses......................       141,077         3,437,334
                                        ------------   --------------
          Total current
             liabilities.............       191,077         4,637,334
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' DEFICIT:
     Preferred Stock: $.001 par
       value, 10,000,000 shares
       authorized; none issued or
       outstanding...................       --               --
     Common stock, $.001 par value,
       50,000,000 shares authorized,
       449,471 shares issued and
       outstanding...................           449               449
     Additional paid-in capital......           551               551
     Deficit.........................      (159,641)       (1,013,450)
                                        ------------   --------------
          Total shareholders'
             deficit.................      (158,641)       (1,012,450)
                                        ------------   --------------
          Total liabilities and
             shareholders' deficit...    $   32,436    $    3,624,884
                                        ============   ==============

   The accompanying notes are an integral part of these financial statements.

                      AMERICAN RESIDENTIAL SERVICES, INC.
                            STATEMENTS OF OPERATIONS

                                            INCEPTION            SIX
                                        (OCTOBER 24, 1995)      MONTHS
                                             THROUGH            ENDED
                                           DECEMBER 31,        JUNE 30,
                                               1995              1996
                                        ------------------   ------------
REVENUES.............................       $ --             $    --
COST OF SERVICES.....................         --                  --
                                        ------------------   ------------
     Gross profit....................         --                  --
SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES.............................          159,641            833,997
OPERATING LOSS.......................         (159,641)          (833,997)
                                        ------------------   ------------
INTEREST EXPENSE.....................         --                  (19,812)
                                        ------------------   ------------
NET LOSS.............................       $ (159,641)      $   (853,809)
                                        ==================   ============

   The accompanying notes are an integral part of these financial statements.

                      AMERICAN RESIDENTIAL SERVICES, INC.
                      STATEMENTS OF SHAREHOLDERS' DEFICIT

                                          COMMON STOCK        ADDITIONAL                         TOTAL
                                       -------------------      PAID-IN                      SHAREHOLDERS'
                                        SHARES     AMOUNT       CAPITAL        DEFICIT          DEFICIT
                                       ---------   -------    -----------   --------------   -------------
BALANCE, Inception,
  October 24, 1995...................     --       $ --         $--         $     --          $   --
     Stock Issuance..................    449,471      449           551           --                 1,000
     Net loss........................     --         --          --               (159,641)       (159,641)
                                       ---------   -------    -----------   --------------   -------------
BALANCE, December 31, 1995...........    449,471      449           551           (159,641)       (158,641)
     Net loss........................     --         --          --               (853,809)       (853,809)
                                       ---------   -------    -----------   --------------   -------------
BALANCE, June 30, 1996...............    449,471   $  449       $   551     $   (1,013,450)   $ (1,012,450)
                                       =========   =======    ===========   ==============   =============

   The accompanying notes are an integral part of these financial statements.

                      AMERICAN RESIDENTIAL SERVICES, INC.
                            STATEMENTS OF CASH FLOWS

                                            INCEPTION
                                        (OCTOBER 24, 1995)     SIX MONTHS
                                             THROUGH              ENDED
                                           DECEMBER 31,         JUNE 30,
                                               1995               1996
                                        ------------------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss........................       $ (159,641)        $  (853,809)
Adjustments to reconcile net loss to
  net cash used in operating
  activities --
     Depreciation and amortization...         --                     2,606
     Changes in operating assets and
       liabilities --
     Increase in --
          Prepaid expenses and other
             current assets..........           (3,327)            (43,630)
          Other noncurrent assets....          (19,325)         (3,278,373)
     Increase in --
          Accounts payable and
             accrued expenses........          141,077           3,296,257
                                        ------------------     -----------
     Net cash used in operating
       activities....................          (41,216)           (876,949)
                                        ------------------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions of property and
       equipment.....................         --                   (47,747)
                                        ------------------     -----------
     Net cash used in investing
       activities....................         --                   (47,747)
                                        ------------------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings of short-term debt...           50,000           1,150,000
     Proceeds from issuance of common
       stock.........................            1,000             --
                                        ------------------     -----------
          Net cash provided by
             financing activities....           51,000           1,150,000
                                        ------------------     -----------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS........................            9,784             225,304
CASH AND CASH EQUIVALENTS, beginning
  of period..........................         --                     9,784
                                        ------------------     -----------
CASH AND CASH EQUIVALENTS, end of
  period.............................       $    9,784         $   235,088
                                        ==================     ===========

   The accompanying notes are an integral part of these financial statements.

                      AMERICAN RESIDENTIAL SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     American Residential Services, Inc. (ARS or the Company), was founded on October 24, 1995 to create a leading national provider of (i) comprehensive maintenance, repair and replacement services for heating, ventilating and air conditioning, plumbing, electrical, and other systems in homes and commercial buildings and (ii) new installation services of those systems in homes and commercial facilities under construction. ARS intends to acquire seven local and regional residential services companies (the Acquisitions), complete an initial public offering (the Offering) of its common stock and, subsequent to the Offering, continue to acquire, through merger or purchase, similar companies to expand its national and regional operations. In June 1996, ARS filed a registration on Form S-1 for the sale of its common stock.

     ARS's primary assets at December 31, 1995 and June 30, 1996 are cash and deferred offering costs. ARS has not conducted any operations, and all activities to date have related to the Acquisitions and the Offering. Cash of $1,000 was generated from the initial capitalization of the Company (see Note
4). There is no assurance that the Acquisitions discussed below will be completed and that ARS will be able to generate future operating revenues. Funding for the deferred offering costs has been provided by Equus II Incorporated (Equus II). ARS is dependent upon the Offering to fund the amounts due to Equus II, the pending acquisitions and future operations.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

     The Company has recorded a full valuation allowance against all deferred tax assets due to the uncertainty of ultimate realizability. Accordingly, no income tax benefit has been recorded for current year losses.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                      AMERICAN RESIDENTIAL SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  NEW ACCOUNTING PRONOUNCEMENTS

     Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value was necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

     As of January 1, 1996, SFAS No. 123, "Accounting for Stock-Based Compensation," will be effective for the Company. SFAS No. 123 permits, but does not require, a fair value-based method of accounting for employee stock option plans which results in compensation expense recognition when stock options are granted. As permitted by SFAS No. 123, the Company will provide pro forma disclosure of net income and earnings per share, as applicable, in the notes to future consolidated financial statements.

3.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Prepaid expenses and other current assets consists of the following:

                                        DECEMBER 31,        JUNE 30,
                                            1995              1996
                                        -------------      ----------
Prepaid insurance....................      $--             $   39,291
Other................................        3,327              7,666
                                        -------------      ----------
                                           $ 3,327         $   46,957
                                        =============      ==========
Other noncurrent assets consists of
  the following:
                                        DECEMBER 31,        JUNE 30,
                                            1995              1996
                                        -------------      ----------
Deferred offering costs..............      $19,325         $3,225,040
Other................................       --                 72,658
                                        -------------      ----------
                                           $19,325         $3,297,698
                                        =============      ==========

     Accounts payable and accrued expenses consist of the following:

                                        DECEMBER 31,     JUNE 30,
                                            1995           1996
                                        ------------   ------------
Accrued accounting and legal
  expense............................     $ --         $  3,134,310
Accrued compensation and benefits....       79,167          249,643
Other accrued expenses...............       61,910           53,381
                                        ------------   ------------
                                          $141,077     $  3,437,334
                                        ============   ============

  SHORT-TERM DEBT:

     The Company had borrowings from Equus II under a $2.6 million credit facility totaling $50,000 and $1,200,000 at December 31, 1995 and June 30, 1996, respectively. The borrowings are unsecured, bear interest at prime plus .25 percent (8.5 percent at June 30, 1996) and mature December 31, 1996. A portion of this facility is convertible into 10 percent of the outstanding common stock of ARS prior to completion of the Offering.

                      AMERICAN RESIDENTIAL SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  SHAREHOLDERS' DEFICIT:

     In connection with the organization and initial capitalization of ARS, the Company issued 1,000 shares of common stock for $1,000 (see Note 7).

5.  COMMITMENTS AND CONTINGENCIES:

  BONUS AWARDS

     In June 1996, the Board of Directors granted certain key employees incentive cash bonus awards for 1996 which are based, subject to the overall performance of the Company, on the performance of the Common Stock after the Offering as compared to the performance of each of the stocks included in the Standard & Poor's 500 Stock Index (the S&P 500). The amount of each award will be determined by multiplying the officer's annual base salary by a percentage determined by ranking the Common Stock's price performance, including reinvested dividends, if any (Total Stockholder Return), among Total Stockholder Returns of all the stocks in the S&P 500.

6.  RELATED PARTY TRANSACTION:

     The Company has signed a definitive agreement to acquire Enterprises Holding Company (EHC), a related company through common ownership, to be effective with the Offering. EHC will be acquired for a total consideration, subject to a working capital adjustment, consisting of 378,400 shares of Common Stock and the assumption and/or repayment of approximately $17.3 million of indebtedness and other obligations (including $2.6 million of EHC preferred stock being converted into 137,139 shares of Common Stock and $0.5 million cash), approximately $14.3 million of which will be repaid either out of a portion of the net proceeds of the Offering or through bank borrowings.

7.  CAPITAL STOCK, STOCK OPTIONS AND WARRANTS:

     ARS effected a 333-for-one-stock split on February 2, 1996, and an approximately 1.35 for-one-stock split on June 14, 1996 of its common stock for each share of common stock then outstanding. In addition, on February 2, 1996, authorized shares were increased from 1,000 to 50,000,000. The effects of the common stock dividends have been retroactively reflected on the balance sheet and in the accompanying notes.

                      AMERICAN RESIDENTIAL SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Company has approved the 1996 Incentive Plan (the Plan), which amends and restates the 1996 Stock Option Plan and provides for the granting or awarding of stock options and stock appreciation rights to nonemployee directors, officers and other key employees (including officers of the Founding Companies) and independent contractors. The number of shares authorized and reserved for issuance under the Plan is limited to the greater of 1,550,000 shares or 15 percent of the number of shares of Common Stock outstanding on the last day of the preceding calendar quarter. In general, the terms of the option awards (including vesting schedules) will be established by the Compensation Committee of the Company's Board of Directors. As of September 9, 1996, the Company has granted 10 year options covering an aggregate of 1,445,000 shares of common stock. Management believes the option price of the options granted is equal to or in excess of the market value of the stock at the date of grant.

                                         OPTIONS             OPTION
            DATE OF GRANT                GRANTED             PRICE
-------------------------------------   ---------        --------------
January 31, 1996.....................     495,000            $ 8.00
March 6, 1996........................      75,000             9.60
March 29, 1996.......................      25,000            10.20
April 30, 1996.......................      50,000            10.80
June 12, 1996........................     655,000        Offering Price
July 15, 1996........................      85,000        Offering Price
August 30, 1996......................      15,000        Offering Price
September 9, 1996....................      45,000        Offering Price
                                        ---------
                                        1,445,000
                                        =========

     ARS and separate wholly owned subsidiaries have signed definitive agreements to acquire by merger seven companies (the Founding Companies) to be effective with the Offering. The Founding Companies are General Heating Engineering Company, Inc.; Atlas Services, Inc., and Subsidiary; Service Enterprises, Inc. and subsidiaries (Crown); Florida Heating and Air Conditioning, Inc., and Related Companies; DIAL ONE Meridian and Hoosier, Inc.; ADCOT, Inc. (A-ABC); and Climatic Corporation of Vero Beach. Crown and A-ABC will be acquired indirectly through the direct acquisition of their parent corporation, EHC. The aggregate consideration that will be paid by ARS to acquire the Founding Companies is, subject to working capital adjustments, approximately $34.8 million in cash and 2,805,065 shares of ARS common stock (based on an assumed initial public offering price of $15 per share, the midpoint of the estimated initial public offering price range).

     On March 19, 1996, the Company issued to Equus II a warrant to purchase 100,000 shares of Common Stock exercisable at the Offering price. The warrants are exercisable at any time after the closing of the Offering of the Company until five years from such date. The number of shares represented by the warrant is subject to adjustment for stock dividends and stock splits.

     Subsequent to December 31, 1995, the Company has incurred additional costs, including professional fees and travel, associated with the acquisition of the Founding Companies and the Offering. Accordingly, accrued liabilities and amounts due to Equus II have increased to approximately $1.2 million as of June 30, 1996. A portion of this note will be converted into 844,965 shares of ARS Common Stock in connection with the Offering.

8. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     On September 27, 1996, ARS completed the Offering, which involved the issuance of 4,200,000 shares of Common Stock at a price of $15.00 per share (before deducting underwriting discounts and commissions). On October 7, 1996, ARS sold an additional 630,000 shares of Common Stock at a price of $15.00 per share (before deducting underwriting discounts and commissions) pursuant to an overallotment option

                      AMERICAN RESIDENTIAL SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

granted by the Company in connection with the Offering. The proceeds from these transactions, net of underwriting discounts and commissions of $1.05 per share and after deducting estimated expenses of the Offering, were approximately $61.0 million. Of this amount, $34.8 million was used to fund the cash portion of the purchase prices relating to the acquisitions of the Founding Companies. The Company also has paid to the former owners approximately $4.7 million as working capital adjustments of which approximately $1.8 million was paid in the fourth quarter of 1996. In addition, a portion of the Equus II note was converted to 844,965 shares of ARS Common Stock.

     On September 17, 1996, the Company entered into a credit facility (the "Credit Facility") with NationsBank of Texas, Inc. ("NationsBank"). The
Credit Facility provides the Company with an unsecured revolving line of credit of up to $55 million, which may be used for general corporate purposes, including the refinancing of Founding Company indebtedness, future acquisitions, capital expenditures and working capital. Loans under the Credit Facility bear interest at a designated variable base rate plus margins ranging from 0 to 25 basis points, depending on the ratio of the Company's interest-bearing debt to its trailing earnings before interest, taxes, depreciation and amortization. At the Company's option, the loans may bear interest based on a designated London interbank offering rate plus a margin ranging from 75 to 175 basis points, depending on the same ratio. Commitment fees of 25 to 50 basis points per annum are payable on the unused portion of the line of credit. The Credit Facility contains a sublimit for standby letters of credit of up to $5.0 million. The Credit Facility also prohibits the payment of dividends by the Company (except for dividends payable in Common Stock and certain preferred stock), will not permit the Company to incur or assume other indebtedness in excess of any amount equal to 5% of its consolidated net worth and will require the Company to comply with certain financial convenants. The Credit Facility will terminate and all amounts outstanding, if any, thereunder will be due and payable in September 1999. The Company's subsidiaries have guaranteed the repayment of all amounts due under the Credit Facility. As of September 30, 1996, the Company had $6.3 million in outstanding borrowings under the Credit Facility, bearing interest at a weighted average rate of approximately 8.25% (the prime rate).

     During the fourth quarter of 1996, the Company acquired the business operations of 13 companies for an aggregate of approximately $41.6 million in cash and short-term notes and 1,282,910 shares of Common Stock. Funding of the cash portion of the purchase prices and repayment of indebtedness assumed in connection with the acquisitions was provided by borrowings under the Credit Facility. In addition, the Company intends to fund the repayment of the short-term notes issued in the acquisitions by additional borrowings under the Credit Facility. After giving effect to these anticipated borrowings, the remaining availability under the Credit Facility would be less than $2.4 million. While the Company believes its cash flow from operations is sufficient to support its ongoing operations and anticipated capital expenditures, the Company may need additional borrowing availability to support the Company's aggressive acquisition program. The Company has initiated discussions with NationsBank to evaluate additional financing opportunities, including a possible increase in the borrowing limit under the Credit Facility.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To General Heating Engineering Company, Inc.:

     We have audited the accompanying balance sheets of General Heating Engineering Company, Inc. (a Delaware corporation), as of December 31, 1994 and 1995, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of General Heating Engineering Company, Inc., as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
May 24, 1996

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                                 BALANCE SHEETS

                                                DECEMBER 31
                                       ------------------------------
                                            1994            1995
                                       --------------  --------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $    2,258,467  $    3,369,929
     Investments.....................       2,475,000       2,000,000
     Accounts receivable --
          Trade, net of allowance of
              $159,910 and
              $126,650...............       4,129,536       3,740,406
          Other receivables..........         129,308          47,588
     Notes receivable --
          Shareholders...............          92,500         308,139
          Other......................        --                39,870
     Inventories.....................       2,375,590       2,215,659
     Prepaid expenses and other
      current assets.................          17,331          13,871
                                       --------------  --------------
               Total current
                   assets............      11,477,732      11,735,462
PROPERTY AND EQUIPMENT, net..........       1,941,076       2,100,638
OTHER NONCURRENT ASSETS..............         376,017         483,014
                                       --------------  --------------
               Total assets..........  $   13,794,825  $   14,319,114
                                       ==============  ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
      expenses.......................  $    2,736,479  $    3,248,968
     Unearned revenue on service and
      warranty contracts.............         797,820         894,766
     Billings in excess of costs and
      estimated earnings on
      uncompleted contracts..........         319,323         139,764
                                       --------------  --------------
               Total current
                   liabilities.......       3,853,622       4,283,498
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $20 par value,
      5,000 shares
       authorized, 2,752 shares
      issued, 462 shares
      outstanding....................          55,040          55,040
     Additional paid-in capital......         666,913         666,913
     Retained earnings...............      10,811,994      10,906,407
     Treasury stock, 2,290 shares at
      cost...........................      (1,592,744)     (1,592,744)
                                       --------------  --------------
               Total shareholders'
                   equity............       9,941,203      10,035,616
                                       --------------  --------------
               Total liabilities and
                   shareholders'
                   equity............  $   13,794,825  $   14,319,114
                                       ==============  ==============

   The accompanying notes are an integral part of these financial statements.

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                            STATEMENTS OF OPERATIONS

                                                                                             NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31                       SEPTEMBER 30
                                       ----------------------------------------------  ------------------------------
                                            1993            1994            1995            1995            1996
                                       --------------  --------------  --------------  --------------  --------------
                                                                                                (UNAUDITED)
REVENUES.............................  $   34,642,267  $   36,333,827  $   35,159,389  $   25,533,943  $   27,053,588
COST OF SERVICES.....................      27,393,298      29,927,352      28,866,207      20,964,789      21,814,017
                                       --------------  --------------  --------------  --------------  --------------
     Gross profit....................       7,248,969       6,406,475       6,293,182       4,569,154       5,239,571
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       5,011,270       5,244,776       5,280,402       3,901,706       4,511,968
                                       --------------  --------------  --------------  --------------  --------------
     Income from operations..........       2,237,699       1,161,699       1,012,780         667,448         727,603
OTHER INCOME:
     Interest income.................         189,223         177,149         299,116         224,281         106,461
     Other...........................           7,891          66,724          58,517        --                30,406
                                       --------------  --------------  --------------  --------------  --------------
NET INCOME...........................  $    2,434,813  $    1,405,572  $    1,370,413  $      891,729  $      864,470
                                       ==============  ==============  ==============  ==============  ==============

   The accompanying notes are an integral part of these financial statements.

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                                                    TOTAL
                                         COMMON STOCK       ADDITIONAL                      TREASURY STOCK        SHAREHOLD-
                                       -----------------      PAID-IN       RETAINED     ---------------------       ERS'
                                       SHARES    AMOUNT       CAPITAL       EARNINGS     SHARES      AMOUNT         EQUITY
                                       ------    -------    -----------   ------------   ------   ------------   ------------
BALANCE, December 31, 1992...........  2,752     $55,040    $   648,912   $  9,811,451   (2,290)  $ (1,592,744)  $  8,922,659
    Dividend.........................   --         --           --          (1,744,798)    --          --          (1,744,798)
    Net income.......................   --         --           --           2,434,813     --          --           2,434,813
                                       ------    -------    -----------   ------------   ------   ------------   ------------
BALANCE, December 31, 1993...........  2,752      55,040        648,912     10,501,466   (2,290)    (1,592,744)     9,612,674
    Capital contributions............   --         --            18,001        --          --          --              18,001
    Dividends........................   --         --           --          (1,095,044)    --          --          (1,095,044)
    Net income.......................   --         --           --           1,405,572     --          --           1,405,572
                                       ------    -------    -----------   ------------   ------   ------------   ------------
BALANCE, December 31, 1994...........  2,752      55,040        666,913     10,811,994   (2,290)    (1,592,744)     9,941,203
    Dividends........................   --         --           --          (1,276,000)    --          --          (1,276,000)
    Net income.......................   --         --           --           1,370,413     --          --           1,370,413
                                       ------    -------    -----------   ------------   ------   ------------   ------------
BALANCE, December 31, 1995...........  2,752     $55,040    $   666,913   $ 10,906,407   (2,290)  $ (1,592,744)  $ 10,035,616
                                       ======    =======    ===========   ============   ======   ============   ============

   The accompanying notes are an integral part of these financial statements.

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                     NINE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31                 SEPTEMBER 30,
                                       ----------------------------------------  -------------------------
                                           1993          1994          1995         1995          1996
                                       ------------  ------------  ------------  -----------  ------------
                                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $  2,434,813  $  1,405,572  $  1,370,413  $   891,729  $    864,470
  Adjustments to reconcile net income
    to net cash provided by (used in)
    operating activities --
    Depreciation and amortization....       465,076       495,396       508,497      388,446       386,082
    Loss on sale of investments......       --            --             13,626      --            --
    (Gain) loss on sale of property
      and equipment..................         4,811       (38,978)       56,152      --            (30,406)
    Changes in operating assets and
      liabilities --
      (Increase) decrease in --
      Accounts receivable............    (1,427,017)      210,329       470,850       50,590    (1,064,511)
      Inventories....................      (416,216)       49,258       159,931     (590,681)     (367,755)
      Prepaid expenses and other
         current assets..............       (37,843)       (1,907)        3,460     (478,475)      (84,556)
      Other noncurrent assets........       (83,112)      (22,741)     (106,997)       9,865       (17,106)
    Increase (decrease) in --
      Accounts payable and accrued
         expenses....................       631,061       143,263       512,489    1,030,329      (193,889)
      Unearned revenue on service and
         warranty contracts..........        17,782        31,739        96,946      428,742       (14,721)
      Billings in excess of costs and
         estimated earnings on
         uncompleted contracts.......      (732,654)     (152,605)     (179,559)    (319,323)       50,339
                                       ------------  ------------  ------------  -----------  ------------
      Net cash provided by (used in)
         operating activities........       856,701     2,119,326     2,905,808    1,411,222      (472,053)
                                       ------------  ------------  ------------  -----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
    equipment........................         5,000       112,530        42,533       26,607        41,900
  Additions of property and
    equipment........................      (941,748)     (786,863)     (766,744)    (483,169)     (186,357)
  Purchase of investments............       --         (2,475,000)   (4,193,948)  (3,975,000)   (1,000,000)
  Proceeds from sale of
    investments......................       --            --          4,655,322    3,225,000     3,000,000
                                       ------------  ------------  ------------  -----------  ------------
      Net cash provided by (used in)
         investing activities........      (936,748)   (3,149,333)     (262,837)  (1,206,562)    1,855,543
                                       ------------  ------------  ------------  -----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt.......       --            --            --           --          3,524,063
  (Increase) decrease in notes
    receivable.......................       --            882,500      (255,509)     --            --
  Dividends..........................    (1,744,798)   (1,095,044)   (1,276,000)    (622,000)   (7,773,469)
  Capital contributions..............       --             18,001       --           --            --
                                       ------------  ------------  ------------  -----------  ------------
      Net cash used in financing
         activities..................    (1,744,798)     (194,543)   (1,531,509)    (622,000)   (4,249,406)
                                       ------------  ------------  ------------  -----------  ------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................    (1,824,845)   (1,224,550)    1,111,462     (417,340)   (2,865,916)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................     5,307,862     3,483,017     2,258,467    2,258,467     3,369,929
                                       ------------  ------------  ------------  -----------  ------------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $  3,483,017  $  2,258,467  $  3,369,929  $ 1,841,127  $    504,013
                                       ============  ============  ============  ===========  ============

   The accompanying notes are an integral part of these financial statements.

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     General Heating Engineering Company, Inc. (a Delaware corporation) (the Company), is primarily engaged in the installation and maintenance, repair and replacement of air conditioning, heating and fireplace systems in new and preexisting residential and commercial buildings in Washington, D.C. and the surrounding area.

     The Company and its shareholders intend to enter into a definitive agreement with American Residential Services, Inc. (ARS), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of ARS's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of ARS.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements for the nine months ended September 30, 1995 and 1996 are unaudited and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are valued at the lower of cost or market using the average cost method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is computed using the straight-line method over the estimated useful lives of assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  REVENUE RECOGNITION

     The Company recognizes revenue when the services are performed except when work is being performed under a construction contract. Revenues from the sale of residential and commercial service and maintenance contracts are recognized over the life of the contract on a straight-line basis.

     Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

  INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, each shareholder reports his share of the Company's taxable earnings or losses in his personal federal and state tax returns.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value was necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                       ESTIMATED            DECEMBER 31
                                      USEFUL LIVES   --------------------------
                                        IN YEARS         1994          1995
                                      ------------   ------------  ------------
Transportation equipment.............        7       $  3,258,907  $  3,376,461
Furniture and fixtures...............        7            159,227       169,453
Leasehold improvements...............       20            800,370       879,938
Machinery and equipment..............       10            858,033       919,393
Computer and telephone equipment.....        5            442,853       467,219
                                                     ------------  ------------
                                                        5,519,390     5,812,464
Less -- Accumulated depreciation and
  amortization.......................                   3,578,314     3,711,826
                                                     ------------  ------------
          Property and equipment,
          net........................                $  1,941,076  $  2,100,638
                                                     ============  ============

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Effective January 1, 1994, the Company adopted the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Adoption of this standard did not materially impact the Company's financial statements. The following is a summary of investment securities:

                                              DECEMBER 31
                                       --------------------------
                                           1994          1995
                                       ------------  ------------
Certificates of deposit..............  $    --       $  2,000,000
U.S. Treasury notes..................     2,475,000       --
                                       ------------  ------------
                                       $  2,475,000  $  2,000,000
                                       ============  ============

     Activity in the Company's allowance for doubtful accounts consist of the following:

                                                    DECEMBER 31
                                       --------------------------------------
                                          1993         1994          1995
                                       ----------  ------------  ------------
Balance at beginning of year.........  $  146,848  $    127,443  $    159,910
Additions charged to costs and
  expenses...........................      45,996       104,613        71,930
Deductions for uncollectible
  receivables
  written off........................     (67,954)     (103,848)     (127,810)
Bad debt recoveries..................       2,553        31,702        22,620
                                       ----------  ------------  ------------
                                       $  127,443  $    159,910  $    126,650
                                       ==========  ============  ============

     Accounts payable and accrued expenses consist of the following:

                                                DECEMBER 31
                                       ------------------------------
                                            1994            1995
                                       --------------  --------------
Accounts payable, trade..............  $    1,586,930  $    1,998,941
Accrued compensation and benefits....         823,476         916,013
Warranty accrual.....................         292,895         292,895
Other accrued expenses...............          33,178          41,119
                                       --------------  --------------
                                       $    2,736,479  $    3,248,968
                                       ==============  ==============

     Installation contracts in progress are as follows:

                                                DECEMBER 31
                                       ------------------------------
                                            1994            1995
                                       --------------  --------------
Costs incurred on contracts in
  progress...........................  $   19,975,656  $   18,705,791
Estimated earnings, net of losses....       9,912,429       8,989,404
                                       --------------  --------------
                                           29,888,085      27,695,195
Less -- Billings to date.............      30,207,408      27,834,959
                                       --------------  --------------
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................  $     (319,323) $     (139,764)
                                       ==============  ==============

5.  EMPLOYEE BENEFIT PLANS:

     The Company has adopted a retirement plan which qualifies under Section 401(k) of the Internal Revenue Code. The plan provides for 50 percent matching contributions by the Company, up to a maximum liability of 1 percent of each participating employee's annual compensation. The Company has the right to

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) make additional discretionary contributions. Total contributions by the Company under this plan to provide contributions and pay expenses were approximately $42,000, $67,000 and $78,000 during 1993, 1994 and 1995, respectively. Amounts due to this plan were approximately $50,000 and $30,000 for the years ended December 31, 1994 and 1995, respectively.

     The Company has also adopted a cafeteria plan pursuant to Section 125 of the Internal Revenue Code that covers all employees from 90 days after the commencement of employment. Under this plan, the employees may reduce their compensation to fund medical or life insurance, dental and short-term disability benefits. The funds withheld are used to pay actual claims, administrative expenses and stop-loss insurance protection premiums. Such stop-loss insurance covers claims to a maximum aggregate liability of $1,000,000 and $35,000 per participant. For the years ended December 31, 1993, 1994 and 1995, the Company contributed approximately $57,000, $91,000 and $129,000, respectively, to this plan in addition to amounts withheld from employees. Contributions due to this plan were approximately $91,000 and $216,000 for the years ended December 31, 1994 and 1995, respectively.

6.  LEASES:

     The Company conducts a portion of its operations in leased facilities under operating lease agreements with a company primarily owned by the shareholders. Total amounts paid under these related-party leases were approximately $261,000, $387,000 and $384,000 for the years ended December 31, 1993, 1994 and 1995, respectively. In January 1996, the Company extended each of these leases, commencing January 1, 1996, for 10 years. The following schedule shows the future minimum rentals to be made under these leases:

Year ending December 31 --
       1996..........................  $    517,281
       1997..........................       517,505
       1998..........................       531,468
       1999..........................       552,728
       2000..........................       574,837
       Thereafter....................     3,367,564
                                       ------------
                                       $  6,061,383
                                       ============

7.  RELATED-PARTY TRANSACTIONS:

     The Company has notes receivable from its shareholders in the amounts of $92,500 and $308,139 as of December 31, 1994 and 1995, respectively. These notes are unsecured, bear interest at 7 percent per annum and are due upon demand. Interest income recognized by the Company on these notes during the years ended December 31, 1994 and 1995, was approximately $1,000 and $12,000, respectively.

8.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in various legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  LETTER OF CREDIT

     At December 31, 1995, the Company had an outstanding letter of credit of $75,000 to secure the purchase of certain inventories.

9.  SALES TO SIGNIFICANT CUSTOMERS:

     During 1993, 1994 and 1995, one customer accounted for approximately 13 percent, 16 percent and 21 percent, respectively, of the Company's revenue.

10. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In June 1996, the Company and its shareholders entered into a definitive agreement with ARS, providing for the acquisition of the Company by ARS. The acquisition of the Company by ARS was completed on September 27, 1996 concurrent with the initial public offering of ARS. Reference is made to Note 8 of American Residential Services, Inc. financial statements as of and for the periods ended December 31, 1995 and June 30, 1996 included elsewhere herein.

     In connection with the acquisition, the Company distributed certain assets to the shareholders, consisting of the cash surrender value of life insurance, with a total carrying value of approximately $387,000. In addition, the Company made distributions in respect of the Company's estimated S Corporation accumulated adjustment account of approximately $8,488,000 at the time of closing. As of September 30, 1996, additional distributions in the aggregate amount of $2,642,000 had been accrued but had not yet been distributed.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Atlas Services, Inc.:

     We have audited the accompanying consolidated balance sheets of Atlas Services, Inc. (a South Carolina corporation), and subsidiary as of June 30, 1994 and 1995, and December 31, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended June 30, 1995, and the year ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above represent fairly, in all material respects, the consolidated financial position of Atlas Services, Inc., and subsidiary as of June 30, 1994 and 1995, and December 31, 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 1995, and the year ended December 31, 1995, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
May 24, 1996

                      ATLAS SERVICES, INC., AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS

                                                JUNE 30
                                       --------------------------   DECEMBER 31,
                                           1994          1995           1995
                                       ------------  ------------   ------------
               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........  $    204,883  $    383,190    $  241,263
  Accounts receivable --
     Trade, net of allowance of
       $29,989, $39,866 and $39,866..     1,634,219     2,098,213     2,163,990
     Affiliates......................       188,829       178,554       211,939
  Inventories........................       478,447       474,093       531,819
  Prepaid expenses and other current
     assets..........................        20,763       112,207       146,283
  Costs and estimated earnings in
     excess of billings on
     uncompleted contracts...........       323,901       382,653       254,039
                                       ------------  ------------   ------------
          Total current assets.......     2,851,042     3,628,910     3,549,333
PROPERTY AND EQUIPMENT, net..........     3,203,143     3,169,128     3,136,363
OTHER NONCURRENT ASSETS..............       280,321       342,776       406,316
                                       ------------  ------------   ------------
          Total assets...............  $  6,334,506  $  7,140,814    $7,092,012
                                       ============  ============   ============
       LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term
     debt............................  $    577,545  $    619,851    $  596,941
  Short-term debt....................       220,807       207,335       209,948
  Accounts payable and accrued
     expenses........................     2,328,709     2,859,998     2,391,955
  Unearned revenue on service and
     warranty contracts..............       135,487       150,628       162,755
  Billings in excess of costs and
     estimated earnings on
     uncompleted contracts...........       192,408       355,186       475,731
                                       ------------  ------------   ------------
          Total current
             liabilities.............     3,454,956     4,192,998     3,837,330
LONG-TERM DEBT, net of current
  maturities.........................     2,047,763     1,702,324     1,564,309
DEFERRED INCOME TAXES................       150,506       187,806       187,237
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, $1 par value; 100,000
     shares authorized, 2,254, 2,345
     and 24,303 shares issued and
     outstanding.....................         2,254         2,345        24,303
  Additional paid-in capital.........        48,011        81,877       105,040
  Retained earnings..................       631,016       973,464     1,373,793
                                       ------------  ------------   ------------
          Total shareholders'
             equity..................       681,281     1,057,686     1,503,136
                                       ------------  ------------   ------------
          Total liabilities and
             shareholders'
             equity..................  $  6,334,506  $  7,140,814    $7,092,012
                                       ============  ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                      ATLAS SERVICES, INC., AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                     NINE MONTHS ENDED
                                                  YEAR ENDED JUNE 30               YEAR ENDED           SEPTEMBER 30
                                       ----------------------------------------   DECEMBER 31,   --------------------------
                                           1993          1994          1995           1995           1995          1996
                                       ------------  ------------  ------------   ------------   ------------  ------------
                                                                                                        (UNAUDITED)
REVENUES.............................  $ 10,209,885  $ 15,625,211  $ 21,228,756    $22,048,103   $ 15,963,449  $ 23,325,855
COST OF SERVICES.....................     8,182,867    12,676,789    17,714,515    17,810,928      12,947,027    18,576,719
                                       ------------  ------------  ------------   ------------   ------------  ------------
    Gross profit.....................     2,027,018     2,948,422     3,514,241     4,237,175       3,016,422     4,749,136
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................     1,760,805     2,421,016     2,985,258     3,021,692       2,171,958     3,826,413
                                       ------------  ------------  ------------   ------------   ------------  ------------
    Income from operations...........       266,213       527,406       528,983     1,215,483         844,464       922,723
OTHER INCOME (EXPENSE):
    Interest income..................        12,086        12,742        13,004        16,671          12,272        (3,927)
    Interest expense.................      (189,927)     (129,303)     (143,123)     (134,236)       (107,445)     (165,147)
    Other............................       (27,690)       26,814       165,821        20,327          29,289       162,926
                                       ------------  ------------  ------------   ------------   ------------  ------------
INCOME BEFORE INCOME TAXES...........        60,682       437,659       564,685     1,118,245         778,580       916,575
PROVISION FOR INCOME TAXES...........        24,914       170,478       222,237       434,258         308,617       344,000
                                       ------------  ------------  ------------   ------------   ------------  ------------
NET INCOME...........................  $     35,768  $    267,181  $    342,448    $  683,987    $    469,963  $    572,575
                                       ============  ============  ============   ============   ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                      ATLAS SERVICES, INC., AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                          COMMON STOCK       ADDITIONAL                      TOTAL
                                        -----------------     PAID-IN       RETAINED     SHAREHOLDERS'
                                        SHARES    AMOUNT      CAPITAL       EARNINGS         EQUITY
                                        ------    -------    ----------    ----------    --------------
BALANCE, June 30, 1992...............    2,191    $ 2,191     $  32,611    $  328,067      $  362,869
     Stock issuance..................       30         30         6,850        --               6,880
     Net income......................     --        --           --            35,768          35,768
                                        ------    -------    ----------    ----------    --------------
BALANCE, June 30, 1993...............    2,221      2,221        39,461       363,835         405,517
     Stock issuance..................       33         33         8,550        --               8,583
     Net income......................     --        --           --           267,181         267,181
                                        ------    -------    ----------    ----------    --------------
BALANCE, June 30, 1994...............    2,254      2,254        48,011       631,016         681,281
     Stock issuance..................       91         91        33,866        --              33,957
     Net income......................     --        --           --           342,448         342,448
                                        ------    -------    ----------    ----------    --------------
BALANCE, June 30, 1995...............    2,345    $ 2,345     $  81,877    $  973,464      $1,057,686
                                        ======    =======    ==========    ==========    ==============
BALANCE, December 31, 1994...........    2,345    $ 2,345     $  81,877    $  689,806      $  774,028
     Stock split (10 for 1)..........   21,105     21,105       (21,105)       --             --
     Stock issuance..................      853        853        44,268        --              45,121
     Net income......................     --        --           --           683,987         683,987
                                        ------    -------    ----------    ----------    --------------
BALANCE, December 31, 1995...........   24,303    $24,303     $ 105,040    $1,373,793      $1,503,136
                                        ======    =======    ==========    ==========    ==============

  The accompanying notes are an integral part of these consolidated financial statements.

                      ATLAS SERVICES, INC., AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             NINE MONTHS ENDED
                                               YEAR ENDED JUNE 30            YEAR ENDED         SEPTEMBER 30
                                       ----------------------------------   DECEMBER 31,   ----------------------
                                          1993        1994        1995          1995          1995        1996
                                       ----------  ----------  ----------   ------------   ----------  ----------
                                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $   35,768  $  267,181  $  342,448    $  683,987    $  469,963  $  572,575
  Adjustments to reconcile net income
   to net cash provided by operating
   activities --
    Depreciation and amortization....     271,683     375,186     501,796       490,554       347,041     516,285
    Deferred income taxes
     (benefit).......................      (1,144)     20,022     (22,265)      (50,894)       12,941      42,345
    Loss on sale of property and
     equipment.......................      54,786      --          --           --             --            (393)
    Changes in operating assets and
     liabilities --
      (Increase) decrease in --
         Accounts receivable.........     (13,227)   (822,197)   (453,719)     (505,195)     (850,898) (1,671,231)
         Inventories.................    (175,733)   (134,837)      4,354      (139,118)      (98,348)   (333,153)
         Prepaid expenses and other
          current assets.............      13,350      (1,800)    (31,878)        7,150       (14,968)   (260,708)
         Costs and estimated earnings
          in excess of billings on
          uncompleted contracts......     (27,506)   (276,261)    (58,752)      539,181       506,909    (196,287)
         Other noncurrent assets.....     (62,020)    (63,362)   (101,110)      (66,703)       --         105,716
      Increase (decrease) in --
         Accounts payable and accrued
          expenses...................     211,091   1,233,347     531,289      (219,215)     (105,941)  1,182,536
         Unearned revenue on service
          and warranty contracts.....      49,963      53,271      15,141       (10,274)       18,216     (48,301)
         Billings in excess of costs
          and estimated earnings on
          uncompleted contracts......     (10,909)     51,603     162,778        52,327       364,723     343,359
                                       ----------  ----------  ----------   ------------   ----------  ----------
             Net cash provided by
              operating activities...     346,102     702,153     890,082       781,800       649,638     252,743
                                       ----------  ----------  ----------   ------------   ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
   equipment.........................     173,037      --          --           --             --         136,998
  Additions to property and
   equipment.........................    (439,920)   (980,761)   (429,127)     (258,257)     (206,586)   (828,203)
  Cash paid for acquisitions, net of cash acquired..     --     --     --       --             --        (131,065)
                                       ----------  ----------  ----------   ------------   ----------  ----------
             Net cash used in
              investing activities...    (266,883)   (980,761)   (429,127)     (258,257)     (206,586)   (822,270)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds of long- and short-term
   debt..............................     478,187     887,990     347,001       442,394       647,755     728,010
  Principal payments of long- and
   short-term debt...................    (513,870)   (529,624)   (663,606)     (843,201)     (965,355)   (604,002)
  Proceeds from stock issuance.......       6,880       8,583      33,957        45,121        79,078      --
                                       ----------  ----------  ----------   ------------   ----------  ----------
             Net cash provided by
              (used in) financing
              activities.............     (28,803)    366,949    (282,648)     (355,686)     (238,522)    124,008
                                       ----------  ----------  ----------   ------------   ----------  ----------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS....................      50,416      88,341     178,307       167,857       204,530    (445,519)
CASH AND CASH EQUIVALENTS, beginning
 of period...........................      66,126     116,542     204,883        73,406        73,406     241,263
                                       ----------  ----------  ----------   ------------   ----------  ----------
CASH AND CASH EQUIVALENTS, end of
 period..............................  $  116,542  $  204,883  $  383,190    $  241,263    $  277,936  $ (204,256)
                                       ==========  ==========  ==========   ============   ==========  ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
  Cash paid for --
    Interest.........................  $  286,112  $  210,549  $  225,374    $  177,031    $  132,773  $  165,147
    Income taxes.....................  $   --      $   56,477  $  271,924    $  251,750    $  188,813  $  473,234

  The accompanying notes are an integral part of these consolidated financial statements.

                      ATLAS SERVICES, INC., AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Atlas Services, Inc., (a South Carolina corporation) and subsidiary (the Company), are primarily engaged in the installation and maintenance, repair and replacement of plumbing, air conditioning and heating and electrical systems in new and preexisting residential and commercial buildings throughout South Carolina.

     The Company and its shareholders intend to enter into a definitive agreement with American Residential Services, Inc. (ARS), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of ARS's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of ARS.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of Atlas Services, Inc., and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements for the nine months ended September 30, 1995 and 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are valued at the lower of cost or market using the weighted-average method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

     Included in property and equipment are certain assets subject to capital leases. These assets are amortized using the straight-line method over the lesser of the life of the leases or the estimated useful life of the asset.

  REVENUE RECOGNITION

     The Company recognizes revenue when the services are performed except when work is being performed under a construction contract. Revenues on residential and commercial service and maintenance contracts are recorded and collected monthly. Revenues from sales of extended warranties are recognized over the life of the contract on a straight-line basis.

                      ATLAS SERVICES, INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

  WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

  STOCK-SPLIT

     During 1995, the Company effected a ten-for-one stock split of the Company's Common Stock.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1995, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value was necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

                      ATLAS SERVICES, INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                         ESTIMATED               JUNE 30
                                        USEFUL LIVES   ----------------------------   DECEMBER 31,
                                          IN YEARS         1994           1995            1995
                                        ------------   -------------  -------------  -------------
Land and land improvements...........      --          $     508,129  $     508,129  $     508,129
Buildings and leasehold
  improvements.......................      40              1,387,578      1,396,235      1,387,599
Transportation equipment.............       5              1,703,373      1,955,070      2,068,795
Machinery and equipment..............     5 - 7              591,299        666,548        738,347
Furniture and fixtures...............    5 - 10              233,373        290,961        313,025
                                                       -------------  -------------  -------------
                                                           4,423,752      4,816,943      5,015,895
Less -- Accumulated depreciation.....                      1,220,609      1,647,815      1,879,532
                                                       -------------  -------------  -------------
     Property and equipment, net.....                  $   3,203,143  $   3,169,128  $   3,136,363
                                                       =============  =============  =============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consist of the following:

                                                    JUNE 30
                                       ----------------------------------   DECEMBER 31,
                                          1993        1994        1995          1995
                                       ----------  ----------  ----------   ------------
Balance at beginning of year.........  $        0  $        0  $   29,989     $ 29,989
Additions charged to costs and
  expenses...........................      79,128      84,119      45,952       40,381
Deductions for uncollectible
  receivables written off............     (79,128)    (54,130)    (36,075)     (30,504)
                                       ----------  ----------  ----------   ------------
                                       $        0  $   29,989  $   39,866     $ 39,866
                                       ==========  ==========  ==========   ============

     Accounts payable and accrued expenses consist of the following:

                                                 JUNE 30
                                       ----------------------------  DECEMBER 31,
                                           1994           1995           1995
                                       -------------  -------------  -------------
Accounts payable, trade..............  $   1,707,084  $   2,113,376  $   1,600,736
Accrued compensation and benefits....        369,780        236,780        224,767
Accrued insurance....................         98,456        257,741        269,135
Other accrued expenses...............        153,389        252,101        297,317
                                       -------------  -------------  -------------
                                       $   2,328,709  $   2,859,998  $   2,391,955
                                       =============  =============  =============

     Installation contracts in progress are as follows:

                                                 JUNE 30
                                       ----------------------------   DECEMBER 31,
                                           1994           1995            1995
                                       -------------  -------------   ------------
Costs incurred on contracts in
  progress...........................  $   1,293,427  $   2,592,291    $ 2,411,212
Estimated earnings, net of losses....        586,972        719,579      1,077,841
                                       -------------  -------------   ------------
                                           1,880,399      3,311,870      3,489,053
Less -- Billings to date.............      1,748,906      3,284,403      3,710,745
                                       -------------  -------------   ------------
                                       $     131,493  $      27,467    $  (221,692)
                                       =============  =============   ============

                      ATLAS SERVICES, INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following are included in the accompanying balance sheets under the following captions:

                                               JUNE 30
                                       ------------------------   DECEMBER 31,
                                          1994         1995           1995
                                       -----------  -----------   ------------
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................  $   323,901  $   382,653    $  254,039
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................     (192,408)    (355,186)     (475,731)
                                       -----------  -----------   ------------
                                       $   131,493  $    27,467    $ (221,692)
                                       ===========  ===========   ============

5.  SHORT- AND LONG-TERM DEBT:

     Short-term debt consists of a revolving line of credit payable to a bank, due July 21, 1996, with interest due monthly at 9.375 percent and is secured by accounts receivable and inventory. The amounts outstanding as of June 30, 1994 and 1995, and December 31, 1995, are $220,807, $207,335 and $209,948,
respectively.

     Long-term debt consists of the following:

                                                 JUNE 30
                                       ----------------------------   DECEMBER 31,
                                           1994           1995            1995
                                       -------------  -------------   ------------
Mortgage note payable to a bank, with
  monthly installments of $8,056
  principal plus interest at 7.25%,
  secured by real estate and life
  insurance policies, due December
  1998...............................  $   1,401,667  $   1,305,000    $ 1,256,666
Mortgage note payable to a bank, with
  monthly installments of $1,000
  principal plus interest at prime
  plus 1.25% (9.75% at December 31,
  1995), secured by real estate, due
  May 1997...........................        103,400         93,400         87,977
Mortgage note payable to a bank, with
  monthly installments of $581,
  bearing interest at 9.5%, secured
  by real estate, due June 2017......         56,775         56,173         53,185
Transportation equipment notes
  payable and capitalized leases,
  with monthly installments totaling
  $48,255, due from July 1994 to
  January 1998, bearing interest from
  5.9% to 13.3%, secured by
  transportation equipment...........        816,486        675,929        574,953
Note payable on equipment, with
  monthly installments of $2,083
  principal plus interest at prime
  plus 1.50% (10% at December 31,
  1995), secured by equipment, due
  June 1998..........................        100,000         75,000         62,500
Other................................        146,980        116,673        125,969
                                       -------------  -------------   ------------
                                           2,625,308      2,322,175      2,161,250
Less -- Current maturities...........        577,545        619,851        596,941
                                       -------------  -------------   ------------
                                       $   2,047,763  $   1,702,324    $ 1,564,309
                                       =============  =============   ============

                      ATLAS SERVICES, INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The aggregate maturities of long-term debt as of December 31, 1995, are as follows:

Year ending December 31 --
     1996............................  $     596,941
     1997............................        334,907
     1998............................        158,688
     1999............................        110,343
     2000............................        109,567
     Thereafter......................        850,804
                                       -------------
                                       $   2,161,250
                                       =============

     Management estimates that the fair value of its debt obligations approximates the historical value of $2,371,198 at December 31, 1995.

6.  RETIREMENT PLANS:

     The Company has a defined contribution profit-sharing plan covering substantially all employees. The Company's contribution for each of the years ended June 30, 1993, 1994 and 1995, and December 31, 1995, amounted to approximately $25,000, $35,000, $30,000 and $21,000, respectively.

7.  LEASES:

     The Company leases four facilities under noncancelable leases, which expire in January 1998, January 2005, May 2005 and February 2006. Rental expense for the years ended June 30, 1993, 1994 and 1995, and December 31, 1995, was approximately $44,000, $72,000, $127,000 and $174,000, respectively. Included in these amounts are rent expenses and commissions paid to related parties of $0, $2,000, $39,000 and $82,000 for the years ended June 30, 1993, 1994 and 1995, and December 31, 1995, respectively. The following represents future minimum rental payments under noncancelable operating leases:

Year ending December 31 --
     1996............................  $     259,577
     1997............................        266,680
     1998............................        230,187
     1999............................        228,600
     2000............................        228,600
     Thereafter......................      1,045,550
                                       -------------
                                       $   2,259,194
                                       =============

                      ATLAS SERVICES, INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company leases certain owned facilities under three noncancelable leases to third parties, which expire in September 1997, October 1998 and November 2000. Rental income received for the years ended June 30, 1993, 1994 and 1995, and December 31, 1995, was approximately $148,000, $135,000, $105,000 and $86,000, respectively. The following represents future minimum rental income under noncancelable leases:

Year ending December 31 --
     1996............................  $   167,250
     1997............................      148,500
     1998............................       83,875
     1999............................       42,000
     2000............................       38,500
                                       -----------
                                       $   480,125
                                       ===========

8.  INCOME TAXES:

     Federal and state income taxes are as follows:

                                               YEAR ENDED JUNE 30              YEAR ENDED
                                       -----------------------------------    DECEMBER 31,
                                         1993        1994         1995            1995
                                       ---------  -----------  -----------    ------------
Federal --
     Current.........................  $  23,106  $   129,390  $   215,040      $419,486
     Deferred........................     (3,107)      18,236      (19,913)      (43,440)
State --
     Current.........................      2,952       21,066       29,462        65,666
     Deferred........................      1,963        1,786       (2,352)       (7,454)
                                       ---------  -----------  -----------    ------------
                                       $  24,914  $   170,478  $   222,237      $434,258
                                       =========  ===========  ===========    ============

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income tax as follows:

                                               YEAR ENDED JUNE 30              YEAR ENDED
                                       -----------------------------------    DECEMBER 31,
                                         1993        1994         1995            1995
                                       ---------  -----------  -----------    ------------
Tax provision at the statutory
  rate...............................  $  20,632  $   148,804  $   191,993      $380,203
Increase (decrease) resulting from --
     State income tax, net of benefit
        for federal deduction........      3,244       15,081       17,892        38,420
     Nondeductible expenses..........      5,272       14,264       33,308        29,088
     Other...........................     (4,234)      (7,671)     (20,956)      (13,453)
                                       ---------  -----------  -----------    ------------
                                       $  24,914  $   170,478  $   222,237      $434,258
                                       =========  ===========  ===========    ============

                      ATLAS SERVICES, INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:

                                                JUNE 30
                                       -------------------------    DECEMBER 31,
                                          1994          1995            1995
                                       -----------  ------------    ------------
Accruals and reserves not deductible
  until paid.........................  $   (65,224) $   (127,289)    $ (180,124)
Depreciation and amortization........      157,365       196,365        195,771
Other................................       42,609        43,409         45,944
                                       -----------  ------------    ------------
           Total deferred income tax
             liabilities.............  $   134,750  $    112,485     $   61,591
                                       ===========  ============    ============

     The net deferred tax assets and liabilities are comprised of the following:

                                                JUNE 30
                                       -------------------------    DECEMBER 31,
                                          1994          1995            1995
                                       -----------  ------------    ------------
Deferred tax assets --
     Current.........................  $   (79,907) $   (163,948)    $ (235,433)
     Long-term.......................       (1,865)       (1,865)        (6,723)
                                       -----------  ------------    ------------
           Total.....................      (81,772)     (165,813)      (242,156)
                                       -----------  ------------    ------------
Deferred tax liabilities --
     Current.........................       64,151        88,627        109,787
     Long-term.......................      152,371       189,671        193,960
                                       -----------  ------------    ------------
           Total.....................      216,522       278,298        303,747
                                       -----------  ------------    ------------
           Net deferred income tax
             liabilities.............  $   134,750  $    112,485     $   61,591
                                       ===========  ============    ============

9.  RELATED-PARTY TRANSACTIONS:

     The Company has a receivable from its majority shareholder in the amount of approximately $172,000, $171,000 and $195,000 as of June 30, 1994 and 1995, and
December 31, 1995, respectively. This receivable accrues interest at 8 percent. Interest income recognized during the years ended June 30, 1993, 1994 and 1995, and December 31, 1995, was approximately $10,000, $13,000, $13,000 and $17,000, respectively.

10.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or consolidated results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

11.  SALES TO SIGNIFICANT CUSTOMERS:

     During the years ended June 30, 1993 and 1995, one customer accounted for approximately 11 percent, and 11 percent, respectively, of the Company's revenue.

                      ATLAS SERVICES, INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

12.  EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC
     ACCOUNTANTS (UNAUDITED):

     In June 1996, the Company and its shareholders entered into a definitive agreement with ARS, providing for the acquisition of the Company by ARS. The acquisition of the Company by ARS was completed on September 27, 1996 concurrent with the initial public offering of ARS. Reference is made to Note 8 of American Residential Services, Inc. financial statements as of and for the periods ended December 31, 1995 and June 30, 1996 included elsewhere herein.

     In connection with the acquisition, the Company distributed certain assets to the shareholders, consisting of cash surrender value of life insurance and equipment net of distributed liabilities, with a total net carrying value of approximately $101,000 and $22,000 as of September 30, 1996.

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                          JUNE 30,
                                            1996
                                        ------------
                                        (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......   $    324,283
     Accounts receivable --
          Trade, net of allowance of
           $58,675...................        500,795
          Other receivables..........        322,311
     Inventories.....................      1,472,638
     Prepaid expenses and other
      current assets.................        263,547
                                        ------------
               Total current
                assets...............      2,883,574
PROPERTY AND EQUIPMENT, net..........      5,055,957
GOODWILL, net........................     12,636,127
OTHER NONCURRENT ASSETS..............        322,372
                                        ------------
               Total assets..........   $ 20,898,030
                                        ============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
      debt...........................      1,832,231
     Accounts payable and accrued
      expenses.......................      2,184,207
     Unearned revenue on extended
      warranty contracts, current....        304,745
                                        ------------
               Total current
                liabilities..........      4,321,183
LONG-TERM DEBT, net of current
  maturities.........................     12,947,631
UNEARNED REVENUE ON EXTENDED WARRANTY
  CONTRACTS, noncurrent..............        612,942
DEFERRED INCOME TAXES................        114,133
NET LIABILITIES OF DISCONTINUED
  OPERATIONS.........................         92,060
COMMITMENTS AND CONTINGENCIES
SERIES A PREFERRED STOCK $100 par;
  49,810 shares authorized, 25,381
  issued and outstanding.............      2,538,100
SERIES B PREFERRED STOCK, $100 par;
  190 shares authorized, issued and
  outstanding........................         19,000
SHAREHOLDERS' EQUITY:
     Common stock, $.01 par value;
      1,000,000 shares authorized,
      1,000 issued and outstanding...          1,000
     Retained earnings...............        251,981
                                        ------------
               Total shareholders'
                equity...............        252,981
                                        ------------
               Total liabilities and
                shareholders'
                equity...............   $ 20,898,030
                                        ============

  The accompanying notes are an integral part of these consolidated financial statements.

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                              INCEPTION
                                         (FEBRUARY 16, 1996)
                                               THROUGH
                                         SEPTEMBER 30, 1996
                                        ---------------------
                                             (UNAUDITED)
REVENUES.............................        $22,410,865
COST OF SERVICES.....................         13,369,713
                                        ---------------------
     Gross profit....................          9,041,152
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................          6,629,887
                                        ---------------------
     Income from operations..........          2,411,265
OTHER INCOME (EXPENSE):
     Interest income.................             28,652
     Interest expense................           (776,957)
     Other...........................             19,477
                                        ---------------------
INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES................          1,682,437
PROVISION FOR INCOME TAXES...........            537,034
                                        ---------------------
NET INCOME FROM CONTINUING
  OPERATIONS.........................          1,145,403
INCOME FROM DISCONTINUED OPERATIONS,
  net of tax.........................           (270,855)
                                        ---------------------
NET INCOME...........................        $   874,548
                                        =====================

  The accompanying notes are an integral part of these consolidated financial statements.

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                          COMMON STOCK
                                        ----------------                           RETAINED
                                        SHARES    AMOUNT         CAPITAL           EARNINGS
                                        ------    ------    -----------------    -------------
Balance, Inception, February 16, 1996
  (unaudited)........................     --      $ --         $  --              $   --
     Stock issuance (unaudited)......    1,000     1,000          --                     1,000
     Preferred stock dividends
       (unaudited)...................     --        --             (57,100)            (57,100)
     Net income (unaudited)..........     --        --             309,081             309,081
                                        ------    ------    -----------------    -------------
Balance, June 30, 1996 (unaudited)...    1,000    $1,000       $   251,981        $    252,981
                                        ======    ======    =================    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                             INCEPTION
                                        (FEBRUARY 16, 1996)
                                              THROUGH
                                         SEPTEMBER 30, 1996
                                        --------------------
                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................       $    758,327
     Adjustments to reconcile net
      income to net cash provided by
      operating activities --
     Depreciation and amortization...            304,146
     Gain on sale of property and
      equipment......................            (16,672)
     Changes in operating assets and
      liabilities --
       (Increase) decrease in --
          Accounts receivable........            (50,763)
          Inventories................            268,404
          Prepaid expenses and other
        current assets...............             85,495
          Other noncurrent assets....            254,755
       Increase (decrease) in --
          Accounts payable and
            accrued expenses.........           (525,250)
          Unearned revenue on
            extended warranty
            contracts................            (61,675)
                                        --------------------
               Net cash provided by
                 operating
                 activities..........          1,016,767
                                        --------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of property
      and equipment..................             16,672
     Additions of property and
      equipment......................            (74,464)
     Cash paid for acquisitions, net
      of cash acquired...............        (17,367,498)
                                        --------------------
               Net cash used in
                 investing
                 activities..........        (17,425,290)
                                        --------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings of long-term debt....         16,047,000
     Principal payments of long-term
      debt...........................         (1,782,403)
     Dividends.......................           (108,102)
     Proceeds from stock issuance....          2,558,100
                                        --------------------
               Net cash provided by
                 financing
                 activities..........         16,714,595
                                        --------------------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS........................            306,072
CASH AND CASH EQUIVALENTS, beginning
  of period..........................          --
                                        --------------------
CASH AND CASH EQUIVALENTS, end of
  period.............................       $    306,072
                                        ====================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for --
          Interest...................       $    756,197
          Income taxes...............       $    349,735

  The accompanying notes are an integral part of these consolidated financial statements.

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  BUSINESS AND ORGANIZATION:

     Enterprises Holding Company (EHC or "the Company") (a Texas corporation), and subsidiaries was formed February 16, 1996 solely for the purpose of acquiring the operations of Service Enterprises, Inc. (SEI) and subsidiaries.

     On March 19, 1996, EHC acquired all of the outstanding stock of SEI and certain real estate owned by the former shareholder of SEI for $17,500,000. (See SEI's financial statements elsewhere herein.) SEI is primarily engaged in the maintenance, repair and replacement service-related activities of plumbing, air conditioning, electrical repair and other home improvement services in Houston and the surrounding areas.

     On May 28, 1996, SEI purchased all of the outstanding common stock of ADCOT, Inc. (ADCOT) for $2,000,000. (See ADCOT's financial statements included elsewhere herein.)

     In June 1996, EHC entered into a definitive agreement with American Residential Services, Inc. (ARS), pursuant to which EHC will be acquired by ARS. All outstanding shares of EHC's common stock and preferred stock will be exchanged for cash and shares of ARS's common stock concurrent with the consummation of the initial public offering of the common stock of ARS.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of Enterprises Holding Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements for the period from inception, February 16, 1996, through September 30, 1996 are unaudited. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of parts and service related supplies held for use in the ordinary course of business and are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the lease life or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

  EXCESS OF PURCHASE PRICE OVER FAIR VALUE OF NET ASSET ACQUIRED

     The excess of the aggregate purchase price paid by the Company in the acquisition of businesses, accounted for as a purchase, over the fair market value of the net assets acquired is amortized on a straight-line basis over 40 years. As of June 30, 1996, accumulated amortization was approximately $87,000.

  REVENUE RECOGNITION

     The Company recognizes service revenue and parts sales revenue when a product is delivered or the services are performed. Revenues from sales of extended warranties are recognized over the life of the contract on a straight-line basis.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1995, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is necessary. Adoption of this standard did not have a material effect on the financial position or consolidated results of operations of the Company.

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                          ESTIMATED
                                        USEFUL LIVES        JUNE 30,
                                          IN YEARS            1996
                                        -------------    --------------
Land.................................        --            $1,433,246
Building and improvements............        20             1,756,260
Leasehold improvements...............      5 - 10             405,580
Equipment............................       3 - 7           3,652,650
Furniture and fixtures...............       3 - 7           1,160,701
                                                         --------------
                                                            8,408,437
Less -- Accumulated depreciation and
  amortization.......................                       3,352,480
                                                         --------------
          Property and equipment,
             net.....................                      $5,055,957
                                                         ==============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consist of the following:

                                             1996
                                          ----------
Balance at inception, February 16,
  1996..................................  $        0
Balance acquired at acquisition date....      53,495
Additions charged to costs and
  expenses..............................      10,273
Deductions for uncollectible receivables
  written off...........................      (5,093)
                                          ----------
                                          $   58,675
                                          ==========

     Prepaid expenses and other current assets consist of the following:

                                           JUNE 30,
                                             1996
                                          ----------
Prepaid insurance.......................  $  174,800
Deferred income taxes...................      39,068
Other prepaid assets....................      49,679
                                          ----------
                                          $  263,547
                                          ==========

     Accounts payable and accrued expenses consist of the following:

                                            JUNE 30,
                                              1996
                                          ------------
Accounts payable, trade.................  $    971,331
Accrued compensation and benefits.......       282,453
Other accrued expenses..................       930,423
                                          ------------
                                          $  2,184,207
                                          ============

5.  DISCONTINUED OPERATIONS:

     Subsequent to the purchase of ADCOT by SEI, the board of directors of EHC approved the disposition of ADCOT's retail appliance sales division. The allocation of purchase price to the fair market value of the net assets of ADCOT acquired by SEI will be based on preliminary estimates of fair value and may be

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

revised when additional information concerning asset and liability valuations is obtained. Accordingly, any gain or loss on the sale of the appliance sales division will be considered an adjustment of purchase price.

6.  INVENTORY FLOOR PLAN LIABILITY:

     The Company maintains certain inventories on a floor plan financing method with General Electric Capital Corporation (GECC) in connection with its discontinued retail appliance sales division. The terms of the floor plan allow an interest-free period of 90 days after purchase followed by interest accruing at a rate of prime plus 2.5 percent on the remaining unpaid balance. Payment is due as the inventory is sold.

7.  LONG-TERM DEBT:

     Long-term debt consists of the following:

Note payable to Equus II Incorporated,
  with quarterly installments of
  $187,500 beginning June 19, 1999,
  bearing interest at 12% payable
  quarterly, due March 19, 2003,
  unsecured and subordinated to notes
  payable to a bank.....................  $    4,800,000
Revolving credit facility of $5,000,000,
  bearing interest at prime plus 1%
  (9.25% at June 30, 1996) due June 15,
  1999, secured by equipment, inventory
  and accounts receivable...............       4,372,500
Note payable to a bank, with quarterly
  installments of $34,208 beginning
  January 15, 1997, bearing interest at
  8.34% payable quarterly, due June 15,
  1999, secured by real estate..........       2,025,500
Notes payable to former shareholder of
  Crown, with quarterly installments of
  $100,000, bearing interest at prime
  (8.25% at June 30, 1996), due March
  19, 1999, unsecured...................       1,000,000
Note payable to a bank with quarterly
  installments of $46,688, beginning
  January 15, 1997, bearing interest at
  prime plus 1%, due June 1999, secured
  by accounts receivable inventory and
  property..............................         747,000
Note payable to a bank, with quarterly
  installments of $17,571 beginning
  January 15, 1997, bearing interest at
  prime plus 1% payable quarterly, due
  June 15, 1999, secured by real
  estate................................         474,500
Note payable to a bank, bearing interest
  at prime plus 1%, due October 15, 1996
  secured by accounts receivable,
  inventory and equipment...............       1,000,000
Various notes payable, bearing interest
  at rates ranging from 8.0% to 9.0%,
  due from February 1998 to August 1999,
  secured by equipment..................         360,362
                                          --------------
               Total....................      14,779,862
Less -- Current maturities..............      (1,832,231)
                                          --------------
               Long-term debt, net of
                  current maturities....  $   12,947,631
                                          ==============

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

     The aggregate maturities of long-term debt as of June 30, 1996, are as follows:

December 31,
     1997...............................  $    1,832,231
     1998...............................       1,659,731
     1999...............................       7,050,400
     2000...............................         750,000
     2001...............................         750,000
     Thereafter.........................       2,737,500
                                          --------------
                                          $   14,779,862
                                          ==============

     Management estimates that the fair value of its debt obligations approximates the historical value of $14,779,862 at June 30, 1996.

8.  SHAREHOLDERS' EQUITY

     In connection with the organization and initial capitalization of EHC, the Company issued 1,000 shares of common stock for a total of $1,000 in February 1996.

     As an amendment to the Company's certificate of incorporation, on March 19, 1996, the Company created an additional series of preferred stock designated as Series B Preferred Stock and increased the total number of authorized shares to 1,050,000 shares, consisting of 1,000,000 shares of common stock, par value $.01 per share, and 50,000 shares of preferred stock, par value $100 per share. The first series of preferred stock is the Series A Preferred Stock with authorized shares of 49,810 and the second series of preferred stock is the Series B Preferred Stock with authorized shares of 190.

  SERIES A PREFERRED STOCK

     On March 19, 1996, the Company issued 24,810 shares of voting, Series A Preferred Stock, par value $100 per share, (Series A). The holder of the Series A shares is entitled to receive cumulative, preferential dividends equal to an annual rate of .08 of an additional share of Series A Preferred Stock, provided, however, that upon a redemption of shares of Preferred Stock in the IPO, dividends for the period from the last dividend payment date immediately preceding such redemption date through such redemption date shall accrue and be payable at the annual rate of $8 in cash per share of Preferred Stock. Dividends are payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing June 30, 1996. On June 30, 1996, the Company recorded a dividend of $56,700 payable in 567 shares of Series A Preferred Stock.

     The Company must redeem the Preferred Stock on the IPO date, subject to the closing of the IPO, for the "Aggregate Redemption Price", as defined.

  SERIES B PREFERRED STOCK

     On March 19, 1996, the Company issued 190 shares of voting Series B Preferred Stock, par value $100 per share, (Series B). The holder of the Series B shares is entitled to receive cumulative, preferential dividends equal to an annual rate of .08 of an additional share of Series A Preferred Stock, provided, however, that upon a redemption of shares of Preferred Stock in the IPO, dividends for the period from the last dividend payment date immediately preceding such redemption date through such redemption date shall accrue and be payable at the annual rate of $8 in cash per share of Preferred Stock. Dividends are payable quarterly in arrears on the last day of each March, June, September and December of each year,

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

commencing June 30, 1996. On June 30, 1996, the Company recorded a dividend of $400 payable in 4 shares of Series A Preferred Stock.

     The holder of Series B shares has the right and option to convert all of the then outstanding shares of Series B Preferred Stock into an aggregate number of shares of common stock equal to 95% of the number of shares of common stock outstanding at the conversion date if the IPO date does not occur before March 1, 1997 or a default occurs before March 1, 1997.

     The Company must redeem the Preferred Stock on the IPO date, subject to the closing of the IPO, for the "Aggregate Redemption Price", as defined.

9.  LEASES:

     The Company has entered into two operating sublease agreements with a company at its facilities, and these agreements expire in June 1997 and November 1998, respectively. Rental income recognized in the period from inception (February 16, 1996) through June 30, 1996 was approximately $10,350.

     Future minimum rental income under the sublease agreements is as follows:

Year ending December 31 --
     Six months ended 1996..............  $  20,700
     1997...............................     35,700
     1998...............................     25,000
                                          ---------
                                          $  81,400
                                          =========

10.  INCOME TAXES:

     Federal and state income taxes are as follows:

                                              FOR THE
                                            NINE MONTHS
                                               ENDED
                                             JUNE 30,
                                               1995
                                           -------------
Federal --
     Current............................     $ 210,740
     Deferred...........................       --
State --
     Current............................        18,595
     Deferred...........................       --
                                           -------------
                                             $ 229,335
                                           =============

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income taxes as follows:

                                                INCEPTION
                                           (FEBRUARY 16, 1996)
                                                 THROUGH
                                              JUNE 30, 1996
                                           -------------------
Provision (benefit) at the statutory
  rate..................................        $ 181,136
Increase (decrease) resulting from --
     State income tax, net of benefit
      for federal deduction.............           15,983
     Nondeductible expenses.............           32,216
Other...................................
                                           -------------------
                                                $ 229,335
                                           ===================

     Deferred income tax provision results from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:

                                           JUNE 30,
                                             1996
                                          ----------
Depreciation and amortization...........  $   36,213
Net operating loss carryforward.........     (33,098)
Accruals and reserves not deductible
  until paid............................     (40,685)
Other...................................     112,635
                                          ----------
               Net deferred income tax
                 liabilities............  $   75,065
                                          ==========

     The net deferred tax assets and liabilities are comprised of the following:

                                           JUNE 30,
                                             1996
                                          ----------
Deferred tax assets --
     Current............................  $   39,068
     Long-term..........................     100,640
                                          ----------
               Total....................     139,708
Deferred tax liabilities, long-term.....     214,773
                                          ----------
               Net deferred income tax
                 liabilities............  $   75,065
                                          ==========

11.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal action will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

  GUARANTEES

     SEI's former shareholder is required to make seven annual payments of $75,000 each under a lawsuit settlement. SEI's former shareholder is also required under this settlement to make four annual payments of $20,000 each, beginning in 2003. The Company has guaranteed these settlement payments.

12.  SUBSEQUENT EVENT:

     The acquisition of the Company by ARS was completed on September 27, 1996 concurrent with the initial public offering of ARS. Reference is made to Note 8 of American Residential Services, Inc. financial statements as of and for the periods ended December 31, 1995 and June 30, 1996 included elsewhere herein.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Service Enterprises, Inc.:

     We have audited the accompanying consolidated balance sheets of Service Enterprises, Inc. (a Texas corporation), and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, shareholder's equity and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Service Enterprises, Inc., and subsidiaries as of December 31, 1994 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
May 24, 1996

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                              DECEMBER 31
                                       --------------------------
                                           1994          1995
                                       ------------  ------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $  1,093,394  $  2,100,996
     Certificates of deposit.........     1,100,000     1,100,000
     Accounts receivable --
          Trade, net of allowance of
             $53,257 and $58,575.....       340,961       411,139
          Shareholder and
             affiliates..............       278,187        10,308
          Other receivables..........        53,780        59,737
     Inventories.....................       632,614       737,495
     Prepaid expenses and other
      current assets.................       194,038       251,941
                                       ------------  ------------
               Total current
                   assets............     3,692,974     4,671,616
PROPERTY AND EQUIPMENT, net..........       988,147     1,277,677
OTHER NONCURRENT ASSETS..............       185,333       193,333
                                       ------------  ------------
               Total assets..........  $  4,866,454  $  6,142,626
                                       ============  ============

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
      debt...........................  $    --       $    129,000
     Short-term debt.................       620,312       251,562
     Accounts payable and accrued
      expenses.......................       672,082       890,945
                                       ------------  ------------
               Total current
                   liabilities.......     1,292,394     1,271,507
LONG-TERM DEBT, net of current
  maturities.........................       --            366,451
DEFERRED INCOME TAXES................       130,367       114,133
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
     Preferred stock, $.01 par;
      1,000,000 shares authorized,
      none issued....................       --            --
     Common stock, $.01 stated value;
      2,000,000 and 50,000,000 shares
      authorized, 2,000,000 and
      14,000,000 issued and
      outstanding....................        20,000       140,000
     Additional paid-in capital......     1,205,760     1,085,760
     Retained earnings...............     2,217,933     3,164,775
                                       ------------  ------------
               Total shareholder's
                   equity............     3,443,693     4,390,535
                                       ------------  ------------
               Total liabilities and
                   shareholder's
                   equity............  $  4,866,454  $  6,142,626
                                       ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                              THREE MONTHS
                                                   YEAR ENDED DECEMBER 31                    ENDED MARCH 31
                                       ----------------------------------------------  --------------------------
                                            1993            1994            1995           1995          1996
                                       --------------  --------------  --------------  ------------  ------------
                                                                                              (UNAUDITED)
REVENUES.............................  $   16,268,452  $   16,843,520  $   19,123,858  $  3,555,446  $  4,152,017
COST OF SERVICES.....................      10,331,520      10,314,231      11,333,228     2,155,171     2,643,026
                                       --------------  --------------  --------------  ------------  ------------
     Gross profit....................       5,936,932       6,529,289       7,790,630     1,400,275     1,508,991
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       5,698,182       5,836,643       6,164,598     1,347,708     1,519,226
                                       --------------  --------------  --------------  ------------  ------------
     Income from operations..........         238,750         692,646       1,626,032        52,567       (10,235)
OTHER INCOME (EXPENSE):
     Interest income.................         149,124          93,370         119,074        23,506        15,957
     Interest expense................        (158,943)        (76,544)        (58,065)      (14,401)      (16,248)
     Equity in losses of
       unconsolidated affiliate......        (130,022)        (61,751)       --             --            --
     Other...........................        (661,414)        156,796         (10,546)       (1,490)       (9,220)
                                       --------------  --------------  --------------  ------------  ------------
INCOME (LOSS) BEFORE INCOME TAXES....        (562,505)        804,517       1,676,495        60,182       (19,746)
PROVISION (BENEFIT) FOR INCOME
  TAXES..............................        (215,106)        589,241         629,653        23,298        (4,170)
                                       --------------  --------------  --------------  ------------  ------------
NET INCOME (LOSS)....................  $     (347,399) $      215,276  $    1,046,842  $     36,884  $    (15,576)
                                       ==============  ==============  ==============  ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

                                             COMMON STOCK         ADDITIONAL                      TOTAL
                                        ----------------------     PAID-IN       RETAINED     SHAREHOLDER'S
                                          SHARES       AMOUNT      CAPITAL       EARNINGS         EQUITY
                                        ----------    --------    ----------    ----------    --------------
BALANCE, December 31, 1992...........    2,000,000    $ 20,000    $  982,010    $2,650,056      $3,652,066
     Net loss........................       --           --           --          (347,399)       (347,399)
                                        ----------    --------    ----------    ----------    --------------
BALANCE, December 31, 1993...........    2,000,000      20,000       982,010     2,302,657       3,304,667
     Capital contribution............       --           --          223,750        --             223,750
     Dividend........................       --           --           --          (300,000)       (300,000)
     Net income......................       --           --           --           215,276         215,276
                                        ----------    --------    ----------    ----------    --------------
BALANCE, December 31, 1994...........    2,000,000      20,000     1,205,760     2,217,933       3,443,693
     Dividend........................       --           --           --          (100,000)       (100,000)
     Stock split (7 for 1)...........   12,000,000     120,000      (120,000)       --             --
     Net income......................       --           --           --         1,046,842       1,046,842
                                        ----------    --------    ----------    ----------    --------------
BALANCE, December 31, 1995...........   14,000,000     140,000     1,085,760     3,164,775       4,390,535
                                        ==========    ========    ==========    ==========    ==============

  The accompanying notes are an integral part of these consolidated financial statements.

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      THREE MONTHS
                                               YEAR ENDED DECEMBER 31                ENDED MARCH 31
                                       ---------------------------------------  -------------------------
                                           1993          1994         1995         1995          1996
                                       ------------  ------------  -----------  -----------  ------------
                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $   (347,399) $    215,276  $ 1,046,842  $    36,884  $    (15,576)
  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities --
    Depreciation and amortization....       328,882       364,708      371,402       82,558        93,532
    Deferred income taxes
      (benefit)......................      (233,911)       55,319        7,309      --            --
    Equity in losses of
      unconsolidated affiliate.......       130,022        61,751      --           --            --
    Loss on sale of real estate......       475,159        18,114      --           --            --
    Gain on sale of property and
      equipment......................       (99,629)      (21,069)     (13,699)     --            --
    Gain on sale of investment.......       --           (219,125)     --           --            --
    Changes in operating assets and
      liabilities --
      (Increase) decrease in --
         Accounts receivable.........        59,245       (51,248)     (76,135)      98,071        34,162
         Inventories.................         3,113       158,356     (104,881)    (153,073)      (94,646)
         Prepaid expenses and other
           current assets............        50,525        72,648      (89,446)    (240,528)          499
      Increase (decrease) in --
         Accounts payable and accrued
           expenses..................        85,821        11,014      218,863      469,611        13,498
                                       ------------  ------------  -----------  -----------  ------------
           Net cash provided by
             operating activities....       451,828       665,744    1,360,255      293,523        31,469
                                       ------------  ------------  -----------  -----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of real
    estate...........................       --            978,727      --           --            --
  Proceeds from sale of property and
    equipment........................       115,906        38,628       24,793      --            --
  Additions of property and
    equipment........................      (861,640)     (233,903)    (672,026)     --            --
  (Purchase) sale of certificates of
    deposit..........................       --         (1,100,000)     --           --          1,100,000
  Proceeds from sale of investment...       --            450,961      --           --            --
  Purchase of marketable
    securities.......................       --           (110,188)     --           --            --
  Proceeds from note receivable......       --            100,000      --           --            --
                                       ------------  ------------  -----------  -----------  ------------
           Net cash provided by (used
             in) investing
             activities..............      (745,734)      124,225     (647,233)     --          1,100,000
                                       ------------  ------------  -----------  -----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Advances) payments of receivable
    from shareholder
    and affiliates...................      (558,319)    1,636,469      267,879     (184,852)   (2,113,308)
  Borrowings of long- and short-term
    debt.............................     1,804,649       137,500      495,451      --            --
  Principal payments of long- and
    short-term debt..................    (1,006,266)   (1,495,266)    (368,750)     (97,187)     (747,013)
  Dividends..........................       --           (300,000)    (100,000)     --            --
  Capital contribution...............       --            223,750      --           --            --
                                       ------------  ------------  -----------  -----------  ------------
           Net cash provided by (used
             in) financing
             activities..............       240,064       202,453      294,580     (282,039)   (2,860,321)
                                       ------------  ------------  -----------  -----------  ------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................       (53,842)      992,422    1,007,602       11,484    (1,728,852)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................       154,814       100,972    1,093,394    1,093,394     2,100,996
                                       ------------  ------------  -----------  -----------  ------------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $    100,972  $  1,093,394  $ 2,100,996  $ 1,104,878  $    372,144
                                       ============  ============  ===========  ===========  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
    Interest.........................  $     98,522  $     78,294  $    61,230  $    14,401  $     23,399
    Income taxes.....................  $    135,000  $    220,951  $   540,000  $   --       $     10,000

  The accompanying notes are an integral part of these consolidated financial statements.

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Service Enterprises, Inc. (SEI) (a Texas corporation), and subsidiaries (the Company) are primarily engaged in the maintenance, repair and replacement service-related activities of plumbing, air conditioning, electrical repair and other home improvement services in Houston and the surrounding areas.

     On March 19, 1996, all of the outstanding stock of SEI and certain real estate owned by the former shareholder of SEI was acquired by Enterprises Holding Company (EHC) for $17,500,000. EHC was formed solely for the purpose of acquiring the Company and has no other operations. The accompanying unaudited financial statements of the Company for the quarter ended March 31, 1996, do not reflect the effect of the purchase of the Company by EHC.

     In April 1996, the Company entered into a stock purchase agreement with ADCOT, Inc. (ADCOT), to purchase all of the outstanding common stock of ADCOT for $2,000,000. (See ADCOT's financial statements included elsewhere herein.) EHC intends to enter into a definitive agreement with American Residential Services, Inc. (ARS), pursuant to which EHC will be acquired by ARS. All outstanding shares of EHC's common stock and a portion of EHC's preferred stock will be exchanged for cash and shares of ARS's common stock concurrent with the consummation of the initial public offering of the common stock of ARS.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of Service Enterprises, Inc., and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements for the three months ended March 31, 1995 and March 31, 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the lease life or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  REVENUE RECOGNITION

     The Company recognizes revenues when services are performed.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

  STOCK SPLIT

     During 1994, the Company effected a seven-for-one stock split of Company Common Stock.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1995, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is necessary. Adoption of this standard did not have a material effect on the financial position or consolidated results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                      ESTIMATED            DECEMBER 31
                                    USEFUL LIVES    --------------------------
                                      IN YEARS          1994          1995
                                    -------------   ------------  ------------
Leasehold improvements............     5 - 10       $    140,983  $    140,333
Transportation equipment..........        5            1,357,588     1,930,724
Tools and equipment...............      3 - 7            182,797       181,893
Telephone equipment...............      5 - 7            230,582       181,886
Furniture and fixtures............      3 - 7            509,423       453,034
                                                    ------------  ------------
                                                       2,421,373     2,887,870
Less -- Accumulated depreciation
  and amortization................                     1,433,226     1,610,193
                                                    ------------  ------------
         Property and
            equipment, net........                  $    988,147  $  1,277,677
                                                    ============  ============

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  INVESTMENT IN AFFILIATED COMPANY:

     During July 1994, the Company sold a portion of its investment in American Natural Gas Power, Inc. (ANGP), for $225,000 and an unsecured noninterest-bearing note receivable for $35,000 due on demand or, if no demand is made, due in June 1996. After the sale, the Company's interest in ANGP decreased from approximately 33 percent at December 31, 1993, to approximately 8 percent at December 31, 1994, and accordingly is no longer accounted for under the equity method. Included in other income is a net realized gain on sale of $228,353 for the year ended December 31, 1994.

5.  NOTE RECEIVABLE:

     In January 1994, the Company sold an investment in real estate to an individual. The consideration included a note receivable for $300,000, collateralized by a second lien on the real estate, which bears interest at 4 percent, payable monthly, with principal due January 1999.

     In the event that the aggregate of all principal payments made on or before the third anniversary of this note, January 25, 1997, equals $200,000, this note shall be discounted such that the note is fully discharged by the prepayment of such $200,000 within the initial three-year period. This note has been recorded at its prepayment value of $200,000, discounted to a market rate of interest, and is included in other noncurrent assets on the accompanying consolidated balance sheet.

     Management estimates that the fair value of its note receivable approximates its discounted historical carrying value of $193,000 at December 31, 1995.

6.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consist of the following:

                                                 DECEMBER 31
                                       -------------------------------
                                         1993       1994       1995
                                       ---------  ---------  ---------
Balance at beginning of year.........  $  22,000  $  38,080  $  53,257
Additions charged to costs and
  expenses...........................     36,429     55,407     46,996
Deductions for uncollectible
  receivables written off............    (24,118)   (54,212)   (53,495)
Bad debt recoveries..................      3,769     13,982     11,817
                                       ---------  ---------  ---------
                                       $  38,080  $  53,257  $  58,575
                                       =========  =========  =========

     Accounts payable and accrued expenses consist of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Accounts payable, trade..............  $  303,280  $  507,810
Accrued compensation and benefits....     120,501     143,708
Accrued income taxes.................      29,809      71,781
Accrued taxes other than income
  taxes..............................     146,389     131,388
Other accrued expenses...............      72,103      36,258
                                       ----------  ----------
                                       $  672,082  $  890,945
                                       ==========  ==========

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  SHORT- AND LONG-TERM DEBT:

     Short-term debt consists of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
$850,000 demand line of credit with
  bank; collateralized by
  transportation equipment, accounts
  receivable and inventory, interest
  at prime plus 1% (9.5% at December
  31, 1995), payable monthly,
  principal due June 1996............  $  200,000  $  200,000
Demand note payable to bank;
  cross-collateralized with the line
  of credit, bearing interest at
  prime plus 1%, principal of $25,000
  plus interest, payable in monthly
  installments through January
  1996...............................     300,000      --
Demand note payable to bank;
  cross-collateralized with the line
  of credit, interest at prime plus
  1%, payable monthly, principal due
  September 1996.....................     120,312      51,562
                                       ----------  ----------
                                       $  620,312  $  251,562
                                       ==========  ==========

     Long-term debt consists of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Note payable to bank;
  cross-collateralized with the line
  of credit, interest at prime plus
  1%, interest only through June
  1996, payable monthly, then
  principal of $21,500, plus
  interest, payable in monthly
  installments through June 1998.....  $   --      $  495,451
     Less -- Current portion.........      --         129,000
                                       ----------  ----------
                                       $   --      $  366,451
                                       ==========  ==========

     The aggregate maturities of long-term debt are as follows:

Year ending December 31 --
     1996............................  $  129,000
     1997............................     258,000
     1998............................     108,451
                                       ----------
                                       $  495,451
                                       ==========

     In connection with the bank indebtedness, the Company has entered into an agreement which provides for certain affirmative covenants and restrictions, including certain required financial ratios and restrictions on retained earnings. As of December 31, 1995, the Company was in compliance with these covenants.

     The notes payable have been personally guaranteed by the Company's shareholder.

     Management estimates that the fair value of its debt obligations approximates the historical value of $747,013 at December 31, 1995.

8.  LEASES:

     The Company operates in leased facilities under an agreement with its shareholder and affiliates. The amount paid under these leases was $291,600, $291,600 and $301,600 in 1993, 1994 and 1995, respectively. These leases were canceled concurrent with the purchase of the Company and the leased facilities by EHC.

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     During 1994, the Company renewed a parking lot lease agreement with an affiliated company, which expired September 30, 1995. The Company continued its lease on a month-to-month basis. Amounts paid under this lease in 1993, 1994 and 1995 totaled $22,500, $30,000 and $25,000, respectively.

     The Company has entered into two operating sublease agreements with a company at its facilities, and these agreements expire in June 1997 and November 1998, respectively. Rental income recognized during 1993, 1994 and 1995 was approximately $13,650, $11,400 and $16,400, respectively.

     Future minimum rental income under the sublease agreements is as follows:

Year ending December 31 --
     1996............................  $   41,400
     1997............................      35,700
     1998............................      25,000
                                       ----------
                                       $  102,100
                                       ==========

9.  INCOME TAXES:

     Federal and state income taxes are as follows:

                                              YEAR ENDED DECEMBER 31
                                       ------------------------------------
                                           1993         1994        1995
                                       ------------  ----------  ----------
Federal --
     Current.........................  $     18,602  $  466,159  $  553,973
     Deferred........................      (205,440)     48,585       6,419
State --
     Current.........................           203      67,764      68,371
     Deferred........................       (28,471)      6,733         890
                                       ------------  ----------  ----------
                                       $   (215,106) $  589,241  $  629,653
                                       ============  ==========  ==========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income taxes as follows:

                                              YEAR ENDED DECEMBER 31
                                       ------------------------------------
                                           1993         1994        1995
                                       ------------  ----------  ----------
Provision (benefit) at the statutory
  rate...............................  $   (191,252) $  273,536  $  570,008
Increase (decrease) resulting from --
     State income tax, net of benefit
       for federal deduction.........       (18,657)     49,169      45,713
     Nondeductible expenses..........         6,553     184,418      18,743
     Related-party gain on sale......       --           76,075      --
Other................................       (11,750)      6,043      (4,811)
                                       ------------  ----------  ----------
                                       $   (215,106) $  589,241  $  629,653
                                       ============  ==========  ==========

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred income tax provision results from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Depreciation and amortization........  $   56,200  $   36,213
Net operating loss carryforward......     (33,098)    (33,098)
Accruals and reserves not deductible
  until paid.........................     (65,203)    (40,685)
Other................................     109,857     112,635
                                       ----------  ----------
               Net deferred income
                  tax liabilities....  $   67,756  $   75,065
                                       ==========  ==========

     The net deferred tax assets and liabilities are comprised of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Deferred tax assets --
     Current.........................  $   62,611  $   39,068
     Long-term.......................     103,598     100,640
                                       ----------  ----------
               Total.................     166,209     139,708
Deferred tax liabilities,
  long-term..........................     233,965     214,773
                                       ----------  ----------
               Net deferred income
                  tax liabilities....  $   67,756  $   75,065
                                       ==========  ==========

10.  RELATED-PARTY TRANSACTIONS:

     The Company has receivables from its shareholder and from certain affiliated entities related through common ownership and control in the amount of $278,187 and $10,308 at December 31, 1994 and 1995, respectively. Receivables from shareholder accrue interest at 5.5 percent. Interest income recognized during 1993, 1994 and 1995 was approximately $147,800, $54,000 and $27,000, respectively.

     The Company acquired an investment in real estate held for sale from its shareholder for $1,750,000 in January 1993. In January 1994, the investment was sold for approximately $1,275,000, net of closing costs. At December 31, 1993, the investment was written down to its net realizable value resulting in an unrealized loss of approximately $475,000 included in other income (expense) on the consolidated statement of operations.

     In 1991, the Company received 250,000 shares of registered Exploration Company of Louisiana (Exploration) common stock valued at $125,000 from its shareholder in exchange for shares of stock in ANGP. During March 1994, the Company sold the 250,000 shares of common stock of Exploration to its shareholder for $348,750 resulting in a gain of $223,750 which has been accounted for as additional paid-in capital.

11.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal action will have a material adverse effect on the Company's financial position or results of operations.

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

  GUARANTEES

     The Company's former shareholder is required to make seven annual payments of $75,000 each under a lawsuit settlement. The Company's former shareholder is also required under this settlement to make four annual payments of $20,000 each, beginning in 2003. The Company has guaranteed these settlement payments.

12. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     On March 19, 1996, Enterprise Holding Company ("EHC") acquired all of the outstanding stock of SEI and certain real estate owned by the former shareholder of SEI for $17,500,000.

     On May 28, 1996, SEI purchased all of the outstanding common stock of ADCOT, Inc. for $2,000,000.

     In June 1996, EHC entered into a definitive agreement with American Residential Services, Inc. (ARS), pursuant to which EHC would be acquired by ARS. The acquisition of EHC by ARS was completed on September 27, 1996 concurrent with the initial public offering of ARS. Reference is made to Note 8 of American Residential Services, Inc. financial statements as of and for the periods ended December 31, 1995 and June 30, 1996 included elsewhere herein.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Florida Heating and Air Conditioning, Inc.:

     We have audited the accompanying combined balance sheets of Florida Heating and Air Conditioning, Inc. (a Florida corporation), and related companies as of December 31, 1994 and 1995, and the related combined statements of operations, shareholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Florida Heating and Air Conditioning, Inc., and related companies as of December 31, 1994 and 1995, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
May 24, 1996

                  FLORIDA HEATING AND AIR CONDITIONING, INC.,
                             AND RELATED COMPANIES
                            COMBINED BALANCE SHEETS

                                              DECEMBER 31
                                       --------------------------
                                           1994          1995
                                       ------------  ------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $    735,749  $  1,022,154
     Accounts receivable --
          Trade, net of allowance of
             $41,305, $41,305 and
             $41,305.................     1,418,022     1,394,895
          Other receivables..........       376,211       444,680
     Inventories.....................       269,295       306,523
     Prepaid expenses and other
      current assets.................        61,056        52,992
                                       ------------  ------------
               Total current
                   assets............     2,860,333     3,221,244
PROPERTY AND EQUIPMENT, net..........       458,964       495,110
OTHER NONCURRENT ASSETS..............        27,896        38,509
                                       ------------  ------------
               Total assets..........  $  3,347,193  $  3,754,863
                                       ============  ============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
      debt...........................  $     52,477  $    100,166
     Accounts payable and accrued
      expenses.......................     1,296,472     1,626,569
     Payable to shareholder..........       640,447       641,804
     Billings in excess of costs and
      estimated earnings on
      uncompleted contracts..........       508,209       367,519
     Deferred income taxes...........       256,022       287,454
                                       ------------  ------------
               Total current
                   liabilities.......     2,753,627     3,023,512
LONG-TERM DEBT, net of current
  maturities.........................        45,689        18,017
DEFERRED INCOME TAXES................        68,015        42,339
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock....................         9,800         9,800
     Additional paid-in capital......         4,000         4,000
     Retained earnings...............       466,062       657,195
                                       ------------  ------------
               Total shareholders'
                   equity............       479,862       670,995
                                       ------------  ------------
               Total liabilities and
                   shareholders'
                   equity............  $  3,347,193  $  3,754,863
                                       ============  ============

    The accompanying notes are an integral part of these combined financial statements.

                  FLORIDA HEATING AND AIR CONDITIONING, INC.,
                             AND RELATED COMPANIES
                       COMBINED STATEMENTS OF OPERATIONS

                                                 YEAR ENDED                  NINE MONTHS ENDED
                                                DECEMBER 31                     SEPTEMBER 30
                                       ------------------------------  ------------------------------
                                            1994            1995            1995            1996
                                       --------------  --------------  --------------  --------------
                                                                                (UNAUDITED)
REVENUES.............................  $   15,845,183  $   14,510,455  $   11,057,138  $   11,266,545

COST OF SERVICES.....................      12,079,290      10,541,122       8,248,236       8,437,954
                                       --------------  --------------  --------------  --------------
     Gross profit....................       3,765,893       3,969,333       2,808,902       2,828,591

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       3,321,394       3,738,253       2,697,057       2,838,858
                                       --------------  --------------  --------------  --------------

     Income from operations..........         444,499         231,080         111,845         (10,267)

OTHER INCOME (EXPENSE):

     Interest expense................         (23,338)        (11,743)        (10,303)        (20,126)

     Other...........................          12,833          (8,238)         (4,008)         13,933
                                       --------------  --------------  --------------  --------------
INCOME BEFORE INCOME TAXES...........         433,994         211,099          97,534         (16,460)

PROVISION FOR INCOME TAXES...........           3,832          13,966          10,053           9,000
                                       --------------  --------------  --------------  --------------
NET INCOME...........................  $      430,162  $      197,133  $       87,481  $      (25,460)
                                       ==============  ==============  ==============  ==============

    The accompanying notes are an integral part of these combined financial statements.

                  FLORIDA HEATING AND AIR CONDITIONING, INC.,
                             AND RELATED COMPANIES
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                          COMMON STOCK        ADDITIONAL                       TOTAL
                                        -----------------      PAID-IN       RETAINED      SHAREHOLDERS'
                                        SHARES     AMOUNT      CAPITAL       EARNINGS          EQUITY
                                        ------     ------     ----------     ---------     --------------
BALANCE, December 31, 1993...........    2,600     $9,800       $4,000       $  90,960        $104,760
     Dividend........................     --         --          --            (55,060)        (55,060)
     Net income......................     --         --          --            430,162         430,162
                                        ------     ------     ----------     ---------     --------------
BALANCE, December 31, 1994...........    2,600      9,800        4,000         466,062         479,862
     Dividend........................     --         --          --             (6,000)         (6,000)
     Net income......................     --         --          --            197,133         197,133
                                        ------     ------     ----------     ---------     --------------
BALANCE, December 31, 1995...........    2,600     $9,800       $4,000       $ 657,195        $670,995
                                        ======     ======     ==========     =========     ==============

    The accompanying notes are an integral part of these combined financial statements.

                  FLORIDA HEATING AND AIR CONDITIONING, INC.,
                             AND RELATED COMPANIES
                       COMBINED STATEMENTS OF CASH FLOWS

                                               YEAR ENDED              NINE MONTHS ENDED
                                              DECEMBER 31                 SEPTEMBER 30
                                       --------------------------  --------------------------
                                           1994          1995          1995          1996
                                       ------------  ------------  ------------  ------------
                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $    430,162  $    197,133  $     87,481  $    (25,460)
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --
     Depreciation and amortization...       183,860       195,662       144,785       135,500
     Deferred income taxes...........         1,274         5,756       364,260       --
     Gain on sale of property and
       equipment.....................        25,241       (12,303)      (12,303)         (307)
     Changes in operating assets and
       liabilities --
     (Increase) decrease in --
       Accounts receivable...........      (331,298)      (45,342)     (207,121)     (191,897)
       Inventories...................       (33,374)      (37,228)     (549,819)      (45,901)
       Prepaid expenses and other
          current assets.............       112,642         8,064       261,902        18,949
       Other noncurrent assets.......        (4,915)      (10,613)       (4,837)       27,024
     Increase (decrease) in --
       Accounts payable and accrued
          expenses...................       (15,654)      330,097       343,316       151,116
       Billings in excess of costs
          and estimated earnings on
          uncompleted contracts......       269,917      (140,690)       87,372        68,221
                                       ------------  ------------  ------------  ------------
     Net cash provided by operating
       activities....................       637,855       490,536       515,036       137,245
                                       ------------  ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
     equipment.......................        38,190        16,704        16,704        28,778
  Additions of property and
     equipment.......................      (199,281)     (236,209)     (222,551)     (151,498)
                                       ------------  ------------  ------------  ------------
     Net cash used in investing
       activities....................      (161,091)     (219,505)     (205,847)     (122,720)
                                       ------------  ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in payable to
     shareholders....................       --              1,357      (547,643)     (641,804)
  Borrowings of long-term debt.......       276,291       185,511       185,511      (161,352)
  Principal payments of long-term
     debt............................      (346,573)     (165,494)     (133,392)      203,251
  Dividends..........................       (55,060)       (6,000)       (6,000)       (6,000)
                                       ------------  ------------  ------------  ------------
     Net cash provided by (used in)
       financing activities..........      (125,342)       15,374      (501,524)     (605,905)
                                       ------------  ------------  ------------  ------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................       351,422       286,405      (192,335)     (591,380)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................       384,327       735,749       735,749     1,022,154
                                       ------------  ------------  ------------  ------------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $    735,749  $  1,022,154  $    543,414  $    430,774
                                       ============  ============  ============  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $     25,931  $     11,743  $      5,871  $     20,126

    The accompanying notes are an integral part of these combined financial statements.

                  FLORIDA HEATING AND AIR CONDITIONING, INC.,
                             AND RELATED COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Florida Heating and Air Conditioning, Inc. (a Florida corporation) and its three affiliated companies (collectively, the Company), are primarily engaged in the installation and maintenance, repair and replacement of air conditioning and heating systems in new and preexisting residential and commercial buildings in Southeast Florida.

     The Company and its shareholders intend to enter into a definitive agreement with American Residential Services, Inc. (ARS), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of ARS's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of ARS.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and results of operations of Florida Heating and Air Conditioning, Inc., and its affiliated companies (see Note 11) which are under common control and management of two individuals. All significant intercompany transactions and balances have been eliminated in combination.

  INTERIM FINANCIAL INFORMATION

     The interim combined financial statements for the nine months ended September 30, 1995 and 1996 are unaudited and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim combined financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  REVENUE RECOGNITION

     The Company recognizes revenue when the services are performed except when work is being performed under a construction contract. Revenues on residential and commercial service and maintenance contracts are recorded and collected monthly.

       FLORIDA HEATING AND AIR CONDITIONING, INC., AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

  WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

     Certain of the companies in the affiliated group have elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Company's taxable earnings or losses in their personal tax returns.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value was necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

       FLORIDA HEATING AND AIR CONDITIONING, INC., AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                      ESTIMATED            DECEMBER 31
                                     USEFUL LIVES   --------------------------
                                       IN YEARS         1994          1995
                                     ------------   ------------  ------------
Transportation equipment...........      5          $    869,115  $  1,051,880
Machinery and equipment............      7               115,186       115,774
Computer and telephone equipment...    5 - 7             343,166       354,674
Leasehold improvements.............      7                57,151        57,151
Furniture and fixtures.............      7                39,308        39,308
                                                    ------------  ------------
                                                       1,423,926     1,618,787
Less -- Accumulated depreciation
  and amortization.................                      964,962     1,123,677
                                                    ------------  ------------
         Property and
            equipment, net.........                 $    458,964  $    495,110
                                                    ============  ============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consist of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Balance at beginning of year.........  $   41,305  $   41,305
Additions to costs and expenses......      53,132      25,038
Deductions for uncollectible
  receivables written off............     (53,132)    (25,038)
                                       ----------  ----------
                                       $   41,305  $   41,305
                                       ==========  ==========

     Accounts payable and accrued expenses consist of the following:

                                              DECEMBER 31
                                       --------------------------
                                           1994          1995
                                       ------------  ------------
Accounts payable, trade..............  $  1,002,209  $  1,283,034
Accrued compensation and benefits....       150,638       198,175
Other accrued expenses...............       143,625       145,360
                                       ------------  ------------
                                       $  1,296,472  $  1,626,569
                                       ============  ============

     Installation contracts in progress are as follows:

                                              DECEMBER 31
                                       --------------------------
                                           1994          1995
                                       ------------  ------------
Costs incurred on contracts in
  progress...........................  $  1,680,864  $    985,003
Estimated earnings, net of losses....       575,928       351,711
                                       ------------  ------------
                                          2,256,792     1,336,714
Less -- Billings to date.............     2,765,002     1,704,233
                                       ------------  ------------
Billings in excess of costs and
  estimated earnings on
  uncompleted contracts..............  $   (508,210) $   (367,519)
                                       ============  ============

       FLORIDA HEATING AND AIR CONDITIONING, INC., AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5.  LONG-TERM DEBT:

     Long-term debt consists of installment notes payable for transportation equipment. The debt is secured by the related transportation equipment. The terms of the notes range from 24 months to 36 months with monthly payments of principal and interest of approximately $10,500. The notes bear interest at rates ranging from 7 percent to 9 percent.

     The aggregate maturities of long-term debt as of December 31, 1995, are as follows:

Year ending December 31 --
     1996............................  $  100,166
     1997............................      18,017
                                       ----------
                                       $  118,183
                                       ==========

     Management estimates that the fair value of its debt obligations approximates the historical value of $118,183 at December 31, 1995.

     The Company has a $200,000 line of credit with a financial services company. The line of credit expires August 31, 1996, and bears interest at prime plus 1 percent per annum. The line of credit is secured by a lien on accounts receivable and inventory and is guaranteed by the shareholders. There was no balance outstanding under this line of credit at December 31, 1995.

6.  LEASES:

     The Company leases facilities from a company which is owned by the shareholders. The lease expires in 2000 and provides for rents increasing at 5 percent per year. Total amounts paid under this related-party lease were approximately $198,000 and $198,000 for the years ended December 31, 1994 and 1995, respectively. The Company also leases a facility from a third party, which expires in 1997. The rent paid under this lease was approximately $15,000 per year for the year ended December 31, 1994 and 1995. The leases provide for the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The leases contain renewal provisions.

     The Company leases vehicles for a shareholder and affiliates. The lease payments under these vehicle leases were approximately $31,000 and $45,000 for the years ended December 31, 1994 and 1995, respectively.

     Future minimum lease payments for operating leases are as follows:

Year ending December 31 --
     1996............................  $   234,897
     1997............................      204,438
     1998............................      184,252
     1999............................      193,465
     2000............................       82,242
                                       -----------
                                       $   899,294
                                       ===========

       FLORIDA HEATING AND AIR CONDITIONING, INC., AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7.  INCOME TAXES:

     The S Corporation in the affiliated group will terminate its S Corporation status concurrent with the effective date of the Offering. The Company is subject to taxation in certain states based upon the jurisdiction in which revenues are earned.

     Federal and state income taxes are as follows:

                                            YEAR ENDED
                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
Federal --
     Current.........................  $   2,098  $   6,733
     Deferred........................      1,088      4,915
State --
     Current.........................        460      1,477
     Deferred........................        186        841
                                       ---------  ---------
                                       $   3,832  $  13,966
                                       =========  =========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income taxes as follows:

                                        YEAR ENDED DECEMBER 31
                                       ------------------------
                                           1994         1995
                                       ------------  ----------
Provision at the statutory rate......  $    147,558  $   71,774
Increase (decrease) resulting from --
     Income of S Corporation.........      (143,878)    (59,557)
     State income tax, net of benefit
       for federal deduction.........           370       1,398
     Other...........................          (218)        351
                                       ------------  ----------
                                       $      3,832  $   13,966
                                       ============  ==========

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Loss from limited partnership
  investment.........................  $  192,585  $  230,844
Cash to accrual adjustment...........     189,614     136,674
Other................................     (58,162)    (37,725)
                                       ----------  ----------
Net deferred income tax
liabilities..........................  $  324,037  $  329,793
                                       ==========  ==========

       FLORIDA HEATING AND AIR CONDITIONING, INC., AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The net deferred tax assets and liabilities are comprised of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Deferred tax assets --
     Current.........................  $   16,275  $   11,972
     Long-term.......................      27,975      25,998
                                       ----------  ----------
          Total......................      44,250      37,970
Deferred tax liabilities --
     Current.........................     272,297     299,426
     Long-term.......................      95,990      68,337
                                       ----------  ----------
          Total......................     368,287     367,763
                                       ----------  ----------
          Net deferred income tax
             liabilities.............  $  324,037  $  329,793
                                       ==========  ==========

8.  RELATED-PARTY TRANSACTIONS:

     One of the shareholders loans the Company funds as needed. The loans are payable on demand and, under certain conditions, bear interest at prime plus 1 percent. The amount payable to the shareholder is $640,447 and $641,804 at December 31, 1994 and 1995, respectively. No interest was incurred or paid during the years ended December 31, 1994 and 1995, related to these loans.

9.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal action will have a material adverse effect on the Company's financial position or combined results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

10.  SALES TO SIGNIFICANT CUSTOMER:

     During 1994 two customers accounted for approximately 22% of the Company's sales. During 1995, one customer accounted for approximately 14% of the Company's sales.

11.  SHAREHOLDERS' EQUITY:

     The common stock ownership of the corporate entities is as follows:

                                          AS OF DECEMBER 31, 1995 AND 1994
                                        ------------------------------------
                                          SHARES         SHARES        PAR
                                        AUTHORIZED     OUTSTANDING    VALUE
                                        -----------    -----------    ------
Florida Heating and Air Conditioning,
  Inc. ..............................       1,000           800       $10.00
Florida Heating and Air Conditioning
  Service, Inc. .....................         600           600         1.00
Florida Heating and Air Duct, Inc....      10,000           600         1.00
Bullseye Air Conditioning, Inc. .....         600           600         1.00

12.  EVENTS SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT
     PUBLIC ACCOUNTANTS (UNAUDITED):

     In June 1996, the Company and its shareholders entered into a definitive agreement with ARS, providing for the acquisition of the Company by ARS. The acquisition of the Company by ARS was completed on September 27, 1996 concurrent with the initial public offering of ARS. Reference is made to Note 8 of American Residential Services, Inc. financial statements as of and for the periods ended December 31, 1995 and June 30, 1996 included elsewhere herein.

     Concurrent with the acquisition, the Company entered into agreements with the shareholders to lease land and buildings used in the Company's operations for a negotiated amount and term.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To DIAL ONE Meridian and Hoosier, Inc.:

     We have audited the accompanying balance sheets of DIAL ONE Meridian and Hoosier, Inc. (an Indiana corporation), as of December 31, 1994 and 1995, and the related statements of operations, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DIAL ONE Meridian and Hoosier, Inc., as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
May 24, 1996

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                                 BALANCE SHEETS

                                              DECEMBER 31
                                       --------------------------
                                           1994          1995
                                       ------------  ------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $    427,005  $    856,754
     Investments.....................       150,000       --
     Accounts receivable --
          Trade, net of allowance of
             $41,595 and $54,050.....       869,316       989,963
          Shareholder and
             affiliates..............         6,316        14,261
          Other receivables..........        19,098        26,459
     Inventories.....................       345,934       249,773
     Prepaid expenses and other
      current assets.................        72,239        96,545
     Costs and estimated earnings in
      excess of billings on
      uncompleted contracts..........        42,717        16,825
                                       ------------  ------------
               Total current
                   assets............     1,932,625     2,250,580
PROPERTY AND EQUIPMENT, net..........       829,316       919,238
OTHER NONCURRENT ASSETS..............        28,567        18,819
                                       ------------  ------------
               Total assets..........  $  2,790,508  $  3,188,637
                                       ============  ============

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
      debt...........................  $    262,046  $    266,830
     Accounts payable and accrued
      expenses.......................       488,197       638,224
     Unearned revenue on service
      contracts......................       353,045       423,259
     Billings in excess of costs and
      estimated earnings on
      uncompleted contracts..........        78,049        32,131
                                       ------------  ------------
               Total current
                   liabilities.......     1,181,337     1,360,444
LONG-TERM DEBT, net of current
  maturities.........................       610,180       544,483
DEFERRED INCOME TAXES................       --             13,309
OTHER NONCURRENT LIABILITIES.........       --            --
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
     Common stock, no par value;
      1,000 shares authorized, 598
      shares issued and 588
      outstanding....................         7,201         7,201
     Additional paid-in capital......        35,000        35,000
     Retained earnings...............       956,890     1,228,300
     Treasury stock, 10 shares at
      cost...........................          (100)         (100)
                                       ------------  ------------
               Total shareholder's
                   equity............       998,991     1,270,401
                                       ------------  ------------
               Total liabilities and
                   shareholder's
                   equity............  $  2,790,508  $  3,188,637
                                       ============  ============

   The accompanying notes are an integral part of these financial statements.

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                            STATEMENTS OF OPERATIONS

                                                YEAR ENDED                   NINE MONTHS
                                               DECEMBER 31                ENDED SEPTEMBER 30
                                       ----------------------------  ----------------------------
                                           1994           1995           1995           1996
                                       ------------  --------------  ------------  --------------
                                                                             (UNAUDITED)
REVENUES.............................  $  8,066,155  $   10,132,706  $  7,499,254  $   11,508,090
COST OF SERVICES.....................     5,797,066       7,280,888     5,357,009       7,795,049
                                       ------------  --------------  ------------  --------------
     Gross profit....................     2,269,089       2,851,818     2,142,245       3,713,041
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................     1,988,791       2,349,482     1,660,059       2,784,557
                                       ------------  --------------  ------------  --------------
               Income from
                  operations.........       280,298         502,336       482,186         928,484
OTHER INCOME (EXPENSE):
     Interest income.................         8,517          23,399        13,820          25,642
     Interest expense................       (56,585)        (86,097)      (64,725)       (111,835)
     Other...........................        36,817          10,259        13,371          18,000
                                       ------------  --------------  ------------  --------------
INCOME BEFORE INCOME TAXES...........       269,047         449,897       444,652         860,291
PROVISION FOR INCOME TAXES...........       110,365         178,487       176,442         328,208
                                       ------------  --------------  ------------  --------------
NET INCOME...........................  $    158,682  $      271,410  $    268,210  $      532,083
                                       ============  ==============  ============  ==============

   The accompanying notes are an integral part of these financial statements.

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                          COMMON STOCK      ADDITIONAL                                  TOTAL
                                        ----------------     PAID-IN       RETAINED     TREASURY    SHAREHOLDER'S
                                        SHARES    AMOUNT     CAPITAL       EARNINGS      STOCK          EQUITY
                                        ------    ------    ----------    ----------    --------    --------------
BALANCE, December 31, 1993...........     588     $7,201     $ 35,000     $  798,208     $ (100)      $  840,309
                                        ------    ------    ----------    ----------    --------    --------------
     Net income......................    --         --         --            158,682      --             158,682
                                        ------    ------    ----------    ----------    --------    --------------
BALANCE, December 31, 1994...........     588      7,201       35,000        956,890       (100)         998,991
     Net income......................    --         --         --            271,410      --             271,410
                                        ------    ------    ----------    ----------    --------    --------------
BALANCE, December 31, 1995...........     588     $7,201     $ 35,000     $1,228,300     $ (100)      $1,270,401
                                        ======    ======    ==========    ==========    ========    ==============

   The accompanying notes are an integral part of these financial statements.

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                            STATEMENTS OF CASH FLOWS

                                               YEAR ENDED                  NINE MONTHS
                                              DECEMBER 31               ENDED SEPTEMBER 30
                                       --------------------------  ----------------------------
                                           1994          1995          1995           1996
                                       ------------  ------------  ------------  --------------
                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................  $    158,682  $    271,410  $    268,210  $      532,083
     Adjustments to reconcile net
       income to net cash provided by
       operating activities --
     Depreciation and amortization...       205,310       245,028       190,423         242,023
     Deferred income taxes...........       108,303        45,302        32,890        --
     Changes in operating assets and
       liabilities --
       (Increase) decrease in --
          Accounts receivables.......      (183,259)     (128,008)     (772,782)       (583,573)
          Inventories................      (129,922)       96,161        58,137          (5,756)
          Prepaid expenses and other
             current assets..........       (14,768)      (29,873)       30,511          33,694
          Costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............        29,530        25,892        28,577          18,615
          Other noncurrent assets....         2,606       (16,678)       (2,589)       --
       Increase (decrease) in --
          Accounts payable and
             accrued expenses........        86,294       150,027       161,430         373,482
          Unearned revenue on service
             contracts...............        60,469        70,214        44,661         140,661
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............        27,852       (45,918)      217,618         161,757
          Other noncurrent
             liabilities.............       --            --            --             --
                                       ------------  ------------  ------------  --------------
     Net cash provided by operating
       activities....................       351,097       683,557       257,086         912,986
                                       ------------  ------------  ------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions of property and
       equipment.....................      (318,444)     (334,950)     (224,668)       (783,078)
     Purchase of investment..........      (150,000)      --            --             --
     Proceeds from sale of
       investment....................       --            150,000       150,000        --
     Cash paid for acquisition, net
       of cash acquired..............       --            --            --             (297,496)
                                       ------------  ------------  ------------  --------------
          Net cash used in investing
             activities..............      (468,444)     (184,950)      (74,668)     (1,080,574)
                                       ------------  ------------  ------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings of long-term debt....       451,815       200,639       126,226       1,065,854
     Principal payments of long-term
       debt..........................      (183,134)     (261,552)     (199,865)       (258,375)
     (Advances) payments of
       receivable from shareholder
       and affiliates................        17,940        (7,945)      --               (7,622)
                                       ------------  ------------  ------------  --------------
          Net cash provided by (used
             in) financing
             activities..............       286,621       (68,858)      (73,639)        799,857
                                       ------------  ------------  ------------  --------------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS........................       169,274       429,749       108,779         632,269
CASH AND CASH EQUIVALENTS, beginning
  of period..........................       257,731       427,005       427,005         856,754
                                       ------------  ------------  ------------  --------------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $    427,005  $    856,754  $    535,784  $    1,489,023
                                       ============  ============  ============  ==============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $     56,585  $     86,097  $     54,290  $       99,632
     Income taxes....................  $     20,000  $    126,137  $      6,280  $      152,758

   The accompanying notes are an integral part of these financial statements.

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     DIAL ONE Meridian and Hoosier, Inc., (an Indiana corporation) (the Company), is primarily engaged in the installation and maintenance, repair and replacement of residential and commercial air conditioning and heating systems in Indianapolis and the surrounding areas.

     The Company and its shareholder intend to enter into a definitive agreement with American Residential Services, Inc. (ARS), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of ARS's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of ARS.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
  INTERIM FINANCIAL INFORMATION

     The interim financial statements for the nine months ended September 30, 1995 and 1996 are unaudited and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of parts and supplies for use in the ordinary course of business and are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

     Included in property and equipment are certain assets subject to capital leases. These assets are amortized using the straight-line method over the lesser of the life of the leases or the estimated useful life of the asset.

  REVENUE RECOGNITION

     The Company recognizes revenue when the services are performed except when work is being performed under a construction contract. Revenues on residential and commercial service and maintenance contracts are recorded and collected monthly.

     Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                  NOTES TO FINANCIAL STATEMENTS --(CONTINUED)

  WARRANTY COSTS

     The Company warrants labor for one or five years after installation on new air conditioning and heating units. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value was necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                      ESTIMATED            DECEMBER 31
                                     USEFUL LIVES   --------------------------
                                       IN YEARS         1994          1995
                                     ------------   ------------  ------------
Land and building..................       30        $    145,920  $    183,320
Leasehold improvements.............       10             191,823       212,461
Transportation equipment...........     3 - 4            827,628       950,262
Machinery and equipment............       7              162,243       165,367
Furniture and fixtures.............       5              280,527       369,956
Telephone equipment................     7 - 10            47,291       109,016
                                                    ------------  ------------
                                                       1,655,432     1,990,382
Less -- Accumulated depreciation
  and amortization.................                      826,116     1,071,144
                                                    ------------  ------------
      Property and equipment,
         net.......................                 $    829,316  $    919,238
                                                    ============  ============

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                  NOTES TO FINANCIAL STATEMENTS --(CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consist of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Balance at beginning of year.........  $   13,609  $   41,595
Additions charged to costs and
  expenses...........................      43,451      32,071
Deductions for uncollectible
  receivables written off............     (15,465)    (19,616)
                                       ----------  ----------
                                       $   41,595  $   54,050
                                       ==========  ==========

     Accounts payable and accrued expenses consist of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Accounts payable, trade..............  $  128,155  $  185,409
Accrued compensation and benefits....     228,886     254,393
Warranty accrual.....................      60,754      79,102
Other accrued expenses...............      70,402     119,320
                                       ----------  ----------
                                       $  488,197  $  638,224
                                       ==========  ==========

     Installation contracts in progress are as follows:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Costs incurred on contracts in
progress.............................  $  195,350  $  243,727
Estimated earnings, net of losses....      93,439      96,263
                                       ----------  ----------
                                          288,789     339,990
Less -- Billings to date.............     324,121     355,296
                                       ----------  ----------
                                       $  (35,332) $  (15,306)
                                       ==========  ==========

     The following are included in the accompanying balance sheets under the following captions:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Costs and estimated earnings in
  excess of billings on
  uncompleted contracts..............  $   42,717  $   16,825
Billings in excess of costs and
  estimated earnings on
  uncompleted contracts..............     (78,049)    (32,131)
                                       ----------  ----------
                                       $  (35,332) $  (15,306)
                                       ==========  ==========

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                  NOTES TO FINANCIAL STATEMENTS --(CONTINUED)

5.  LONG-TERM DEBT AND CAPITAL LEASES:

     Long-term debt and capital leases consists of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Note payable, due in monthly
  installments of $4,167 plus
  interest at prime plus 1.25% (9.75%
  at December 31, 1995) and secured
  by accounts receivable, inventory
  and equipment, matures November 30,
  1999...............................  $  245,837  $  195,833
Land contract, maturing in November
  2003, due in monthly installments
  of $1,456 including interest at 8%,
  collateralized with the related
  property deed held in escrow.......     111,123     102,238
Note payable, due in monthly
  installments of $2,500 plus
  interest at prime plus 1.25% and
  secured by accounts receivable,
  inventory and equipment, matures
  July 31, 1998......................     107,500      77,500
Capital leases, maturing from 1996 to
  2000, interest ranging from 8.94%
  to 10%, secured by transportation
  equipment..........................     403,057     420,536
Other................................       4,709      15,206
                                       ----------  ----------
                                          872,226     811,313
Less -- Current maturities...........     262,046     266,830
                                       ----------  ----------
                                       $  610,180  $  544,483
                                       ==========  ==========

     The Company has a $250,000 bank line of credit expiring July 31, 1996, with interest payable monthly at prime plus .75 percent. As of December 31, 1995, there were no borrowings on this agreement. In addition, the Company has a $100,000 bank lease line of credit expiring January 2, 2000, with interest at
8.94 percent payable monthly. As of December 31, 1995, borrowings on the lease line were $23,214 and are included in capital leases.

     The notes payable contain covenants which require the Company to maintain specified financial covenants. As of December 31, 1995, the Company was in compliance with these covenants.

     The aggregate maturities of long-term debt as of December 31, 1995, are as follows:

Year ending December 31 --
     1996............................  $   93,071
     1997............................      94,220
     1998............................      83,015
     1999............................      61,867
     2000............................      13,263
     Thereafter......................      45,341
                                       ----------
                                       $  390,777
                                       ==========

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                  NOTES TO FINANCIAL STATEMENTS --(CONTINUED)

     The future minimum lease payments under capital leases are as follows:

Year ending December 31 --
     1996............................  $  219,291
     1997............................     159,026
     1998............................      95,352
     1999............................      23,855
     2000............................      --
                                       ----------
          Total minimum lease
             payments................     497,524
Less -- Amounts representing
interest.............................     (76,988)
                                       ----------
          Net minimum lease
             payments................     420,536
Less -- Current portion of
  obligations under capital leases...     173,759
                                       ----------
          Long-term portion of
             obligations under
             capital leases..........  $  246,777
                                       ==========

     Management estimates that the fair value of its debt obligations approximates the historical value of $811,313 at December 31, 1995.

6.  LEASES:

     The Company leases a facility from its shareholder. The lease was renewed on January 1, 1995, and expires on December 31, 1999. The lease requires monthly payments of $7,500. The amount paid under this lease in 1994 and 1995 was approximately $76,000 and $90,000, respectively.

7.  INCOME TAX:

     Federal and state income taxes are as follows:

                                             YEAR ENDED
                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Federal --
     Current.........................  $   --      $   97,907
     Deferred........................      85,943      39,549
State --
     Current.........................       2,062      35,278
     Deferred........................      22,360       5,753
                                       ----------  ----------
                                       $  110,365  $  178,487
                                       ==========  ==========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income tax as follows:

Tax provision at the statutory
rate.................................  $   91,476  $  152,965
Increase (decrease) resulting from --
     State income taxes, net of
       related tax effect............      16,118      27,080
     Nondeductible expenses..........       3,080         321
     Other...........................        (309)     (1,879)
                                       ----------  ----------
                                       $  110,365  $  178,487
                                       ==========  ==========

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                  NOTES TO FINANCIAL STATEMENTS --(CONTINUED)

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Depreciation and amortization........  $    4,675  $   13,859
Accruals and reserves not deductible
  until paid.........................     (50,724)    (43,433)
Other................................     (27,652)      1,175
                                       ----------  ----------
          Total deferred income tax
             assets..................  $  (73,701) $  (28,399)
                                       ==========  ==========

     The net deferred tax assets and liabilities are comprised of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Deferred tax assets --
     Current.........................  $  (47,275) $  (41,708)
     Long-term.......................     (26,426)     --
                                       ----------  ----------
          Total......................     (73,701)    (41,708)
Deferred tax liabilities,
  long-term..........................      --          13,309
                                       ----------  ----------
          Net deferred income tax
             assets..................  $  (73,701) $  (28,399)
                                       ==========  ==========

8.  FRANCHISE AGREEMENTS:

     In October 1993, the Company renewed a four-year franchise agreement with DIAL ONE of Central Indiana, Inc. (DIAL ONE), a company wholly owned by the shareholder of the Company. The Company pays $15,000 annually plus a royalty fee of 3 percent of gross sales in excess of a predefined base. Total amounts incurred in 1994 and 1995 under this agreement were approximately $92,000 and $56,000, respectively.

     The Company pays the LINC Corporation for consulting services under a franchise agreement through its commercial division. Fees are based on a royalty fee on gross revenues with a minimum payment of $15,000 a year. In 1994 and 1995, the Company incurred approximately $58,000 and $61,000, respectively, under the terms of the agreement.

9.  EMPLOYEE BENEFIT PLANS:

     The Company has adopted a retirement plan which qualifies under Section 401(k) of the Internal Revenue Code. The plan provides for 50 percent matching contributions by the Company for the first $200 of each participant's contribution. The Company has the right to make additional discretionary contributions. Total contributions by the Company under this plan were approximately $64,000 and $86,000 for 1994 and 1995, respectively.

10.  RELATED-PARTY TRANSACTIONS:

     The Company is a DIAL ONE franchisee (see Note 8) under an agreement with DIAL ONE. The Company also shares certain costs with DIAL ONE for personnel and overhead, which are billed monthly to DIAL ONE, based on that company's pro rata share of those expenses. In 1995, the Company received $24,000 in rental income from DIAL ONE for space occupied in the building that the Company owns. At December 31, 1994 and 1995, the Company had a balance due from DIAL ONE of approximately $6,000 and $14,000, respectively.

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                  NOTES TO FINANCIAL STATEMENTS --(CONTINUED)

11.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

12.  SUBSEQUENT EVENT:

     Effective January 1, 1996, the Company acquired 100 percent of the outstanding shares of stock in Sagamore Heating & Cooling, Inc. (Sagamore) for $281,000. Consideration paid by the Company included $100,000 in cash and a $181,000 note payable to the former owner. The Company consolidated Sagamore effective as of the date of acquisition.

13. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In June 1996, the Company and its shareholder entered into a definitive agreement with ARS, providing for the acquisition of the Company by ARS. The acquisition of the Company by ARS was completed on September 27, 1996 concurrent with the initial public offering of ARS. Reference is made to Note 8 of American Residential Services, Inc. financial statements as of and for the periods ended December 31, 1995 and June 30, 1996 included elsewhere herein.

     Concurrent with the acquisition, the Company changed its name to Meridian & Hoosier Heating and Air Conditioning Company and entered into agreements with the shareholder to lease land and buildings used in the Company's operations for a negotiated amount and term.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ADCOT, Inc.:

     We have audited the accompanying balance sheets of ADCOT, Inc. (a Texas corporation), as of December 31, 1994 and 1995, and the related statements of operations, shareholder's deficit and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ADCOT, Inc., as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
May 24, 1996 (except with respect to
  the matter discussed in Note 4, as to
  which the date is June 5, 1996)

                                  ADCOT, INC.
                                 BALANCE SHEETS

                                               DECEMBER 31
                                       ----------------------------
                                            1994           1995
                                       --------------  ------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $      122,966  $    256,104
     Accounts receivable --
          Trade......................           3,132       --
          Shareholder and
             affiliates..............          10,476        11,968
          Other receivables..........        --             --
     Inventories.....................         416,332       411,892
     Prepaid expenses and other
       current assets................        --              23,607
                                       --------------  ------------
               Total current
                  assets.............         552,906       703,571
PROPERTY AND EQUIPMENT, net..........         294,820       299,757
OTHER NONCURRENT ASSETS..............        --                 999
NET ASSETS OF DISCONTINUED
  OPERATIONS.........................          34,065       123,494
                                       --------------  ------------
               Total assets..........  $      881,791  $  1,127,821
                                       ==============  ============

LIABILITIES AND SHAREHOLDER'S DEFICIT
CURRENT LIABILITIES:
     Current maturities of long-term
       debt..........................  $       15,692  $     77,263
     Accounts payable and accrued
       expenses......................         770,780       754,768
     Payable to shareholders and
       affiliates....................         266,297       241,008
     Unearned revenue on extended
       warranty contracts, current...         375,668       351,514
                                       --------------  ------------
               Total current
                  liabilities........       1,428,437     1,424,553
LONG-TERM DEBT, net of current
  maturities.........................        --              96,277
UNEARNED REVENUE ON EXTENDED WARRANTY
  CONTRACTS, noncurrent..............         637,614       579,307
OTHER LONG-TERM LIABILITIES..........          39,014       --
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S DEFICIT:
     Common stock, $1 par value;
       100,000 shares authorized,
       10,000 issued and
       outstanding...................          10,000        10,000
     Deficit.........................      (1,233,274)     (982,316)
                                       --------------  ------------
               Total shareholder's
                  deficit............      (1,223,274)     (972,316)
                                       --------------  ------------
               Total liabilities and
                  shareholder's
                  deficit............  $      881,791  $  1,127,821
                                       ==============  ============

   The accompanying notes are an integral part of these financial statements.

                                  ADCOT, INC.
                            STATEMENTS OF OPERATIONS

                                                                                    SIX MONTHS   FIVE MONTHS
                                                 YEAR ENDED DECEMBER 31               ENDED         ENDED
                                       ------------------------------------------    JUNE 30,      MAY 31,
                                            1993           1994          1995          1995          1996
                                       --------------  ------------  ------------  ------------  ------------
                                                                                          (UNAUDITED)
REVENUES.............................  $   10,899,840  $  8,675,616  $  8,707,403  $  3,982,983  $  3,445,084
COST OF SERVICES.....................       6,921,371     5,574,296     5,709,114     2,721,218     2,147,264
                                       --------------  ------------  ------------  ------------  ------------
     Gross profit....................       3,978,469     3,101,320     2,998,289     1,261,765     1,297,820
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES............       2,830,130     2,443,678     2,347,954     1,107,956       835,868
                                       --------------  ------------  ------------  ------------  ------------
     Income from operations..........       1,148,339       657,642       650,335       153,809       461,952
OTHER INCOME (EXPENSE):
     Interest expense................         (81,798)      (36,224)      (83,754)      (30,942)      (15,370)
     Other...........................           3,503        24,430        65,530        27,421        11,163
                                       --------------  ------------  ------------  ------------  ------------
INCOME FROM CONTINUING
  OPERATIONS BEFORE STATE INCOME
  TAXES..............................       1,070,044       645,848       632,111       150,288       457,745
PROVISION FOR STATE INCOME TAXES.....        --             --             43,165         6,824        20,598
                                       --------------  ------------  ------------  ------------  ------------
NET INCOME FROM
  CONTINUING OPERATIONS..                   1,070,044       645,848       588,946       143,464       437,147
LOSS FROM DISCONTINUED
  OPERATIONS, net of applicable state
  income taxes.......................      (1,452,024)     (141,923)     (114,900)      (91,999)     (245,187)
                                       --------------  ------------  ------------  ------------  ------------
NET INCOME (LOSS)....................  $     (381,980) $    503,925  $    474,046  $     51,465  $    191,960
                                       ==============  ============  ============  ============  ============

   The accompanying notes are an integral part of these financial statements.

                                  ADCOT, INC.
                      STATEMENTS OF SHAREHOLDER'S DEFICIT

                                           COMMON STOCK                             TOTAL
                                       --------------------                     SHAREHOLDER'S
                                        SHARES      AMOUNT       DEFICIT           DEFICIT
                                       ---------    -------   --------------    -------------
BALANCE, December 31, 1992...........     10,000    $10,000   $   (1,355,219)    $ (1,345,219)
     Net loss........................     --          --            (381,980)        (381,980)
                                       ---------    -------   --------------    -------------
BALANCE, December 31, 1993...........     10,000     10,000       (1,737,199)      (1,727,199)
     Net income......................     --          --             503,925          503,925
                                       ---------    -------   --------------    -------------
BALANCE, December 31, 1994...........     10,000     10,000       (1,233,274)      (1,223,274)
     Dividends.......................     --          --            (223,088)        (223,088)
     Net income......................     --          --             474,046          474,046
                                       ---------    -------   --------------    -------------
BALANCE, December 31, 1995...........     10,000    $10,000   $     (982,316)    $   (972,316)
                                       =========    =======   ==============    =============

   The accompanying notes are an integral part of these financial statements.

                                  ADCOT, INC.
                            STATEMENTS OF CASH FLOWS

                                                                               SIX MONTHS     FIVE MONTHS
                                              YEAR ENDED DECEMBER 31              ENDED          ENDED
                                       ------------------------------------     JUNE 30,        MAY 31,
                                           1993         1994        1995          1995            1996
                                       ------------  ----------  ----------    -----------    ------------
                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $   (381,980) $  503,925  $  474,046     $  51,465      $  191,960
  Adjustments to reconcile net income
    (loss) to net cash provided by
    (used in) operating activities --
    Depreciation and amortization....       307,552     271,420     261,704       123,587         184,644
    Gain on sale of property and
      equipment......................       --          (18,251)    (19,519)      (19,518)        --
    Write-off of property and
      equipment......................       --           --          26,118        --             --
    Changes in operating assets and
      liabilities --
      (Increase) decrease in --
      Accounts receivable............       104,276      (6,318)      1,640         2,459        (110,851)
      Inventories....................       154,349     225,814       4,440      (109,517)        (59,220)
      Prepaid expenses and other
         current assets..............      (114,200)    127,891     (23,607)      (23,185)        (26,337)
      Other noncurrent assets........        (9,068)     10,369        (999)       --                 999
    Increase (decrease) in --
      Accounts payable and accrued
         expenses....................       691,700    (786,089)    (16,012)       76,767         570,418
      Unearned revenue on extended
         warranty contracts..........         3,661      (8,288)    (82,461)      (41,229)              3
                                       ------------  ----------  ----------    -----------    ------------
         Net cash provided by
           operating activities......       756,290     320,473     625,350        60,829         751,616
                                       ------------  ----------  ----------    -----------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
    equipment........................       --           19,503      21,188        21,188         --
  Additions to property and
    equipment........................       (16,478)    (49,403)   (294,428)     (185,554)       (349,988)
  Cash provided by (used in)
    discontinued operations..........    (1,116,116)    188,714     (89,429)      252,196        (218,054)
                                       ------------  ----------  ----------    -----------    ------------
         Net cash provided by (used
           in) investing
           activities................    (1,132,594)    158,814    (362,669)       87,830        (568,042)
                                       ------------  ----------  ----------    -----------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in payable to
    shareholder and
    affiliates.......................       580,431    (314,134)    (25,289)     (155,000)       (229,040)
  Borrowings of long-term debt.......        63,750      --         214,553       143,618         249,110
  Principal payments of long-term
    debt.............................       (93,260)   (106,035)    (56,705)      (30,208)        (62,288)
  Increase (decrease) in other
    long-term liabilities............      (173,024)     39,014     (39,014)      (29,625)        --
  Dividends..........................       --           --        (223,088)     (178,088)       (303,001)
                                       ------------  ----------  ----------    -----------    ------------
         Net cash provided by (used
           in) financing
           activities................       377,897    (381,155)   (129,543)     (249,303)       (345,219)
                                       ------------  ----------  ----------    -----------    ------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................         1,593      98,132     133,138      (100,644)       (161,645)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        23,241      24,834     122,966       122,966         256,104
                                       ------------  ----------  ----------    -----------    ------------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $     24,834  $  122,966  $  256,104     $  22,322      $   94,459
                                       ============  ==========  ==========    ===========    ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
    Interest.........................  $    109,064  $   79,658  $  111,536     $  32,468      $   15,370

   The accompanying notes are an integral part of these financial statements.

                                  ADCOT, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     ADCOT, Inc. (a Texas corporation) (the Company) (d.b.a. A-ABC Appliance), is primarily engaged in the sales of consumer appliances and the service-related activities of plumbing, air conditioning, appliance and electrical repair and other home improvement services in Houston and the surrounding areas.

     In April 1996, the Company and its shareholder entered into a stock purchase agreement with Service Enterprises, Inc. (SEI) to sell all of its outstanding common stock for $2,000,000 to SEI.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements for the six months ended June 30, 1995 and the five months ended May 31, 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of appliances and service-related parts and supplies held for use in the ordinary course of business and are valued at the lower of cost or market using the weighted-average cost method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholder reports his share of the Company's taxable earnings or losses in his personal tax return.

     The Company is subject to Texas franchise tax which is an income-based tax. Accordingly, the Company has recorded a provision for this tax in the accompanying statement of operations for 1995. No provision for franchise taxes was recorded in the 1993 or 1994 statement of operations as the Company's franchise tax was offset by a business loss carryover.

  REVENUE RECOGNITION

     The Company recognizes service revenue and parts sales revenue when a product is delivered or the services are performed. Revenues from sales of extended warranties are recognized over the life of the contract on a straight-line basis.

                                  ADCOT, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENTS

     Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value was necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                             DECEMBER 31
                                       USEFUL LIVES   --------------------------
                                         IN YEARS         1994          1995
                                       ------------   ------------  ------------
Leasehold improvements...............     5 - 15      $    221,120  $    256,245
Transportation equipment.............       5              815,190       849,183
Computer and telephone equipment.....     5 - 7            351,383       --
Furniture and fixtures...............     5 - 7          1,053,293     1,109,215
                                                      ------------  ------------
                                                         2,440,986     2,214,643
Less -- Accumulated depreciation and
  amortization.......................                    2,146,166     1,914,886
                                                      ------------  ------------
          Property and equipment,
             net.....................                 $    294,820  $    299,757
                                                      ============  ============

4.  DISCONTINUED OPERATIONS:

     Subsequent to the purchase of the Company by SEI, the board of directors of SEI's parent company (Enterprises Holding Company) approved the disposition of the Company's retail appliance sales division. The allocation of purchase price to the fair market value of the net assets of the Company acquired by SEI will be based on preliminary estimates of fair value and may be revised when additional information concerning asset and liability valuations is obtained. Accordingly, any gain or loss on the sale of the appliance sales division will be considered an adjustment of purchase price.

     The net losses of these operations prior to April 1, 1996, are included in the statements of operations under discontinued operations. Revenues, cost of sales, selling, general and administrative expenses, other income and expense, and income taxes for fiscal years 1993, 1994 and 1995 exclude amounts associated with the discontinued division. Revenues from such operations were approximately $12,185,000, $12,101,000 and $11,915,000 for the years ended December 31, 1993,
1994 and 1995, respectively. Certain expenses have been allocated to discontinued operations, which were allocated based upon estimated divisional usage. All assets of the operations are expected to be sold in 1996.

                                  ADCOT, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The components of net assets of discontinued operations included in the balance sheets are as follows:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Net working capital (deficit)........  $  (64,208) $   55,667
Property and equipment, net..........      98,273      99,919
Other liabilities....................      --         (32,092)
                                       ----------  ----------
                                       $   34,065  $  123,494
                                       ==========  ==========

5.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts payable and accrued expenses consist of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Accounts payable, trade..............  $  488,819  $  495,031
Accrued compensation and benefits....      93,193      87,725
Accrued taxes, other than income.....     147,066     101,383
Other accrued expenses...............      41,702      70,629
                                       ----------  ----------
                                       $  770,780  $  754,768
                                       ==========  ==========

6.  INVENTORY FLOOR PLAN LIABILITY:

     The Company maintains certain inventories on a floor plan financing method with General Electric Capital Corporation (GECC) in connection with its discontinued retail appliance sales division. The terms of the floor plan allow an interest-free period of 90 days after purchase followed by interest accruing at a rate of prime plus 2.5 percent on the remaining unpaid balance. Payment is due as the inventory is sold.

     The Company also has floor plan financing available from three other companies with similar terms. However, the Company does not utilize these, and had no balances outstanding at December 31, 1994 and 1995.

     The inventory floor plan facilities are personally guaranteed by the sole shareholder and/or an officer of the Company.

7.  LONG-TERM DEBT:

     Long-term debt consists of the installment notes payable for transportation equipment. The debt is secured by the related transportation equipment. The terms of the notes are 36 months with monthly payments of principal and interest of approximately $9,000. The notes bear interest at rates ranging from 8.25 percent to 11 percent.

     The aggregate maturities of long-term debt as of December 31, 1995, are as follows:

Year ending December 31 --
     1996............................  $   77,263
     1997............................      67,241
     1998............................      29,036
                                       ----------
                                       $  173,540
                                       ==========

     Management estimates that the fair value of its debt obligations approximates the historical value of $173,540 at December 31, 1995.

                                  ADCOT, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

8.  LEASES:

  OPERATING LEASES

     The Company leases certain facilities from its sole shareholder and his affiliates. The leases expire from 1997 through 2010. The rent paid under these related-party leases was approximately $316,000, $305,000 and $370,000 in 1993, 1994 and 1995, respectively.

     Other nonrelated-party leases for retail facilities expire in 1997. The rent paid under nonrelated-party leases was approximately $198,000, $183,000 and $162,000 in 1993, 1994 and 1995, respectively.

     The lease terms generally range from five to 15 years. The leases generally provide for the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The leases on most of the properties contain renewal provisions.

     Future minimum lease payments for operating leases are as follows:

Year ending December 31 --
     1996............................  $    558,140
     1997............................       430,034
     1998............................       330,288
     1999............................       292,848
     2000............................       240,432
     Thereafter......................       725,820
                                       ------------
                                       $  2,577,562
                                       ============

9.  RELATED-PARTY TRANSACTIONS:

     The Company has payables to its sole shareholder and certain other related parties in the amounts of $266,297 and $241,008 at December 31, 1994 and 1995, respectively. Interest accrues on these payables at 8 percent per annum.

10.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

11. EVENT SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     On May 28, 1996, Service Enterprises, Inc. ("SEI"), a subsidiary of Enterprises Holding Company ("EHC") purchased all of the outstanding common stock of ADCOT for $2,000,000.

     The acquisition of the EHC by ARS was completed on September 27, 1996 concurrent with the initial public offering of ARS. Reference is made to Note 8 of American Residential Services, Inc. financial statements as of and for the periods ended December 31, 1995 and June 30, 1996 included elsewhere herein.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Metro Heating and Air Conditioning, Inc.:

     We have audited the accompanying balance sheet of Metro Heating and Air Conditioning, Inc. (a North Carolina corporation), as of December 31, 1995, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metro Heating and Air Conditioning, Inc., as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
December 6, 1996

                    METRO HEATING AND AIR CONDITIONING, INC.
                                 BALANCE SHEETS

                                           DECEMBER 31,      SEPTEMBER 30,
                                               1995              1996
                                           ------------      -------------
                                                              (UNAUDITED)

                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............    $1,338,654        $   890,726
  Accounts receivable --
     Trade, net of allowance of
       $45,000..........................     1,781,532          2,564,979
     Other receivables..................       135,686             81,211
  Inventories...........................     1,492,548          1,887,274
  Prepaid expenses and other current
     assets.............................        27,236            --
  Costs and estimated earnings in excess
     of billings on uncompleted
     contracts..........................       311,901             63,516
                                           ------------      -------------
          Total current assets..........     5,087,557          5,487,706
PROPERTY AND EQUIPMENT, net.............     1,828,966          2,512,259
OTHER NONCURRENT ASSETS.................         1,089              2,000
                                           ------------      -------------
          Total assets..................    $6,917,612        $ 8,001,965
                                           ============      =============

  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term debt.......................    $  --             $ 1,000,000
  Accounts payable and accrued
     expenses...........................     1,623,495          1,589,943
  Payable to shareholders...............       652,636            209,465
  Unearned revenue on service
     contracts..........................       277,190            316,500
  Billings in excess of costs and
     estimated earnings on uncompleted
     contracts..........................       225,991             24,708
                                           ------------      -------------
          Total current liabilities.....     2,779,312          3,140,616
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, $1 par value, 100,000
     shares authorized, 6,000 shares
     issued and outstanding.............         6,000              6,000
  Retained earnings.....................     4,132,300          4,855,349
                                           ------------      -------------
          Total shareholders' equity....     4,138,300          4,861,349
                                           ------------      -------------
          Total liabilities and
             shareholders' equity.......    $6,917,612        $ 8,001,965
                                           ============      =============

   The accompanying notes are an integral part of these financial statements.

                    METRO HEATING AND AIR CONDITIONING, INC.
                            STATEMENTS OF OPERATIONS

                                                                NINE MONTHS ENDED
                                            YEAR ENDED             SEPTEMBER 30
                                           DECEMBER 31,   ------------------------------
                                               1995            1995            1996
                                          --------------  --------------  --------------
                                                                   (UNAUDITED)
REVENUES................................  $   20,549,846  $   14,893,513  $   19,383,471
COST OF SERVICES........................      14,367,437      10,524,811      13,894,337
                                          --------------  --------------  --------------
     Gross profit.......................       6,182,409       4,368,702       5,489,134
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................       4,084,813       2,896,523       3,888,374
                                          --------------  --------------  --------------
     Income from operations.............       2,097,596       1,472,179       1,600,760
OTHER INCOME (EXPENSE):
     Interest income....................          12,486           4,574           8,992
     Interest expense...................         (34,829)        (34,196)        (70,256)
     Other..............................           3,849          (1,538)          6,481
                                          --------------  --------------  --------------
NET INCOME..............................  $    2,079,102  $    1,441,019  $    1,545,977
                                          ==============  ==============  ==============

   The accompanying notes are an integral part of these financial statements.

                    METRO HEATING AND AIR CONDITIONING, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                             COMMON STOCK                         TOTAL
                                           ----------------     RETAINED      SHAREHOLDERS'
                                           SHARES    AMOUNT     EARNINGS         EQUITY
                                           ------    ------    -----------    -------------
BALANCE, December 31, 1994..............    6,000    $6,000    $ 3,089,128     $  3,095,128
     Dividends..........................     --        --       (1,035,930)      (1,035,930)
     Net income.........................     --        --        2,079,102        2,079,102
                                           ------    ------    -----------    -------------
BALANCE, December 31, 1995..............    6,000     6,000      4,132,300        4,138,300
     Dividends (unaudited)..............     --        --         (822,928)        (822,928)
     Net income (unaudited).............     --        --        1,545,977        1,545,977
                                           ------    ------    -----------    -------------
BALANCE, September 30, 1996
  (unaudited)...........................    6,000    $6,000    $ 4,855,349     $  4,861,349
                                           ======    ======    ===========    =============

   The accompanying notes are an integral part of these financial statements.

                    METRO HEATING AND AIR CONDITIONING, INC.
                            STATEMENTS OF CASH FLOWS

                                                            NINE MONTHS ENDED
                                         YEAR ENDED            SEPTEMBER 30
                                        DECEMBER 31,    --------------------------
                                            1995            1995          1996
                                        -------------   ------------  ------------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................    $ 2,079,102    $  1,441,019  $  1,545,977
     Adjustments to reconcile net
       income to net cash provided by
       operating activities --
          Depreciation and
             amortization............        512,107         306,118       470,118
          (Gain)/loss on sale of
             property and
             equipment...............         (1,284)          3,790       --
          Changes in operating assets
             and liabilities --
             (Increase) decrease
             in --
               Accounts receivable...       (222,078)        (81,910)     (728,972)
               Inventories...........        (42,371)          9,295      (394,726)
               Prepaid expenses and
                  other current
                  assets.............          1,423          13,063        27,236
               Costs and estimated
                  earnings in excess
                  of billings on
                  uncompleted
                  contracts..........       (192,806)         75,695       248,385
               Other noncurrent
                  assets.............         40,640          40,640          (911)
             Increase (decrease)
               in --
               Accounts payable and
                  accrued expenses...        525,716          47,317       (33,552)
               Unearned revenue on
                  service
                  contracts..........         67,275          51,929        39,310
               Billings in excess of
                  costs and estimated
                  earnings on
                  uncompleted
                  contracts..........         14,351        (211,640)     (201,283)
                                        -------------   ------------  ------------
                  Net cash provided
                     by operating
                     activities......      2,781,075       1,695,316       971,582
                                        -------------   ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of property
       and equipment.................          5,625           2,775       --
     Additions of property and
       equipment.....................       (850,274)       (573,629)     (946,530)
     Cash paid for acquisition.......        --              --           (206,881)
                                        -------------   ------------  ------------
                  Net cash used in
                     investing
                     activities......       (844,649)       (570,854)   (1,153,411)
                                        -------------   ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings of short-term debt...        350,000         350,000     1,000,000
     Repayments of short-term debt...       (350,000)       (350,000)      --
     Increase (decrease) in payable
       to shareholders...............       (276,520)       (810,000)     (443,171)
     Dividends.......................     (1,035,930)       (541,296)     (822,928)
                                        -------------   ------------  ------------
                  Net cash used in
                     financing
                     activities......     (1,312,450)     (1,351,296)     (266,099)
                                        -------------   ------------  ------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        624,976        (226,834)     (447,928)
CASH AND CASH EQUIVALENTS, beginning
  of
  period.............................        713,678         713,678     1,338,654
                                        -------------   ------------  ------------
CASH AND CASH EQUIVALENTS, end of
  period.............................    $ 1,338,654    $    486,844  $    890,726
                                        =============   ============  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for --
          Interest...................    $    34,822    $     34,190  $     26,011

   The accompanying notes are an integral part of these financial statements.

                    METRO HEATING AND AIR CONDITIONING, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Metro Heating and Air Conditioning, Inc. (the Company), is primarily engaged in the installation and maintenance, repair and replacement of air conditioning and heating systems in new and preexisting residential and commercial buildings in North Carolina.

     The Company and its shareholders intend to enter into a definitive agreement with American Residential Services, Inc. (ARS), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of ARS's common stock.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    INTERIM FINANCIAL INFORMATION

     The interim financial statements as of September 30, 1996, and for the nine months ended September 30, 1995 and 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of duct materials, air conditioning and heating equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  REVENUE RECOGNITION

     The Company recognizes revenue when the services are performed except when work is being performed under a construction contract. Revenues from the sale of residential and commercial service and maintenance contracts are recognized over the life of the contract on a straight-line basis.

     Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

  WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for twelve months after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

                    METRO HEATING AND AIR CONDITIONING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Company's taxable earnings or losses in their personal tax returns.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 121, "Accounting for the Impairment of
Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value was necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                            ESTIMATED
                                           USEFUL LIVES      DECEMBER 31,
                                             IN YEARS            1995
                                           ------------      ------------
Transportation equipment................          5          $ 12,198,404
Machinery and equipment.................        5-7               273,555
Computer and telephone equipment........          5               416,804
Leasehold improvements..................       7-10               942,468
Furniture and fixtures..................        5-7               707,987
                                                             ------------
                                                                4,539,218
Less -- Accumulated depreciation and
  amortization..........................                       (2,710,252)
                                                             ------------
     Property and equipment, net........                     $  1,828,966
                                                             ============

                    METRO HEATING AND AIR CONDITIONING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consists of the following:

                                        DECEMBER 31,
                                            1995
                                        ------------
Balance at beginning of year.........     $ 30,000
Additions charged to costs and
  expenses...........................       26,350
Deductions for uncollectible
  receivables written off............      (11,350)
                                        ------------
                                          $ 45,000
                                        ============

     Accounts payable and accrued expenses consist of the following:

                                           DECEMBER 31,
                                               1995
                                           ------------
Accounts payable, trade.................    $  846,157
Accrued profit-sharing contribution.....       375,437
Accrued compensation and benefits.......       262,901
Accrued warranty expense................       139,000
                                           ------------
                                            $1,623,495
                                           ============

     Installation contracts in progress are as follows:

                                           DECEMBER 31,
                                               1995
                                           ------------
Costs incurred on contracts in
  progress..............................    $  565,148
Estimated earnings, net of losses.......       557,681
                                           ------------
                                             1,122,829
Less -- Billings to date................       896,838
                                           ------------
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts.............................    $  225,991
                                           ============

     The following are included in the accompanying balance sheet under the following captions:

                                           DECEMBER 31,
                                               1995
                                           ------------
Costs and estimated earnings in excess
  of billings on uncompleted
  contracts.............................    $  311,901
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts.............................      (225,991)
                                           ------------
                                            $   85,910
                                           ============

5.  SHORT-TERM DEBT:

     The Company has a $1,000,000 line of credit with a bank. The line of credit bears interest at the prime rate (8.5 percent at December 31, 1995) per annum. There was no balance outstanding under this line of credit at December 31, 1995. In January 1996, the line of credit was increased to $1,500,000 and the maturity was extended from May 1996 to April 30, 1997.

                    METRO HEATING AND AIR CONDITIONING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  LEASES:

     The Company leases two facilities and a parking lot from the owners of the Company. The lease for the two facilities expires in 2004, and the lease for the parking lot expires in 2006 and provides for rents increasing at 2 percent per year. The rent paid under these related-party leases was approximately $192,000 for the year ended December 31, 1995. The leases provide for the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The leases contain renewal provisions.

     Future minimum lease payments for operating leases are as follows:

Year ending December 31 --
     1996...............................  $    197,000
     1997...............................       201,000
     1998...............................       205,000
     1999...............................       209,000
     2000...............................       214,000
     Thereafter.........................       926,000
                                          ------------
                                          $  1,952,000
                                          ============

7.  RELATED-PARTY TRANSACTIONS:

     Two of the shareholders loan funds to the Company as needed. The loans are payable on demand and bear interest at 5.25 percent. The amount payable to the shareholders is $652,636 at December 31, 1995. Interest of approximately $27,000 was incurred during the year ended December 31, 1995, related to these loans.

8.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

9.  PROFIT-SHARING PLAN:

     In January 1982, the Company established a defined contribution 401(k) profit-sharing plan for employees meeting certain employment requirements. In January 1983, the plan was amended to include a 401(k) component. Eligible employees may contribute up to the lesser of 15 percent of their annual compensation or the maximum amount permitted under IRS regulations to their 401(k) account. The plan provides for an annual contribution made by the Company, as determined by the board of directors. The Company's contribution was approximately $375,000 for the year ended December 31, 1995.

                    METRO HEATING AND AIR CONDITIONING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

10.  SUBSEQUENT EVENTS:

     Effective February 29, 1996, Metro entered into an asset purchase agreement with Tillman Heating and Air Conditioning Company (THAC) of Durham, North Carolina for approximately $590,000, consisting of cash and assumption of certain liabilities. In conjunction with the purchase, the Company entered into a lease with a related party for the business premises of THAC.

     Concurrent with the acquisition, ARS will enter into agreements with the former shareholders to lease land and buildings used in ARS' operations for a negotiated amount and term.

11. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     On December 11, 1996, ARS acquired the Company.

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     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY STATE TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

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                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary...................      3
Risk Factors.........................      6
The Company..........................      9
Price Range of Common Stock..........     10
Dividend Policy......................     10
Capitalization.......................     11
Selected Financial Information.......     12
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................     14
Business.............................     26
Management...........................     36
Certain Transactions.................     42
Security Ownership of Certain
  Beneficial Owners and Management...     44
Shares Eligible for Future Sale......     45
Description of Capital Stock.........     46
Plan of Distribution.................     51
Legal Matters........................     51
Experts..............................     51
Additional Information...............     51
Index to Financial Statements........    F-1


                                5,000,000 SHARES

                                 [LOGO -- ARS]

                              AMERICAN RESIDENTIAL
                                 SERVICES, INC.

                                  COMMON STOCK

                                  ------------
                                   PROSPECTUS
                                JANUARY 6, 1997
                                  ------------

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